Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN

OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE,

HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION.

ORIGINAL

WIRELESS INTERNET SERVICE AGREEMENT

This WIRELESS INTERNET SERVICE AGREEMENT (“Agreement”) is effective as of October 6, 2003 (“Effective Date”), between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS (“Sprint”) and Idetic, Inc., a Delaware corporation (“Service Provider”). The parties desire to provide Service Provider Services as part of the Sprint Services.

1.	DEFINITIONS

“3G Handset” means a Handset that is compliant with the CDMA 2000 standard as implemented by Sprint, or any successor standard as implemented by Sprint.

“Handset” means the digital electronic equipment meeting the requirements of and authorized by Sprint for Users to access any of the various Sprint Services.

“Security Standards” means commercially reasonable security features in all material hardware and software systems and platforms that Service Provider uses to access Sprint’s Confidential Information (as defined in section 5.1).

“Service Provider Data” means all information collected or developed by Service Provider regarding its customers who are Users or derived specifically from a User’s use of the Service Provider Services or otherwise provided directly to Service Provider by Users.

“Service Provider Services” means the set of features, functionality, data, graphics, sounds, text and other information, material or other content in electronic form provided by Service Provider to Users via transmission by Sprint, including any Enhancements, Service Provider Premium Services, and Other Services.

“Sprint Affiliate” means: (a) any entity in which Sprint holds at least a 20% equity interest; (b) any entity controlling, controlled by or under common control with Sprint, directly or indirectly by or through one or more intermediaries; (c) any entity that is authorized to sell wireless communications products or services utilizing the Sprint Wireless Network under the “Sprint” brand name or any other brand name(s) subsequently primarily used by Sprint to market its wireless communications products or services; or (d) any entity to which Sprint is required by law or contract to provide wireless communications products or services involving the Service Provider Services.

“Sprint Data” means all information collected or developed by Sprint regarding its customers who are Users under this Agreement or derived specifically from a User’s use of the Sprint Services or the Sprint Wireless Network, including, but not limited to, the Mobile Identification Number (MIN) issued by Sprint to a User, the Electronic Serial Number (ESN) associated with a Handset, the Network Access Identifier (NAI), any location-based information, network presence, and any customer information described in the FCC definition of “Customer Proprietary Network Information” as set forth in 47 USC 222(h)(1).

“Sprint Services” means the wireless data services provided by Sprint, on behalf of itself or the Sprint Affiliates or both, utilizing radio frequencies assigned by regulatory agencies.

“Sprint Wireless Network” means any and all telecommunications systems built, owned or operated by Sprint or any of the Sprint Affiliates.

“User” means any individual who uses any of the Sprint Services.

2.	SERVICES

2.1 Scope of Services. This Agreement is for the provision of Service Provider Services to Users with Handsets via transmission by Sprint across the Sprint Wireless Network. Service Provider may make changes, modifications, updates and enhancements (each an “Enhancement”) to the Service Provider Services if: (a) the Enhancement complies with all requirements in this Agreement; and (b) the Service Provider Services continue to include the Minimum Applications described below. The Service Provider Services for 3G Handsets will be provided in XHTML Basic, XHTML Mobile Profile or J2ME programming language. The Service Provider Services for non-3G Handsets will be provided in WML 1.1 (or higher) or HDML 3.0 (or higher) mark-up language (including HTML format optimized for wireless hand-held devices). The Service Provider Services developed for 3G Handsets may not be compatible with non-3G Handsets. The Service Provider Services will also include, at a minimum, the following applications (“Minimum Applications”):

For 3G Handsets:

Live and on-demand streaming video service see attached Exhibit B for more detail on product and channel offerings. (this will still need to be defined as we get closer and add the content, etc.)

2.2 Placement. Sprint will place a link to the Service Provider Services within an appropriate portion of the Sprint Services during the Initial Term of this Agreement. Actual placement of this link will be in Sprint’s sole discretion and may differ between 3G Handsets and non-3G Handsets. The link may be moved or repositioned at any time in Sprint’s sole discretion, and may be otherwise moved or removed by Users as part of any personalization functionality. In addition to placement of the link as set forth above, Service Provider grants Sprint the right, in accordance with the terms of this Agreement, to include the Service Provider Services on other services provided, or supported; by Sprint under the Sprint brand name or under a third party brand name, including services provided by Sprint, Sprint Affiliates, or other third parties (e.g. Sprint’s private label customers) that are authorized by Sprint to sell digital wireless communication services, and to allow Sprint Affiliates offering services to Users to bill on behalf of Service Provider for Premium Services.

2.3 Technical Requirements. Sprint will register Service Provider on Sprint’s content manager website for account registration purposes. Service Provider will give Sprint the opportunity, and allow Sprint adequate lead-time, to test, verify and approve any Enhancements to the Service Provider Services prior to their launch. Sprint will provide technical documentation to Service Provider to support the design and style of the Service Provider Services, and Service Provider will adhere to the technical documentation.

2.4 User Support. Sprint reserves the right to establish terms with Users for use of the Sprint Services, which may include terms for the use of Premium Services. Sprint will be responsible for all User support relating to the Sprint Services and the Sprint Wireless Network. Service Provider will be responsible for all User support issues relating to Service Provider Services except for any modifications made by Sprint under Section 6.1 of this Agreement. Service Provider will appropriately refer all User questions and inquiries regarding Sprint or the Sprint Services to Sprint’s Customer Solutions unit. The parties will reasonably cooperate with each other to provide necessary User support services. Service Provider’s toll free phone number, email address, or Internet URL (that links directly to a help desk location) for User referrals is as follows: [*].

2.5 User Complaints. Sprint has a regulatory obligation to track and respond to certain User complaints. Service Provider agrees to cooperate with Sprint to resolve these complaints. Sprint reserves the right to suspend Service Provider’s ability to provide Premium Services if: (a) for any two out of three consecutive months, the number of complaints Sprint receives regarding charges for Premium Services exceeds 5% of all the complaints Sprint receives related to charges for all services with billing on behalf of functionality provided by Sprint; or (b) Sprint reasonably believes unauthorized charges for Premium Services are being presented to it by Service Provider. Sprint will allow Service Provider to resume providing Premium Services if Sprint determines that the problems underlying the complaints or unauthorized charges have been resolved. In addition, the parties will comply with any other existing or future regulatory obligations that apply to this Agreement or the relationship between the parties.

2.6 Representatives. Each party will designate a representative who will serve as that party’s single point of contact with the other party for purposes of supervising and managing performance of the respective parties’ obligations under this Agreement (the “Representative”). All technical, marketing or other business issues will be communicated to the other party’s Representative, and each party’s Representative will be authorized to respond on its behalf with respect to those issues. The Representatives will hold conference calls on a mutually agreeable basis, and may contact each other on an as-needed basis.

2.7 Content Standards. Before the Service Provider Services are launched, Service Provider and Sprint will mutually agree on each individual content channel included in the Service Provider Services and list it on Exhibit B of this Agreement. Thereafter, any additional mutually agreed upon content channel will be added to Exhibit B of this Agreement without the need for a formal amendment hereof. As part of the approval process, the parties will mutually make an initial determination of whether each such content channel is appropriate under the content standards defined below. If a content provider changes its programming standard from what was previously agreed to by Sprint and Service Provider such that it violated the content standards (i.e. it changes programming and starts including TV MA programming where previously it had only provided TV14), it will be treated in the same manner as other content standards violations set forth below. .Materials that are included in the Service Provider Services will not: (a) facilitate or promote illegal activity, or contain content that is illegal; (b) contain content that is defamatory, obscene, distasteful, racially or ethnically offensive, harassing, or that is discriminatory based upon race, gender, color, creed, age, sexual orientation, or disability; (c) contain sexually suggestive or explicit content; (d) infringe upon or violate any right of any third party; or (e) disparage, defame, or discredit Sprint or any Sprint Affiliate, or contain content that is derogatory, detrimental, or reflects unfavorably on the name or business reputation of Sprint or any Sprint Affiliate. Subsections (a) through (e) above are collectively referred to as the “Content Standards.” If at any time Sprint determines in its sole discretion that Service Provider has violated any of the Content Standards, Sprint may temporarily suspend the Service Provider Services. Sprint will notify Service Provider of the suspension in writing or via e-mail and Service Provider must cure the violation within 5 business days (the “Cure Period”) after this notification by removing the portion of the Service Provider Services that violates the Content Standards. If Service Provider reasonably disputes Sprint’s determination of a Content Standards violation, the parties will confer in good faith and attempt to resolve the dispute during the Cure Period, but in all cases Sprint will make the final determination. Sprint may continue the suspension of the Service Provider Services during the Cure Period. If Service Provider fails to cure the Content Standards violation within the Cure Period, Sprint may, without further notice, immediately terminate is Agreement. Service Provider may in its

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discretion remove any particular content channel from Service Provider Services at any time and replace it with one or more content channels of equal or greater value with 30 days notice to Sprint prior to the content channel replacement.

Service Provider will promptly notify Sprint if it: (a) receives a complaint from a User that involves any of the prohibitions in the Content Standards; or (b) otherwise becomes aware of an alleged Content Standards violation. Sprint also reserves the right to review content channels before they are included as part of Service Provider Services to determine if they violate the Content Standards. If during this review Sprint determines in its sole discretion that any materials violate any of the Content Standards, Sprint will notify Service Provider and Service Provider will remove the violating materials before the Service Provider Services will be transmitted to Users. Service Provider will not, and will not assist any third party to, make fraudulent charges for Service Provider Services, mislead Users concerning Service Provider Services, or misrepresent the nature of Service Provider Services to Users. Sprint reserves the right to suspend Service Provider Services if Sprint determines, in its sole discretion, that any Service Provider Services are fraudulent, misleading to Users, or being misrepresented to Users.

2.8 No Advertising. Service Provider will insure that the commercial replacement of industry blacks are filled in with advertising that meets federal, state and industry broadcast specifications. If original (non-advertising) programming is available to be displayed, Service Provider agrees to not program over it with additional advertising.

2.9 Temporary Suspension of Service Provider Services. Sprint may temporarily suspend the Service Provider Services, as Sprint deems necessary in the normal management and operation of the Sprint Wireless Network. If Sprint temporarily suspends under this Section 2.9, it will insert a ‘card’ notifying Users of the Service Provider Services that the Service Provider Services are temporarily unavailable. This card will be removed when the suspension ends.

2.10 Target Data Rate. Service Provider Services will initially be provided by Service Provider at an 18kpbs average data rate, which is to be adjusted on a mutually agreeable basis to insure product quality and usability (i.e. music channels, etc). User feedback required at 3 (three) minute intervals or the program will automatically terminate to prevent excessive usage. This User feedback mechanism may be adjusted by mutual agreement between the parties.

3.	PAYMENT AND FEES

3.1. No Charge for Services. The Service Provider Services, including all Enhancements, are provided to Sprint at no charge. Each party will be individually responsible for any expenses it incurs in developing, producing, maintaining, and transmitting its respective services.

3.2. Premium Services. Sprint will offer a billing on behalf of functionality to Service Provider that will allow Sprint to invoice Users for the use of certain Sprint-approved services (such as those provided by Service Provider) that Sprint offers to Users as part of Sprint’s catalog of wireless applications, games, ringers, screen savers and other similar services (“Premium Services”). Sprint is not obligated to include all applications proposed by Service Provider as part of the Premium Services. In addition, upon 90 days prior written notice to Service Provider, Sprint reserves the right in its sole discretion to cease providing Premium Services to Users; provided, that Service Provider may then terminate this Agreement upon written notice to Sprint.

A. General. Premium Services will only be available for data-capable 3G Handsets. In addition, Premium Services will not be provided for any electronic commerce or other non-content applications or transactions (e.g. the purchase of a tangible product). To qualify to provide Premium Services, Service Provider must provide all of the information required on Exhibit A. Service Provider’s J2ME application will initially be hosted by Sprint at Sprint’s expense and the content channel feeds for the Service Provider Services will be hosted by Service Provider at Service Provider’s expense. But upon 20 days prior written notice, Sprint may require Service Provider to assume responsibility for its own hosting, in which case all hosting obligations and related expenses will be Service Provider’s responsibility. Sprint reserves the right, in its sole discretion, to not allow certain Users to receive Premium Services and to set limits on the overall amount certain Users can spend on Premium Services. Premium Services may not be available on all 3G Handsets.

B. Pricing for Premium Services. Sprint will charge Users a monthly recurring charge (“MRC”), for Premium Services. Sprint will determine the pricing levels for Premium Services, however, Sprint will not charge more than [*] per event-based transaction or MRC. The pricing for Premium Services cannot be changed more frequently than once every [*] days. Sprint agrees to charge a competitive rate based upon substantially similar product offerings. Similar offerings would be defined as live video or continuous play video services of substantially similar content and content quality. Users of Premium Services will be presented with an advice of charge requiring them to accept the applicable charge, consistent with this Section 3.2. B., for the

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transaction. Only Sprint is permitted to present this advice of charge. Service Provider grants Sprint the right to use Service Provider’s name and logo on User invoices in conjunction with detailing any applicable Premium Services charges. In addition, Service Provider will not receive any revenue for Premium Services that are used by Sprint for testing, trial, or promotional purposes (including demonstration accounts for Sprint employees or agents, Sprint stores or other retail locations, and content developers). These promotional purposes for Sprint usage shall not include any type of discount or give-away programs to end Users that might otherwise be paying subscribers. Sprint will provide adequate records to allow tracking of the number of unique individuals accessing the service for demonstration or promotional services.

C. Premium Services Pricing. Service Provider will receive [*] per subscriber per month for Premium Services (net of Adjustments that are attributable to Service Provider). An “Adjustment” is defined as a reduction to a charge for Premium Services made by Sprint at a User’s request. [*] Only Sprint is authorized to make Adjustments to Premium Services charges.

D. Uncollectable Revenue; Changes to Premium Services Revenue Sharing. Sprint will be responsible for up all of Uncollectable Revenue. “Uncollectable Revenue” is defined as total Billed Revenue that is uncollected and past due, and includes bad debts, fraudulent charges, short payments by Users, and other payment shortfalls and delinquencies.

E. Payment Procedures. Sprint will send any applicable payments for Premium Services to Service Provider on a monthly basis, [*] days in arrears via electronic funds transfer. Sprint will also provide a summary remittance statement of Premium Services activity on a monthly basis, [*] days in arrears via e-mail to the Service Provider contact designated on Exhibit A. If Premium Services are suspended or terminated for any reason: (a) charges for Premium Services that Users have ordered, and will be invoiced for, but will not receive (e.g. MRCs) due to the suspension or termination will be deducted, on a pro-rata basis, from Billed Revenue when calculating payments to Service Provider; and (b) any payments for Premium Services due to Service Provider for affected quarter(s) will not be paid by Sprint until the earlier of the quarter after the suspension is lifted or the Agreement is terminated. Service Provider will not earn any interest on Premium Services revenues collected by Sprint from Users. Service Provider is not entitled to any Premium Services revenue resulting from fraudulent charges that are induced by Service Provider, or a third party acting on behalf of or with the assistance of Service Provider. In addition, Sprint will not transmit any payments for Premium Services to Service Provider until Service Provider has generated at least $[*] in cumulative revenue for Premium Services. If this $[*] threshold is not satisfied, any applicable payments for Premium Services will be sent to Service Provider after the end of the Term. Sprint is responsible for remitting all applicable transaction taxes related to the sale of Premium Services to Users. Upon request, Sprint will provide Service Provider with a resale tax exemption certificate.

3.3 Other Services. Service Provider may provide and charge Users directly for services that do not utilize billing on behalf of functionality (“Other Services”). Service Provider will be responsible for all aspects of providing Other Services (e.g. invoicing and processing credit card transactions).

3.4 Other Revenue Sharing. Sprint will receive a portion of the transaction revenue received by Service Provider generated from the Service Provider Services. Except as noted above for Premium Services, Service Provider is responsible for collecting and remitting all transaction taxes imposed upon the sale of its goods or services, including Other Services, electronic commerce transactions, and advertising (if allowed by Sprint). Revenue subject to revenue sharing between the parties, aside from the Premium Services revenue sharing detailed above, includes that derived from:

(a)	Other Services;

(b)	electronic commerce transactions; and

(c)	advertising, including the fair market value of any advertising consideration Service Provider receives as part of a non-cash transaction (e.g. advertising inventory exchange between Service Provider and a third party).

Each party’s respective share of revenue, after deducting any transaction taxes, will be as follows:

Revenue Source	Sprint %	Service Provider %
Other Services	[*]% of the gross margin	[*]% of the gross margin
Electronic commerce transactions	[*]% of the gross margin	[*]% of the gross margin

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Revenue Source	Sprint %	Service Provider %
Advertising (if allowed by Sprint)	[*]% of the gross margin	[*]% of gross margin

Gross Margin is defined as gross sales amount, less taxes, discounts, freight, other selling costs and cost of goods

3.5 Invoicing and Payment Procedures. Any amounts payable by Service Provider to Sprint are due to Sprint on a monthly basis within 30 days after the end of each month. Payments must be remitted to the following Sprint address:

Sprint

[*]

In addition, on a monthly basis Service Provider will, within 30 days after the end of each month, provide a report to Sprint at the above address that details the information listed below:

(a)	Total gross Other Service margin (by category, if applicable).

(b)	Total net electronic commerce margin (by category, if applicable).

(c)	Total gross advertising margin, if applicable, including the fair market value of any advertising consideration Service Provider receives as part of a non-cash transaction (by category, if applicable).

4.	TERM AND TERMINATION

4.1 Term. The initial term of this Agreement begins on the Effective Date and ends after 1 year (the “Initial Term”). After the expiration of the Initial Term, this Agreement will be automatically extended on a month-to-month basis until terminated by either party with at least [*] days prior written notice (each monthly period a “Renewal Term”). The Initial Term and any Renewal Term are collectively referred to as the “Term”.

4.2 Termination for Excessive Usage. Either party may terminate this Agreement for excessive use of the Service Provider Services by Users, without liability related to that termination, by providing at least 90 days prior written notice to the other party.

4.3 Termination for Breach. Either party may terminate this Agreement if the other party breaches any material term of this Agreement and the breach is not cured within [*] days after written notice of the breach is provided to the defaulting party by the non- defaulting party. Unless otherwise provided in the notice, or unless the breach has been cured, the termination is effective [*] days after the date of the notice.

5.	CONFIDENTIAL INFORMATION

5.1 General. Each party acknowledges that while performing its obligations under this Agreement it may have access to Confidential Information of the other party. “Confidential Information” means any information concerning a party’s trade secrets, products, planned products, services or planned services, suppliers, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing, promotions, discoveries, current or planned activities, research, development, or other information relating to a party’s business activities or operations or those of its customers or suppliers. This Agreement creates a confidential relationship between the parties. Both parties will keep the terms of this Agreement and all Confidential Information confidential and, except as authorized by the other party in writing, the receiving party will only use, and make copies of, Confidential Information to perform the Services or its obligations as required under this Agreement. Upon termination of this Agreement, or upon the disclosing party’s request, the receiving party will return or destroy all documents and other materials in the receiving party’s control that contain or relate to Confidential Information. Upon request by the disclosing party, the receiving party will provide written certification to the disclosing party that it has returned or destroyed all Confidential Information, including any duplicate copies. Both parties will inform their personnel who will have access to Confidential Information of their obligations of confidentiality, and will require their personnel to comply with the terms of this Agreement. If reasonably requested by either party, the other party will have those personnel sign a non-disclosure agreement at least as restrictive as this Section. Both parties agree to disclose Confidential Information only to its personnel, including its affiliates, subcontractors and agents, who have a legitimate business need to know Confidential Information in order to perform that party’s obligations under this Agreement.

5.2 Exceptions; Injunctive Relief. Confidential Information does not include information that the receiving party can demonstrate by written documentation: (a) is rightfully known to the receiving party prior to negotiations leading to this Agreement; (b) was independently developed by the receiving party without any reliance on Confidential Information; (c) is part of the public domain; or (d) is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality. If any Confidential Information is required to be disclosed by law or legal process, the receiving party will use reasonable efforts to cooperate with the disclosing party to limit the disclosure. Both parties acknowledge that disclosure of Confidential Information by the receiving party may cause irreparable injury to the disclosing party, its customers and other suppliers, that is inadequately compensable in monetary damages. In addition to any other remedies in law or equity, the disclosing party may seek injunctive relief for the breach or

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threatened breach of this Section 5.0.

5.3 Information Security.

a.	To protect Sprint’s Confidential Information from unauthorized use, including disclosure, loss or alteration, Service Provider will (i) meet the Security Standards and (ii) inventory and test its compliance with the Security Standards before accepting Sprint’s Confidential Information.

b.	Upon Sprint’s reasonable request, Service Provider will provide information to Sprint to enable Sprint to determine compliance with Section 5.3(a).

c.	Each Party will promptly inform the other party of any known or suspected compromises of such other party’s Confidential Information.

d.	On a periodic basis, but in no event more than twice in any 12-month period, Sprint may, upon 10 days notice, perform a vulnerability assessment to determine Service Provider’s compliance with the Security Standards. In addition, if Sprint has a reasonable basis to believe that Supplier has breached or is likely to breach the Security Standards, Sprint may, upon 5 days notice, perform a vulnerability assessment.

e.	At Sprint’s reasonable request, Service Provider will promptly cooperate with Sprint to develop a plan to protect Sprint’s Confidential Information from failures or attacks on the Security Standards, which plan will include prioritization of recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities.

If either party fails to meet the obligations in this Section 5.3, the non-violating party will notify the violating party of this failure as provided in this Agreement. The violating party will have 30 days from receiving that notice to correct the cause for such failure. If such violating party has failed to remedy its failure within this 30-day period, the non-violating party has the right to terminate this Agreement.

5.4 Proprietary Programs. If Sprint provides Service Provider with any of its proprietary encryption or decryption modules, libraries or other scripts or programs of any kind (“Proprietary Programs”), Service Provider agrees that it will not copy, distribute, modify, adapt, translate, de-compile, reverse engineer or otherwise create any derivative works from the Proprietary Programs. If Service Provider provides Sprint with any of Service Provider’s Proprietary Programs, Sprint agrees that it will not translate, de- compile or reverse engineer any derivative works from the Proprietary Programs. The Proprietary Programs may only be used by Service Provider to technically permit notification functionalities under this Agreement. Each party must hold the other party’s Proprietary Programs confidential under the terms of this Section 5.

5.5 Publicity. Neither party will make any news release, public announcement, reference to this Agreement, its value, or its terms and conditions, or in any manner advertise or publish the fact of this Agreement. Nothing in this Agreement is intended to imply that either party will agree to any publicity, and either party may, in its sole discretion, withhold its consent to any publicity.

6.	GRANT OF LICENSES AND RIGHTS

6.1 License Grant. Service Provider grants Sprint and Sprint Affiliates a non-exclusive, non-transferable (with no right to sub-license except as provided in this Agreement) license to reproduce, display, perform, distribute, and transmit the Service Provider Services, in any current or future mark-up language or format, as necessary to enable Users to access and utilize the Service Provider Services on the Handset. Sprint is allowed to modify the technical format of the Service Provider Services as necessary to ensure that they can be displayed on a 3G Handset (e.g. the conversion of HDML or WML language to XHTML language), but Sprint will not alter the material included in the Service Provider Services. Service Provider acknowledges that User’s have a perpetual, royalty-free license to continue to use and access applications (e.g. games) after they have been downloaded from Service Provider, unless the application was expressly sold as a limited duration application. Sprint may use the Service Provider Services or any transferred Service Provider Data to monitor Service Provider’s performance and compliance with the terms of this Agreement, for quality assurance purposes, and for Sprint’s internal marketing research purposes. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated or expires related to any particular content that is sold to Users for a fee, Service Provider will, depending on which party is hosting the content, either (i) continue to allow Sprint to host that content in its vault or (ii) continue to make that content available for access via the Service Provider’s servers, under the terms of this Agreement, for a period of time that is equal to longest outstanding license period then purchased by a User solely for purposes of allowing Users, who purchased that same content prior to the termination or expiration of the Agreement related to that content, to continue to access the content for the duration of the license period that they purchased.

6.2 Use of Marks.

A. Sprint’s use of Service Provider’s Marks. Any use by Sprint of Service Provider’s trademarks, trade names, and service marks (the “Service Provider Marks”), other than use of those Service Provider Marks included as part of the Service Provider

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Services, requires Service Provider Prior written approval.

B. Service Provider’s use of Sprint’s Marks. Sprint grants to Service Provider a limited, non-exclusive, non-transferable license, with no right to sub-license, to use the Sprint trademarks, trade names, service marks and iconography (the “Sprint Marks”) in the United States solely in connection with the Service Provider Services and in accordance with this Section. All uses of the Sprint Marks must comply with the Sprint Identity Standards, which Sprint will provide. All uses of the Sprint Marks must be presented to Sprint and receive written approval prior to any use. All uses of the Sprint Marks will inure to the benefit of Sprint. The Sprint Marks are proprietary and nothing in this Agreement constitutes the grant of a general license for their use. Service Provider acquires no right, title, or interest in the Sprint Marks or the goodwill associated therewith. Service Provider agrees not to attack the Sprint Marks, nor assist anyone in attacking them. Service Provider further agrees not to make any application to register the Sprint Marks, nor to use any confusingly similar trademark, service mark, trade name, iconography, or derivation thereof including, but not limited to, the registration of any domain name including any Sprint Mark, during the term of this Agreement and thereafter. This paragraph will survive the expiration or termination of this Agreement.

6.3 Marketing Materials. Sprint may wish to include Service Provider’s name, logos, or a description of Service Provider Services in certain marketing materials including collateral sent to Users, retail displays, or other advertising and promotional activities. These uses of Service Provider’s name, logos, or description will require Service Provider’s prior written approval.

Description of Service Provider Services (1 brief paragraph) for marketing and promotional use: MobiTV is an interactive wireless television broadcasting network that can deliver real-time media streams, such as live television programs, as wells as pre-recorded video and audio clips to a wide range of today’s wireless handsets. MobiTV’s revolutionary yet simple end-user interface can be operated just like a regular television complete with channel surfing.

7.	OWNERSHIP AND USE OF DATA

7.1 Service Provider Ownership. Each party acknowledges and agrees that Service Provider owns the Service Provider Marks, Service Provider Data, and Service Provider Services (excluding third party content and services incorporated in the Service Provider Services), and except for the licenses in this Agreement, nothing in this Agreement confers in Sprint any right of ownership in the foregoing.

7.2 Sprint Ownership. Each party acknowledges and agrees that Sprint owns the Sprint Marks, Sprint Data, the Sprint Wireless Network, and the Sprint Services (excluding third party content and services incorporated in the Sprint Services), and except for the licenses in this Agreement, nothing in this Agreement confers in Service Provider any right of ownership in the foregoing.

7.3 Rights and Limitations. All Sprint Data is Confidential Information and is the exclusive property of Sprint subject to the exclusions of section 5.2. Service Provider will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Sprint Data. All Service Provider Data is Confidential Information and is the exclusive property of Service Provider Sprint subject to the exclusions of section 5.2. Sprint will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor, or otherwise use any Service Provider Data. Nothing in this Agreement prevents or limits: (a) Service Provider from using Service Provider Data to communicate directly with Users of Service Provider Services; or (b) Sprint or Sprint Affiliates from using Sprint Data to communicate directly with Users.

7.4 Solicitation; Disclosure. Service Provider will not transmit “spam” or distribute any other unsolicited information, including telemarketing, unless the User provides prior express consent via the Handset. Service Provider will not use any information obtained from the activities contemplated under this Agreement to target advertisements or marketing to Users based on the User’s use of Sprint Services. In addition, Service Provider will not take any action, including data mining or any similarly disruptive practice, that interferes with the development, operation, maintenance or content of Sprint’s websites, servers or other related equipment. In addition, Sprint will not take any action , including data mining or any similarly disruptive practice, that interferes with the development, operation, maintenance or content of Service Provider’s websites, servers or other related equipment. Neither party will disclose the other party’s information or data provided to it under this Agreement to any third party in a manner that identifies the User as an end user of a Service Provider product or service or of the Sprint Services, except as may be required by law or legal process.

8.	WARRANTIES AND DISCLAIMERS

8.1 Warranties. Service Provider represents and warrants that all hardware, software and networks used by Service Provider to fulfill its obligations under this Agreement will: (a) to the extent its hardware, software or networks depend on a date processing function, perform and process date arithmetic and date/time data in a consistent and accurate manner and in a manner that is unambiguous as to century; and (b) to the extent its hardware, software or networks are used in combination with other software, hardware or networks, they will properly interoperate with the other software, hardware or networks, including the exchange of date/time data. If Service Provider’s hardware, software, or network is not compliant with this warranty, Service Provider will, at its expense, promptly correct or modify the hardware, software, or network so that it is compliant. Service Provider also represents and

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warrants that: (a) it will not introduce i        print’s hardware, software, or network any so        re virus, worm, “back door,” “Trojan Horse,” or similar harmful code; (b) the Service Provider Services do not infringe any intellectual property right or violate any trade secret right or other right of any third party; and (c) it will comply with all applicable laws and regulations in performing this Agreement; and (d) it has secured the right via agreements with third party content providers to distribute the Service Provider Services to Sprint for Sprint’s subsequent redistribution of such Service Provider Services by Sprint to Users for a fee, and such distribution and redistribution will not violate any rights of such third party content providers.”

8.2 Disclaimers. Except as expressly set forth in this Agreement, each party’s services, information, content and other materials are provided on an “as is,” “as available” basis. Except for the express warranties made in this Agreement: (1) neither party makes any warranty that its service will be uninterrupted, secure, or error free, or that defects in either party’s service will be corrected; and (2) each party specifically disclaims any representations or warranties, express or implied, regarding any materials provided under this Agreement, including any implied warranty of merchantability, fitness for a particular purpose, non-infringement or any implied warranties arising from course of dealing or performance. The parties acknowledge that use of any data or information obtained by Users through either party’s service is at Users’ own discretion and risk, and that Users will be solely responsible for any damage resulting from use of that service. Each party agrees to include a disclaimer in substantially similar form to the previous sentence in their respective User’s agreements or terms and conditions of use for their respective services.

9.	INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification by Sprint. Sprint will indemnify and defend Service Provider, Service Provider affiliates, and their respective directors, officers, agents, and employees (each, a “Service Provider Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses, and reasonable attorney’s fees (collectively “Damages”) arising out of a claim by a third party against a Service Provider Indemnitee: (a) to the extent resulting from or alleged to have resulted from any act or omission of Sprint under or related to this Agreement; or (b) alleging that the Sprint Marks infringe any intellectual property right or violate any trade secret right or other right of any third party.

9.2 Indemnification by Service Provider. Service Provider will indemnify and defend Sprint, Sprint Affiliates, and their respective directors, officers, agents, employees and customers (each, a “Sprint Indemnitee”) from and against all Damages arising out of a claim by a third party against a Sprint Indemnitee: (a) to the extent resulting from or alleged to have resulted from any act or omission of Service Provider under or related to this Agreement; or (b) alleging that the Service Provider Marks or the Service Provider Services infringe any intellectual property right or violate any trade secret right or other right of any third party.

9.3 Indemnification Procedures. Promptly, upon becoming aware of any matter that is subject to the provisions of this Section 9. (a “Claim”), the party seeking indemnification (the “Indemnified Party”) must give notice of the Claim to the other party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party. The Indemnifying Party will have the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party, or contains any acknowledgement of wrongdoing by the Indemnified Party, without the Indemnified Party’s prior written consent. The parties will cooperate in the settlement or defense and give each other access to all relevant information. If an Indemnified Party’s ability to provide a service is enjoined due to a claim covered by the indemnity obligations in this Section, the Indemnifying Party will, at its option and expense, and in addition to any other remedies that the Indemnified Party may have, either: a) procure for the Indemnified Party and the Users the continued right to use the service; b) replace the infringing material with non-infringing material that will not adversely affect the operation or quality of the service; c) modify the infringing material so that it is non-infringing and will not adversely affect the operation or quality of the service; or d) only if none of the above options are possible after commercially reasonable attempts by the Indemnifying Party to complete them, either party may terminate this Agreement.

9.4 Limitation of Liability. Except for a party’s breach of the provisions of Section 5. (Confidential Information) or for claims for which a party has an obligation of indemnity under this Agreement, neither party will be liable to the other for any consequential, punitive or indirect damages for any cause of action, whether in contract, tort or otherwise. Consequential, and indirect damages include, but are

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not limited to, lost profits, lost revenue, and loss of business opportunity, whether or not the applicable party was aware of or should have been aware of the possibility of these damages.

10.	SECURITY

Each party will maintain the security and integrity of its service, including implementing procedures to prevent third parties from transmitting unsolicited data or messages to Users. Service Provider will notify Sprint as soon as possible if it knows or has reason to know that any unsolicited data or messages are being sent to Users of the Service Provider Services, or if an unusual or abnormal flow, number, or type of message is being sent to Users. If a User is being sent unsolicited data or messages, or Service Provider notifies Sprint that Users may be being sent unsolicited data or messages, each party will use commercially reasonable efforts to promptly prevent continuing transmission of unsolicited data or messages to Users. As necessary, Sprint will provide a connection to its gateway via a 128-bit secure socket level connection. As necessary, Service Provider will provide a secure connection to the Internet to allow access to Service Provider Services by Sprint and Users.

11.	RECORD KEEPING AND AUDITS

Each party will maintain sufficient records as reasonably required to verify the accuracy of payments to the other party for a period of at least 1 year after the completion of the applicable transaction. No more than once per year, each party (as applicable, the “Auditing Party”) has the right to have its external auditors audit, copy and inspect the other party’s (the “Audited Party”) financial records on the Audited Party’s premises at reasonable times during the Term of this Agreement, and for the 1-year period thereafter, to verify the correctness of amounts paid under this Agreement. The Auditing Party will provide the Audited Party with at least 10 business days’ prior written notice of an audit. The Audited Party will make the information reasonably required to conduct the audit available on a timely basis and assist the Auditing Party and its external auditors as reasonably necessary. The Audited Party may require that any external auditor sign a non-disclosure agreement, prior to performing an audit, that is acceptable to Sprint and Service Provider.

12.	TESTING AND SERVICE RELIABILITY

12.1 Acceptance Testing. Upon receipt of the initial feature set of the Service Provider Services prior to launch of the Service Provider Services, or any subsequent Enhancements to the Service Provider Services (for purposes of this Section, each a “Deliverable”), both parties will test the Deliverable for compliance with the specifications in the detailed design document provided to Sprint by Service Provider in accordance with Sprint’s launch checklist (“Acceptance Testing”). If a dispute arises regarding testing criteria, Sprint will make the final determination. Acceptance of any Deliverable will occur upon the earlier of either: (a) Service Provider’s receipt of a notice from Sprint stating that the Deliverable has met the Acceptance Criteria; or (b) 60 days, or other mutually agreeable time period, after the date of delivery, unless notice of non-acceptance (including specific reasons for non-acceptance) is provided to Service Provider within the 60-day period. Service Provider will use commercially reasonable efforts to correct any non-conformance in a timely manner. The parties will provide each other with commercially reasonable assistance as necessary to correct any non-conformance, including information necessary to recreate the error or non-conformity identified. The parties will work together in good faith to complete Acceptance Testing according to any applicable development schedule. Upon successful completion of Acceptance Testing the parties will notify each other of final acceptance.

12.2 Service Reliability. The parties will make commercially reasonable efforts to ensure that their respective services related to this Agreement are free from material defects, and are available 24 hours a day, 7 days a week to Users. Service Provider agrees to maintain the Service Provider Services according to the applicable restoral expectations set forth in the table below. For unplanned events, Sprint will assign a trouble severity code based on Sprint’s assessment of trouble at the point of trouble identification. Sprint will make adjustments to the trouble severity code based on event activities. Operational reviews between Sprint Technical Services and Service Provider will be conducted as needed. The following trouble severity table will be reviewed periodically by Sprint and Service Provider, and may be modified by mutual written agreement of the parties.

Trouble Severity Code	Description	Restoral Expetations
Sev1	“Sev 1 Error” means a [*].	[*]

Sev2	“Sev 2 Error” means a [*]	[*]

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Trouble Severity Code	Description	Restoral Expetations
[*].

Sev3	“Sev3 Error” means a [*].	[*]

Sev4	“Sev4 Error” means an [*].	[*] (Joint Agreement)

12.3 Points of Contact and Escalations. If Sprint experiences technical problems receiving or transmitting the Service Provider Services, Sprint may contact Service Provider’s technical service group. Escalations will occur if applicable restoral expectations are not met. Service Provider will provide for 24x7x365 support availability. For Sev1 Errors, Service Provider will provide continual support until the event is resolved. Service Provider and Sprint’s IT department will exchange ticket numbers for tracking an event beginning with the initial report of trouble. Service Provider will interface with any third party hardware and software vendors selected by it and included as part of the Service Provider Services. During unplanned events, Service Provider will interact with these third party vendors for service restoral activities; Sprint will only be required to interact with Service Provider. Sprint and Service Provider escalation contacts and numbers are as follows:

Service Provider Contact Information (Accessible 24 hours a day / 7 days a week)

	Contact Name & Title	Phone	Mobile or Page	Email
1st Point of Contact	[*] Sr. Developer	[*]	[*]	[*]

1st Escalation	[*] VP Development	[*]	[*]	[*]

2nd Escalation	[*] VP Marketing	[*]	[*]	[*]

Sprint Contact Information (Accessible 24 hours a day / 7 days a week)

For browsable content:

	Contact Name & Title	Phone	Mobile or Page	Email
1st Point of Contact	NOCC Support and request Web Connections and Content (WCC) primary on call or WCC backup on call.	[*]	N/A	N/A

1st Escalation	SME, WCC, [*]	[*]	[*]	[*]

2nd Escalation	SME, WCC, Manager, [*]	[*]	[*]	[*]

For downloadable content (i.e. Premium Services):

	Contact Name & Title	Phone	Mobile or Page	Email
1st Point of Contact	[*]	[*]	[*]	[*]

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	Contact Name & Title	Phone	Mobile or Page	Email

1st Escalation	[*]	[*]	[*]	[*]

2nd Escalation	[*]	[*]	[*]	[*]

12.4 Operating Changes. If Sprint allows Service Provider to participate in certain advanced services (e.g. instant messaging, location based services), Service Provider will comply with Sprint’s Wireless Application Manager (WAM) standards, including any applicable application programming interfaces (APIs). Service Provider will coordinate with Sprint for the installation of new versions, releases, and fixes to the operating system and system software, as well as the installation of any new hardware. Service Provider will provide at least 72 hours prior notice of these changes to Sprint.

13.	DISPUTE RESOLUTION

13.1 Waiver of Jury Trial. Each party waives its right to a jury trial in any court action arising between the parties, whether under this Agreement or otherwise related to this Agreement, and whether made by claim, counterclaim, third party claim or otherwise. The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns.

13.2 Governing Law. This Agreement and the rights and obligations of the parties are governed by the substantive and procedural laws of the state of Kansas, without regard to any conflict of laws principles. This Agreement will not be governed or interpreted in any way by referring to any law based on the Uniform Computer Information Transactions Act (UCITA), even if that law is adopted in Kansas. The parties expressly acknowledge that the United Nations Convention on Contracts for the International Sale of Goods (UNCISG) does not apply to this Agreement.

13.3 Forum Selection; Attorney’s Fees. Except to the extent necessary for Sprint to enforce indemnity or defense obligations under this Agreement, any court proceeding brought by either party must be brought, as appropriate, in Kansas District Court located in Johnson County Kansas, or in the United States District Court for the District of Kansas in Kansas City, Kansas. Each party agrees to personal jurisdiction in either court. The prevailing party in any formal dispute will be entitled to reasonable attorney’s fees and costs (including reasonable expert fees and costs), unless the prevailing party rejected a written settlement offer that exceeds the prevailing party’s recovery. The parties agree to continue performance during the pendency of any dispute, unless this Agreement is terminated under Section 4.3.

14.	GENERAL

14.1 Notices. Unless otherwise agreed, notices provided under this Agreement must be in writing and delivered by certified mail (return receipt requested), hand delivery, or by a reputable overnight carrier service. Notices to Sprint must be sent to the following addresses: (a) [*]; and (b) [*]. Notices to Service Provider must be sent to the address shown in the signature block of this Agreement for Service Provider. Notices will be considered given on the day the notice is received.

14.2 Assignment. Sprint may assign any of its rights or obligations or this Agreement to any Sprint Affiliate without the consent of Service Provider. Otherwise, neither party may assign any of its rights or obligations or this Agreement without the prior written consent of the other party.

14.3 Waiver; Severability; Remedies. The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by an authorized representative of the waiving party. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision. All rights and remedies of the parties, in law or equity, are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

14.4 Independent Contractor; Non-Exclusive Relationship; Survival. Service Provider and Service Provider personnel are independent contractors for all purposes and at all times. This Agreement does not create an exclusive relationship between the parties

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except to the extent specifically provided in this Agreement. Nothing in this Agreement will be deemed to be a restriction on either party’s ability to freely compete or to enter into “partnering” relationships with other entities. Numbered provisions 5, 7.1, 7.2, 7.3, 8,.9, 11 and 14.4 will survive the termination or expiration of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination, or expiration of this Agreement.

14.5 Miscellaneous. This Agreement’s benefits do not extend to any third party, including Sprint customers or Users, unless expressly stated in this Agreement. The headings in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement. Because the parties actively negotiated this Agreement, it will not be construed against either party due to authorship. This Agreement, together with any exhibits, sets forth the entire understanding of the parties as to the subject matter of this Agreement and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Agreement. Any provision contained on a party’s web site, preprinted on any order, invoice, statement, or other document issued by either party, or contained in any “shrinkwrap” or “clickwrap” agreement will have no force or effect if that provision conflicts with the terms of this Agreement. This Agreement may not be amended or modified except in writing signed by an authorized representative of each party. If there is an inconsistency between the terms of this Agreement and those of any other oral or written agreement between the parties, the terms of this Agreement will control.

SIGNED:

Sprint Spectrum L.P.		Service Provider

Signature:	/s/ [illegible]	Signature:	/s/ Paul Scanlan
Print Name:	[illegible]	Print Name:	Paul Scanlan
Title:	AVP Marketing	Title:	VP of Marketing
Date:	10-9-03	Date:	10-13-03
		Address:	2855 Telegraph Ave. Suite 510 Berkeley, CA 94705

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Exhibit A

Premium Services Information

[*]

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Exhibit B

Outline of Channel Options

[*]

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First Amendment to Wireless Internet Service Agreement

between

Sprint Spectrum L.P. (“Sprint”) and Idetic, Inc. (“Service Provider”)

WHEREAS, Sprint and Service Provider entered into a Wireless Internet Service Agreement on October 6, 2003 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth in this First Amendment (“Amendment”) effective as of April 13, 2004 (the “First Amendment Effective Date”) to provide for the addition of Major League Baseball (“MLB”) content to the Service Provider Services.

NOW, THEREFORE, Sprint and Service Provider agree to amend the Agreement as follows:

1.	The following definitions are added to Section 1:

“Adjustment” means a reduction to a charge for Premium Services made by Sprint at a User’s request. Only Sprint is authorized to make Adjustments to Premium Service charges.

“Mobi-MLB Gameday Audio” means a stand-alone Premium Service consisting of real-time streaming audio channels for each MLB team. Each channel will provide all MLB broadcasts for its designated team during the MLB 2004 regular season, the MLB 2004 play-offs and MLB 2004 World Series.

2.	Exhibit B is deleted in its entirety and replaced with New Exhibit B, attached to this Amendment.

3.	The “For 3G Handsets” portion of Section 2.1 is deleted and replaced as follows:

“For 3G Handsets:

New Exhibit B

Mobi-MLB Gameday Audio”

4.	Section 3.2.C is deleted and replaced as follows:

“C.1. Pricing for non-Mobi-MLB Gameday Audio Premium Services. Service Provider will receive [*] per month for each subscriber of the Premium Services that are not the Mobi-MLB Gameday Audio Premium Services (net of Adjustments that are attributable to Service Provider). During the New York Yankees 2004 MLB season (which includes the post-regular season games in which the Yankees may participate), Service Provider will receive an additional [*] per month per subscriber of the Premium Services that are not the Mobi-MLB Gameday Audio Premium Services.

C.2. Pricing for Mobi-MLB Gameday Audio. Service Provider will receive [*] per month for each subscriber of Mobi-MLB Gameday Audio (net of Adjustments that are attributable to Service Provider) during the MLB 2004 season, MLB 2004 play-offs and MLB 2004 World Series.”

5.	This Amendment may be signed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Except as specifically changed in this Amendment, all terms and conditions of the Agreement remain unchanged. This Amendment sets forth the entire understanding of the parties as to the subject matter of this Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Amendment. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will control.

SIGNED:

SPRINT SPECTRUM L.P.		IDETIC, INC.

By:	/s/ JOHN BURRIS	By	/s/ PAUL SCANLAN

Name:	JOHN BURRIS	Name:	Paul Scanlan
	(print or type)		(print or type)

Title:	DIRECTOR	Title:	VP of Marketing

Date:	4-16-04	Date:	4-23-04

Sprint Confidential Information

New Exhibit B -

Outline of Channel Options

[*]

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Second Amendment to Wireless Internet Service Agreement

between

Sprint Spectrum L.P. (“Sprint”) and Idetic, Inc. (“Service Provider”)

BACKGROUND

WHEREAS, Sprint and Service Provider entered into a Wireless Internet Service Agreement on October 6, 2003; and Sprint and Service Provider entered into the First Amendment of the Wireless Internet Service Agreement on April 13, 2003 (collectively the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth in this Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channel (as defined below) to the Service Provider Services.

AGREEMENT

The parties agree as follows:

1. The definition for “3G Handset” in Section 1.0 is deleted and replaced as follows:

“3G Handset” means a Handset that (i) is compliant with the CDMA 2000 standard as implemented by Sprint, or any successor standard as implemented by Sprint, and (ii) may, but is not required to, include a Sprint Media Player.

2. The following definitions are added to Section 1.0:

“Sprint Media Player” means software in a Handset that is capable of streaming compatible multi-media files or rendering downloaded, compatible multi-media files.

“Media Channel Descriptor” means the navigational framework of the Sprint Media Player on a Handset, created by Sprint and used by Service Provider, which facilitates the presentation to and navigation by Users of Sprint Media Player services and/or the Service Provider Channel.

“Service Provider Channel” means the Sprint branded channel that contains Service Provider’s content as described in Exhibit C attached hereto, and is developed by Service Provider for use in connection with the Sprint Media Player and the Media Channel Descriptor.

3. The third sentence in the first paragraph of Section 2.1 is deleted and replaced as follows:

“The Service Provider Services for 3G Handsets will be provided in XHTML Basic, XHTML Mobile Profile, J2ME, Palm OS or Windows based programming language, in formats compatible with the Sprint Media Player or in other formats/platforms as may be required by Sprint or as may be developed by Service Provider and approved by Sprint during the Term.”

4. The following language is added to Section 2.1 under the heading “For 3G Handsets”:

“Service Provider Channel

a) Description of Channel. In addition to the Service Provider Services already described in this Agreement, Service Provider will create the Service Provider

Sprint and IDETIC Confidential

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Channel. Sprint’s Media Channel Descriptor (“MCD”) for such channel shall be named “Channel 1” or such other similar name that will fit within Sprint’s standard allotted space for such name. Users shall be able to access the Service Provider Channel by launching the Sprint Media Player application from their Handset. Sprint shall establish and maintain the MCD and integrate the Service Provider Channel into the MCD, and Service Provider shall host the Service Provider Channel content as described in Exhibit C. In addition, Service Provider shall coordinate with Sprint to establish the Service Provider Channel on the MCD and shall further provide such development, testing and review functions as are reasonably necessary in connection with the launch of the Service Provider Channel. At the time of execution of this Second Amendment, Sprint intends to include the Service Provider Channel as an included component of a multi-media data service plan option available for purchase by Users of 3G Handsets.

b) Launch. Service Provider and Sprint agree to begin testing the Service Provider Channel on or around June 1, 2004, and Sprint expects to make such channel available to Users, along with other content in the MCD, by June 30, 2004 (the date of actual launch, the “Service Provider Channel Launch Date”). The Service Provider Channel must be approved by the parties in accordance with this Agreement prior to the Service Provider Channel Launch Date, and such approval shall not be unreasonably withheld or delayed.

c) Pricing. Sprint shall determine the initial monthly fee at which the Service Provider Channel, as part of the Sprint Media Player service, shall be offered to Users, and Sprint shall have the sole right to approve such monthly fee thereafter.

d) Promotion. In addition to any other promotional obligations set forth in this Agreement, Sprint may promote the Service Provider Channel prior to the Service Provider Channel Launch Date, provided that any and all such promotions shall be subject to Service Provider’s prior approval. In addition, during the Term of this Agreement, and at Sprint’s sole discretion, Sprint will make a preview video available or other special promotion generally available on the MCD to promote Service Provider’s channel.

e) Branding. If Sprint utilizes a Sprint-owned name for Channel 1 (by way of example, “Sprint TV”), the parties may agree to place a co-branded reference similar to “Powered by Mobi” in certain collateral materials and press materials, and, wherever possible, within the service itself (startup screens, etc.), all as mutually agreed upon by the parties.”

5. A new Section 3.1.2 is added to Section 3.1 as follows:

“3.1.2. Fees for Service Provider Channel.

a) Monthly Service Fee. In consideration for the performance by Service Provider of its obligations hereunder, and if the Service Provider Channel is an included component of a multi-media data service plan option, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channel during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channel and attributable to Service Provider (the “IDETIC Monthly Service Fee”). If the Service Provider Channel, for any reason, is not an included component of a multi-media data service plan option, the per-User fee described

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in the immediately preceding sentence shall be increased from [*] to [*]. Service Provider acknowledges and agrees it will not receive any revenue for use of the Service Provider Channel for testing, trial or demonstration account purposes as described in Section 3.2 B. Section 3.2 D is applicable to the Service Provider Channel. Within thirty (30) days of the end of each month during the Term, Sprint shall deliver to Service Provider a report showing the amounts due under this clause (a). In addition to the IDETIC Monthly Service Fee for the Service Provide Channel listed above, if Sprint desires to have Service Provider host and deliver content for a Channel 2 consisting of ABC News Live, Service Provider will receive a fee of [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channel 2 during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to Channel 2 and attributable to Service Provider.

b) Demo Accounts. Both parties agree to meet within 30 days of the Second Amendment Effective Date to begin discussion for a mutually agreeable resolution on the demonstration account reconciliation for both MobiTV and Sprint TV.”

6. A new Section 4.4 is added to Section 4 as follows:

“4.4 Service Provider Channel Linking. If and when technically possible, Sprint shall implement links between the Service Provider Channel and the other Service Provider Services supported by the parties under this Agreement, such links to be implemented in such manner as shall be mutually agreed by the parties.”

7. Notwithstanding anything in the Agreement to the contrary, Section 4.1 is amended by extending the Initial Term of the Agreement through the date that is one (1) year from the Service Provider Channel Launch Date.

8. The first sentence of Section 6.1 is deleted and replaced as follows:

“Subject to the provisions of this Agreement, Service Provider grants Sprint and Sprint Affiliates a non-exclusive, non-transferable (with no right to sub-license except as provided in this Agreement) license to reproduce, display, perform, distribute, transmit, use, sell and exercise any other rights reasonably necessary to enable Users to access and utilize the Service Provider Services (including, without limitation, the Service Provider Channel) on a Handset.”

9. Notwithstanding anything to the contrary in the Agreement, the Service Provider Channel is part of the Service Provider Services for purposes of the Agreement.

10. A new Exhibit C, attached to this Second Amendment, is added to the Agreement.

11. This Second Amendment may be executed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

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12. Except as specifically modified by this Second Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. Capitalized terms not otherwise defined in this Second Amendment have the respective meanings given in the Agreement. This Second Amendment sets forth the entire understanding of the parties as to the subject matter of this Second Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Second Amendment. If there is a conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Agreement, the terms and conditions of this Second Amendment will control.

SIGNED:

SPRINT SPECTRUM L.P.		IDETIC, INC.

By:	/s/ PAUL S. REDDICK	By	/s/ PHILLIP ALVELDA

Name:	PAUL S. REDDICK	Name:	Phillip Alvelda
	(print or type)		(print or type)

Title:	VP, BUSINESS DEVELOPMENT e PLANNING	Title:	CEO

Date:	6/9/04	Date:	6-9-04

Sprint and IDETIC Confidential

4

Exhibit C

Service Provider Channel Description

[*]

Sprint and IDETIC Confidential

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Fourth Amendment to Wireless Internet Service Agreement

between

Sprint Spectrum L.P. (“Sprint”) and Idetic, Inc. (“Service Provider”)

BACKGROUND

WHEREAS, Sprint and Service Provider entered into a Wireless Internet Service Agreement on October 6, 2003; and Sprint and Service Provider entered into the First Amendment of the Wireless Internet Service Agreement on April 13, 2004 (collectively the “Agreement”); and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Third Amendment (“Amendment”) effective as of April 13, 2004 (the “Third Amendment Effective Date”) to provide for the addition of Major League Baseball (“MLB”) content to the Service Provider Services; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Fourth Amendment (“Amendment”) effective as of March 9, 2005 (the “Fifth Amendment Effective Date”) to provide for the renewal of Major League Baseball (“MLB”) content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term.

AGREEMENT

The parties agree as follows:

1. The following definition is replaced in its entirety in Section 1.0:

“Mobi-MLB Gameday Audio” means a stand-alone Premium Service consisting of real-time streaming audio channels for each MLB team. Each channel will provide all MLB broadcasts for its designated team during the MLB 2005 regular season, the MLB 2005 play-offs and MLB 2005 World Series.

“Service Provider Channels” means the Sprint branded channels: SprintTV Channel, designated in the Media Channel Descriptor as Channel 1, and a new Sprint branded Channel containing MobiTV content, designated in the Media Channel Descriptor as Channel 9 that contain Service Provider’s content as described in Exhibit C attached hereto, and is developed by Service Provider for use in connection with the Sprint Media Player and the Media Channel Descriptor.

2. The following sections in Section 2.1 under the heading “For 3G Handsets” are replaced in their entirety:

“Service Provider Channels”

a) Description of Channel. In addition to the Service Provider Services already described in this Agreement, Service Provider will create the Service Provider Channels. Sprint’s Media Channel Descriptor (“MCD”) for such channels shall be named “Channel 1” and “Channel 9”, respectively, or such other similar name that will fit

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within Sprint’s standard allotted space for such name. Users shall be able to access the Service Provider Channels by launching the Sprint Media Player application from their Handset. Sprint shall establish and maintain the MCD and integrate the Service Provider Channels into the MCD, and Service Provider shall host the Service Provider Channels content as described in Exhibit C. In addition, Service Provider shall coordinate with Sprint to establish the Service Provider Channels on the MCD and shall further provide such development, testing and review functions as are reasonably necessary in connection with the launch of the Service Provider Channels. At the time of execution of this Fourth Amendment, Sprint intends to include the Service Provider Channels, Channel 1, as an included component of a multi-media data service plan option available for purchase by Users of 30 Handsets. Service Provider Channels “Channel 9” shall be sold as a stand alone Channel for a monthly recurring charge.

b) Launch. Service Provider and Sprint agree the Service Provider Channels must be approved by the parties in accordance with this Agreement prior to the Service Provider Channels Launch Date, and such approval shall not be unreasonably withheld or delayed.

c) Pricing. Sprint shall determine the initial monthly fee at which the Service Provider Channels, as part of the Sprint Media Player service, shall be offered to Users, and Sprint shall have the sole right to approve such monthly fee thereafter.

d) Promotion. In addition to any other promotional obligations set forth in this Agreement, Sprint may promote the Service Provider Channels prior to the Service Provider Channels Launch Date, provided that any and all such promotions shall be subject to Service Provider’s prior approval. In addition, during the Term of this Agreement, and at Sprint’s sole discretion, Sprint will make a preview video available or other special promotion generally available on the MCD to promote Service Provider’s channels.

e) Branding. Sprint will utilize a Sprint-owned name for Channel 1 and Channel 9 (by way of example, “Sprint TV” and “Sprint TV Live”, respectively), the parties may agree to place a co-branded reference similar to “Powered by Mobi” in certain collateral materials and press materials, and wherever possible, within the service itself (e.g. A preview video in the Preview Channel, a video ad to be included in Sprint TV, a “Powered by Mobi” in the description and in press release, a channel within “Channel 9” discussing Mobi/Idetic, a note in the Legal Copy located at the bottom of sales collateral and startup screens, etc.), all as mutually agreed upon by the parties prior to the launch of the service.”

3. Section 3.1.2.a is replaced in its entirety as follows:

“3.1.2.	Fees for Service Provider Channels.

“ Sprint TV or Channel 1”

a) Monthly Service Fee. In consideration for the performance by Service Provider of its obligations hereunder, and if the Service Provider Channel “Channel 1” is an included component of a multi-media data service plan option, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

billed by Sprint for a MRC associated with the Service Provider Channels “Channel 1” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channels and attributable to Service Provider (the “IDETIC Monthly Service Fee”). For clarification, if Sprint sells Service Provider Channel “Channel 1” as a stand-alone option in addition to selling Service Provider Channel “Channel 1” as an included component to a multimedia data service plan option, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channel “Channel 1” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channel “Channel 1” and attributable to Service Provider (the “IDETIC Monthly Service Fee”).

If the Service Provider Channel “Channel 1”, for any reason, ceases to be an included component of a multi-media data service plan option the per-User fee described in the immediately preceding sentence shall be increased from [*] to [*].

“ Sprint TV Live or Channel 9”

Users will be charged a monthly recurring charge (“MRC”) for “Channel 9”. Prices for “Channel 9” will not be more than [*] per event-based transaction or MRC. Sprint, in its sole discretion, may set the MRC fee subject to the pricing restriction above.

“Channel 9” Media Player Channel Fees. Service Provider will receive the greater of [*] per subscriber per month or [*] of the Billed Revenue for “Channel 9” Media Player Channel Fees.

All Service Provider Channels

Service Provider acknowledges and agrees it will not receive any revenue for use of the Service Provider Channels “Channel 1” or “Channel 9” for testing, trial or demonstration account purposes as described in Section 3.2 B. Section 3.2 D is applicable to the Service Provider Channels. Within thirty (30) days of the end of each month during the Term, Sprint shall deliver to Service Provider a report showing the amounts due under this clause (a).

4. Section 3.1.2.b is deleted:

5. Section 3.2.C.1 and 3.2.C.2 are deleted and replaced as follows:

“C.l. Pricing for non-Mobi-MLB Gameday Audio Premium Services (“MobiTV”). Service Provider will receive [*] per month for each subscriber of the Premium Services (“MobiTV”) that are not the Mobi-MLB Gameday Audio Premium Services (net of Adjustments that are attributable to Service Provider). During the 2005 MLB season, Service Provider will provide a “Game of the Day” broadcast and game highlights channel in the MobiTV product at no additional charge to Sprint or its Users.

C.2. Pricing for Mobi-MLB Gameday Audio. Service Provider will receive [*] of monthly Subscription Fees for each subscriber of Mobi-MLB Gameday Audio (net of Adjustments that are attributable to Service Provider) during the MLB 2005 season, MLB 2005 play-offs and MLB 2005 World Series.”

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Notwithstanding anything in the Agreement to the contrary, Section 4.1 is amended by extending the Initial Term of the Agreement through through December 31, 2006. .

7. The first sentence of Section 6.1 is deleted and replaced as follows:

“Subject to the provisions of this Agreement, Service Provider grants Sprint and Sprint Affiliates a non-exclusive, non-transferable (with no right to sub-license except as provided in this Agreement) license to reproduce, display, perform, distribute, transmit, use, sell and exercise any other rights reasonably necessary to enable Users to access and utilize the Service Provider Services (including, without limitation, the Service Provider Channels) on a Handset.” Sprint is not authorized to use the Service Provider Services except as expressly provided in this Agreement, and acknowledges that ownership of the content contained in the Service Provider Services will remain the property of Idetic or its licensors.”

8. Notwithstanding anything to the contrary in the Agreement, the Service Provider Channels are part of the Service Provider Services for purposes of the Agreement.

9. Exhibit C is deleted in its entirety and replaced with New Exhibit C, attached to this Amendment.

10. Exhibit B is deleted in its entirety and replaced with New Exhibit B, attached to this Amendment.

11. This Fourth Amendment may be executed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

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12. Except as specifically modified by this Fourth Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. Capitalized terms not otherwise defined in this Fourth Amendment have the respective meanings given in the Agreement. This Fourth Amendment sets forth the entire understanding of the parties as to the subject matter of this Fourth Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Fourth Amendment. If there is a conflict between the terms and conditions of this Fourth Amendment and the terms and conditions of the Agreement, the terms and conditions of this Fourth Amendment will control.

SIGNED:

SPRINT SPECTRUM L.P.		Idetic, INC.

By:	/s/ Paul S. Reddick	By	/s/ Phillip Alvelda
Name:	Paul S. Reddick	Name:	Phillip Alvelda
	(print or type)		(print or type)
Title:	VP Business Development, Strategy, & Planning	Title:	CEO
Date:	3/9/2005	Date:	3-11-05

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New Exhibit B –

Outline of Channel Options

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Service Provider Channels Description

[*]

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*	Pages 7-8 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fifth Amendment to Wireless Internet Service Agreement

between

Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as ldetic, Inc.) (“Service

Provider”)

BACKGROUND

WHEREAS, Sprint and Service Provider entered into a Wireless Internet Service Agreement on October 6, 2003; and Sprint and Service Provider entered into the First Amendment of the Wireless Internet Service Agreement on April 13, 2004 (collectively the “Agreement”); and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Third Amendment (“Amendment”) effective as of Apri1 13, 2004 (the “Third Amendment Effective Date”) to provide for the addition of Major League Baseball (“MLB”) content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Forth Amendment (“Amendment”) effective as of March 8, 2005 (the “Forth Amendment Effective Date”) to provide for renewal of Major League Baseball (“MLB”) content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Fifth Amendment (“Amendment”) effective as of October 20, 2005 (the “Fifth Amendment Effective Date”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term.

AGREEMENT

The parties agree as follows:

1. The following definition is replaced in its entirety in Section 1.0:

“Service Provider Channels” means the Sprint branded channels: “SprintTV Channel” (a single version for lXRTT devices, and 3 tiered versions for EVDO devices); and “SprintTV Live”, a new Sprint branded Channel containing content supplied by Service Provider, available on lxRTT devices. The Service Provider’s content for these channels is further described in Exhibit C attached hereto, and is licensed by Service Provider for use in connection with the Sprint Media Player and the Media Channel Descriptor.

2. The following definition is added to Section 1.0:

“Premium Channel” means a single channel containing audiovisual programming that is offered to Users on a stand-alone basis for a fee in addition to standard monthly subscription or data service plan charges.

Service Provider agrees to provide a Premium Channel for NFL content which Sprint may choose to offer, in its sole discretion and five additional Premium Channels as further described in Section 3.l.2(a)(v) (collectively, the “Service Provider Premium Channels”).

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3. The following sections in Section 2.1 under the heading “For 3G Handsets” are replaced in their entirety:

“Service Provider Channels”

a) Description of Channel. In addition to the Service Provider Services already described in this Agreement, Service Provider will create the Service Provider Channels. Sprint’s Media Channel Descriptor (“MCD”) for such channels shall be named and assigned a channel number, at Sprint’s sole discretion, that will fit within Sprint’s standard allotted space for such name. Users shall be able to access the Service Provider Channels by launching the Sprint Media Player application from their Handset. Sprint shall establish and maintain the MCD and integrate the Service Provider Channels into the MCD, and Service Provider shall host the Service Provider Channels content as described in Exhibit C. In addition, Service Provider shall coordinate with Sprint to establish the Service Provider Channels on the MCD and shall further provide such development, testing and review functions as are reasonably necessary in connection with the launch of the Service Provider Channels. At the time of execution of this Fifth Amendment, Sprint intends to include the Service Provider Channels, “SprintTV” for lXRTT devices and 3 “SprintTV” tiers for EVDO devices, as an included component of a multi-media data service plan option available for purchase by Users of 3G Handsets. Service Provider Channels “SprintTV Live” shall be sold as a stand-alone programming package, available only on lxRTT devices, for a monthly recurring charge. Service Provider Channels “NFL Channel” (or other named specifically designated by Sprint) and the Service Provider Premium Channels shall be sold as Premium Channels on both lXRTT and EV-DO.

Sprint’s EVDO service shall offer multiple tiers of SprintTV services as further described in Exhibit C and hereunto referred to as: SprintTV Basic, SprintTV Enhanced, and SprintTV Complete.

e) Branding. Sprint will utilize a Sprint-owned name for all “Sprint TV” and “Sprint TV Live” channels including EVDO versions of SprintTV (e.g., SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete”). The parties may agree to place a co-branded reference similar to “Powered by Mobi” in certain collateral materials and press materials upon mutual agreement by the parties. Under no circumstances, unless otherwise agreed upon by Sprint, shall Service Provider place, within the Service Provider Channels (including the startup screens thereof), any Service provider brand references.

f) Tier Composition. The “SprintTV Basic” package shall consist of approximately four (4) audio and/or video programming services. The “SprintTV Enhanced” package shall consist of approximately ten (10) audio and/or video programming services. The “SprintTV Complete” package shall consist approximately fifteen (15) audio and/or video programming services to be mutually agreed to by the parties. Sprint and/or Service Provider may add more content to these packages, however, both parties agree to substantially maintain the Tiering of these services in order to promote “SprintTV Enhanced” versus “SprintTV Basic” and to promote “SprintTV Complete” versus “SprintTV Enhanced”. As clarification, Sprint and Service Provider will package content and services to encourage customers to upgrade towards the “SprintTV Complete” package; however, Sprint shall have complete control of pricing to the User for said services.

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2. Section 3.1.2.a is replaced in its entirety as follows:

“3.1.2.	Fees for Service Provider Channels.

“Sprint TV” Channels

a) Monthly Service Fee.

i.	“SprintTV” for lXRTT devices: In consideration for the performance by Service Provider of its obligations hereunder, and if the Service Provider Channel “SprintTV” is an included component of a multimedia data service plan option, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels “Channel 1” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channels and attributable to Service Provider (the “IDETIC Monthly Service Fee”). For clarification, if Sprint sells Service Provider Channel “SprintTV” as a stand-alone option in addition to selling Service Provider Channel “SprintTV” as an included component to a multimedia data service plan option, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channel “SprintTV” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channel “SprintTV” and attributable to Service Provider (the “IDETIC Monthly Service Fee”). If the Service Provider Channel “SprintTV”, for any reason, ceases to be an included component of a multi-media data service plan option the per-User fee described in the immediately preceding sentences shall be increased from [*] to [*].

ii.	“SprintTV” for EVDO devices: In consideration for the performance by Service Provider of its obligations hereunder, and if the “SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete” is (1) offered as a Premium Channel or, (2) as a component of a multimedia data service option plan; as long as it is also offered as a component of a multimedia data service option plan, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels “SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete”, during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channels and attributable to Service Provider (the “IDETIC Monthly Service Fee”) in accordance with the following [*] table:

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“SprintTV Basic”		“SprintTVEnhanced”	“SprintTV Complete”

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

The foregoing Monthly Service Fees shall only apply if Sprint sells the Service Provider Channels “SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete” as a stand-alone option in addition to selling as an included component to a multi-media data service plan option. Sprint shall pay Service Provider, on a monthly basis [*] days in arrears the same “Idetic Monthly Service Fee” for the Service Provider Channel as specified above in Section 3.1.2.a.ii for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels “SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channel “SprintTV” and attributable to Service Provider (the “IDETIC Monthly Service Fee”).

iii.	“ Sprint TV Live” Channel:

Users will be charged a monthly recurring charge (“MRC”) for “SprintTV Live”. Prices for “SprintTV Live” will not be more than [*] per event-based transaction or MRC. Sprint, in its sole discretion, may set the MRC fee subject to the pricing restriction above.

“SprintTV Live” Media Player Channel Fees. Service Provider will receive the greater of [*] per subscriber per month or [*] of the Billed Revenue for “SprintTV live” Media Player Channel Fees. Sprint shall pay Service Provider, on a monthly basis [*] days in arrears the “SprintTV Live Media Player Channel Fee” for the Service Provider Channel (“SprintTV Live”) for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels “SprintTV Live” during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channel “SprintTV Live” and attributable to Service Provider (the “SprintTV Live Media Player Channel Fees”). Sprint and Service Provider agree to review new content, from time to time during the Term, for inclusion within “SprintTV Live” that may increase the “SprintTV Live” Media Player Channel Fees up to an additional [*] per subscriber per month. Sprint and Service Provider agree to negotiate in good faith to determine appropriate new content and associated increases in “SprintTV Live” Media Player Channel Fees. The parties agree to negotiate in good faith to determine which new content and “SprintTV Live” Media Player Channel Fees shall be implemented.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MobiTV Fees. Sprint and Service Provider agree to review new content, from time to time during the Term, for inclusion within MobiTV that may increase the MobiTV Fees up to an additional [*] per subscriber per month. Sprint and Service Provider agree to negotiate in good faith to determine appropriate new content and associated increases in MobiTV Channel Fees.

iv.	“NBC Late Night with Jay Leno”:

Service Provider shall obtain content and mobile broadcast rights to NBC Late night with Jay Leno Clips and insert the clip content into certain SprintTV packages at Sprint’s sole discretion. At the time of execution of this Fifth Amendment, Sprint expects to include NBC Late Night with Jay Leno clips in the SprintTV for 1XRTT devices and SprintTV Complete package for EVDO devices. In consideration for the performance by Service Provider of its obligations hereunder, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels containing “NBC Late Night with Jay Leno” Clips during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channels and attributable to Service Provider (the “IDETIC Monthly Service Fee for NBC Late Night with Jay Leno”).

v.	Service Provider Premium Channels:

Service Provider will obtain content and mobile broadcast VOD rights, and manage the rotation of content, for the Premium Channels set forth in subsections (a) through (e) below. Sprint will obtain content and mobile broadcast VOD rights for the Premium Channels set forth in subsection (f) below. Service Provider will host all of the following Premium Channels:

a.	Saturday Morning TV: a channel consisting of classic cartoons including but not limited to Rocky & Bullwinkle and Friends, Casper and Friends, etc. Channel will have five to seven folders, each with three or more clips, rotated weekly or bi-weekly.

b.	Comedy Time: a channel consisting of stand-up comedy. Channel will have five to seven folders, each with three or more clips, rotated weekly or bi-weekly.

c.	Short Films Channel (tentative title): a channel consisting of short films. Channel will have five to seven folders, each with three or more clips, rotated weekly or bi-weekly.

d.	Anime (title TBD): a channel consisting of popular Japanese animation. Channel will have five to seven folders, each with three or more clips, rotated weekly or bi-weekly.

e.	ABC News Now: A live 24 hour news network.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

f.	NFL Network: Live 24x7 feed of the NFL Network hosted and delivered by Service Provider at the request of Sprint. As clarification, Sprint is responsible for licensing fees for the content iteself. End user pricing to be determined by Sprint.

In consideration for the performance by Service Provider of its obligations hereunder, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, [*] of the consumer retail price for each subscriber to each Service Provider Premium Channel (except that in connection with the NFL Network Premium Channel, Sprint shall pay Service Provider [*] of the consumer retail price for each subscriber to such channel, but in no event less than [*] per subscriber per month.) As a point of clarification, Premium Channels listed in this section (a, b, c, d, e) will be included in the Sprint Premium Channel areas for both lXRTT and EV-DO devices.

All Service Provider Channels

Service Provider acknowledges and agrees it will not receive any revenue for use of the any of the Service Provider Channels “SprintTV”, “SprintTV Basic”, “SprintTV Enhanced”, “SprintTV Complete”, or “SprintTV Live” for testing, trial or demonstration account purposes as described in Section 3.2 B. Section 3.2 D is applicable to the Service Provider Channels. Within thirty (30) days of the end of each month during the Term, Sprint shall deliver to Service Provider a report showing the amounts due under this clause (a).

5. Notwithstanding anything in the Agreement to the contrary, Section 4.1 is amended by extending the Initial Term of the Agreement through through March 31, 2008.

6. Notwithstanding anything to the contrary in the Agreement, the Service Provider Channels are part of the Service Provider Services for purposes of the Agreement.

7. Exhibit C is deleted in its entirety and replaced with New Exhibit C, attached to this Amendment.

8. This Fifth Amendment may be executed in counterparts, by facsimile or otherwise, each of which will be deemed an original and all of which together will constitute one and the same document.

9. Except as specifically modified by this Fifth Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. Capitalized terms not otherwise defined in this Fifth Amendment have the respective meanings given in the Agreement. This Fifth Amendment sets forth the entire understanding of the parties as to the subject matter of this Fifth Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Fifth Amendment. If there is a conflict between the terms and conditions of this Fifth Amendment and the terms and conditions of the Agreement, the terms and conditions of this Fifth Amendment will control.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNED:

SPRINT SPECTRUM L.P.		MobiTV, INC.

By:	/s/ Paul S. Reddick	By	/s/ Phillip Alvelda
Name:	Paul S. Reddick	Name:	Phillip Alvelda
	(print or type)		(print or type)
Title:	VP Business Dev and Product Innovation	Title:	CEO & Chairman
Date:	10/24/05	Date:	11-1-05

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Exhibit C

Service Provider Channels Description

[*]

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*	Pages 8-11 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

SIXTH AMENDMENT TO

WIRELESS INTERNET SERVICES AGREEMENT

This Sixth Amendment is made to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”), entered into on October 6, 2003 (the “Agreement”),

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment (“First Amendment”) effective as of April 13, 2004 (the “First Amendment Effective Date”) to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Third Amendment (“Third Amendment”) effective as of April 13, 2004 (the “Third Amendment Effective Date”) to provide for the addition of Major League Baseball (“MLB”) content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment (“Forth Amendment”) effective as of March 8, 2005 (the “Forth Amendment Effective Date”) to provide for renewal of Major League Baseball (“MLB”) content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment (“Fifth Amendment”) effective as of October 20, 2005 (the “Fifth Amendment Effective Date”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Sixth Amendment (“Amendment”) effective as of March 17, 2006 (the “Sixth Amendment Effective Date”) to provide for the offering of the Espanol Services (as defined below)

AGREEMENT

The parties agree as follows:

1. The following definition is added to Section 1:

“Espanol Services” means, collectively (i) a J2ME application for non-media player capable 1XRTT devices only, distributed over the Sprint Wireless Network (“MobiTV en Espanol”), and (ii) content for the Sprint branded channels consisting of a version for Sprint Media Player capable 1XRTT devices and a separate version for EVDO devices (each “SprintTV en Espanol”). The content of the Espanol

Sprint Confidential Information

Services are further described in Exhibit D attached hereto, and is licensed by Service Provider for use as a J2ME application certified on Sprint 3G Handsets, and in connection with the Sprint Media Player and the Media Channel Descriptor.

2. The following section is added to Section 2.1 under the heading “For 3G Handsets” to include the following:

“Espanol Services”

a) Description of Services. In addition to the Service Provider Services already described in this Agreement, Service Provider will create the MobiTV en Espanol and Sprint TV en Espanol Services.

The J2ME version of such services shall be named MobiTV en Espanol. The MobiTV en Espanol service may be renamed if mutually agreed by the parties in writing.

Sprint’s Media Channel Descriptor (“MCD”) for the media player capable versions of such services shall be named SprintTV en Espanol and assigned channel numbers on the MCD, at Sprint’s sole discretion. The SprintTV en Espanol services may be renamed if mutually agreed by the parties in writing.

Users shall be able to access the Espanol Services by launching the J2ME application or Sprint Media Player application, as applicable, from their Handset. Sprint shall establish and maintain the MCD and integrate SprintTV en Espanol into the MCD. Service Provider shall host the Espanol Services content as described in Exhibit D. In addition, Service Provider shall coordinate with Sprint to establish the Espanol Services on Sprint’s J2ME platform and the MCD and Service Provider shall further provide such development, testing and review functions as are reasonably necessary in connection with the launch of the Espanol Services. At the time of execution of this Sixth Amendment, Sprint intends to include the Espanol Services, available for purchase by Users of 3G Handsets for a monthly recurring charge, as follows: “MobiTV en Espanol” for 1XRTT devices as a premium downloadable application, and “SprintTV en Espanol” as a stand-alone programming package, available on 1XRTT and EVDO devices.

b) Launch. Service Provider and Sprint agree the Espanol Services must be approved by the parties prior to the launch of the Espanol Services, and such approval shall not be unreasonably withheld or delayed.

c) Pricing. The initial monthly fee at which the Espanol Services shall be offered to Users shall be [*] per month. Sprint shall have the sole right to approve and/or to modify such monthly fee thereafter, subject to section 3.1.2(b) below.

d) Promotion. Sprint may, in its sole discretion, promote the Espanol Services prior to launch, provided that any and all such promotions shall be subject to Service Provider’s prior approval.

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

e) Branding. Sprint will utilize a Sprint-owned name for the “SprintTV en Espanol” channel. Any and all rights accruing from uses of any names shall vest exclusively in Sprint. The parties may agree to place a co-branded reference similar to “Powered by MobiTV” in certain collateral materials and press materials regarding the SprintTV en Espanol service, all as mutually agreed upon by the parties. Under no circumstances, unless otherwise agreed upon by Sprint, shall Service Provider place, within the SprintTV en Espanol service itself (e.g., startup screens for the SprintTV en Espanol service), any Service Provider brand references or any other brand references without the prior, written authorization of Sprint.

3. The existing Section 3.1.2 shall be renumbered as Section 3.1.2.a and a new Section 3.1.2.b is added to Section 3.1 as follows:

3.1.2.b Espanol Services Fees.

Monthly Service Fee. Notwithstanding Section 3.1.2(a), in consideration for the performance by Service Provider of its obligations hereunder, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, via electronic funds transfer, the greater of (i) [*] of the Billed Revenue for each User of the Espanol Services during that month, or (ii) [*] for each User of Espanol Services (other than as set forth in the next paragraph below) during that month, net of Adjustments, as defined in Section 3.2 C, related to the Espanol Services and attributable to Service Provider.

Service Provider acknowledges and agrees it will not receive any revenue for use of the Espanol Services for testing, trial or demonstration account purposes as described in Section 3.2 B, including, without limitation, the second to last sentence thereof. Section 3.2 D is applicable to the Sprint Espanola Services. Within thirty (30) days of the end of each month during the Term, Sprint shall deliver to Service Provider a report showing the amounts due under this section 3.1.2.b.

Sprint and Service Provider agree to negotiate in good faith to determine appropriate changes to content and any corresponding changes to Espanol Service Fees.

Notwithstanding anything to the contrary in the Agreement, including, without limitation, Sections 2.8 and 3.4 of the Agreement, MobiTV, Inc. agrees not to sell advertising for channels on the Espanol Services which are not included on other MobiTV products in existence at the time Espanol Services launch, and not to insert advertising within such channels on the Espanol Services, including, but not limited to, replacing local avails in the original feed with advertising secured by MobiTV Inc., without the mutual, written consent of both parties. Any such consent shall not be unreasonably withheld or delayed and will include the terms and conditions under which such advertising may be provided, as agreed by the parties, including, without limitation, content standards, placement and frequency and revenue sharing terms. For purposes of clarification, advertising that is part of the original feed received by MobiTV, Inc. from 3rd-party content providers, or is on channels that are included in any other MobiTV products in existence at the time Espanol Services launch, may appear within the Espanol Services beginning on the initial launch date.

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Except to the extent modified by this Sixth Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Sixth Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Sixth Amendment will in all such instances control.

6. Unless otherwise defined herein, all capitalized terms used in this Sixth Amendment will have the same meaning given as in the Agreement.

7. This Sixth Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

8. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document.

Signed: Sprint		MobiTV, Inc.

By:	/s/ Thad Langford	By:	/s/ Paul Scanlan
Name:	Thad Langford	Name:	Paul Scanlan
Title:	Director	Title:	COO
Date:	03-24-06	Date:	03-27-06

Sprint Confidential Information

Exhibit D

Espanol Services Description

[*]

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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AMENDED AND RESTATED SEVENTH AMENDMENT TO SPRINT-MOBITV

AGREEMENT

This Amended and Restated Seventh Amendment is made to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “ Service Provider”), entered into on October 6, 2003 (the “Agreement”). This Amended and Restated Seventh Amendment replaces and restates in its entirety the Seventh Amendment to Sprint-MobiTV Agreement executed by the parties on August 11, 2006.

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment (“First Amendment”) effective as of April 13, 2004 (the “First Amendment Effective Date”) to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment (“Forth Amendment”) effective as of March 8, 2005 (the “Forth Amendment Effective Date”) to provide for renewal of Major League Baseball (“MLB”) content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment (“Fifth Amendment”) effective as of October 20, 2005 (the “Fifth Amendment Effective Date”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Lerro content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment (“ Sixth Amendment”) effective as of March 17, 2006 (the “Sixth Amendment Effective Date”) to provide for the offering of the Espanol Services; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Seventh Amendment (“Amendment”) effective as of May 1, 2006 (the “Seventh Amendment

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Effective Date”) to provide for the offering of MSO TV Services (as defined below).

AGREEMENT

The parties agree to add the following Section to the Agreement:

15.	MSO TV SERVICES

15.1.	Definitions. The following definitions apply to this Section 15:

15.1.1.	“Client Application” means a J2ME client application developed by MobiTV for EVDO handsets that is described further in Exhibit 15-A. Client Application includes any updates or upgrades to the original Client Application that are delivered to Sprint by MobiTV under this Amendment. In accordance with Section 15.11 (Intellectual Property), the Client Application shall include a generic segment which is owned by MobiTV and Sprint-customized portions which are owned by Sprint. The Sprint-customized portions are included in Exhibit 15-E.

15.1.2.	“HIG” means an information guide in the Client Application that lists video content available through the user’s home MSO service.

15.1.3.	“Maintenance Updates” are updates to the Client Application that provide error corrections, bug fixes, and/or minor performance enhancements. Maintenance Updates do not include any significant new features or functionality.

15.1.4.	“MCD” or “Multi-Channel Descriptor” means a text file with business logic, subscription status, and metadata that describes channels provided to a user as part of the MSO TV Services, where the Client Application reads the MCD to display channel information to users.

15.1.5.	“MIG” means an information guide in the Client Application that lists video content available on a user’s mobile phone.

15.1.6.	“MobiTV-Provided Content” means the content listed in Exhibit 15-B under the heading “MobiTV-Provided Content.”

15.1.7.	“MSO” means any one of the multiple service operators (also commonly referred to as cable companies) that is (1) in the Sprint /MSO JV and (2) included in Exhibit 15-B.

15.1.8.	“MSO/Sprint-Provided Channels” means channels in the MSO TV Services that consist of content provided to MobiTV by an MSO or Sprint.

15.1.9.	“MSO TV Services” means an MSO-branded TV experience, distributed over the Sprint Wireless Network to select EVDO handsets, that consists

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of (i) the Client Application (including an HIG and MIG) and (ii) the video content set forth in Exhibit 15-B.

15.1.10.	“Pre-Existing IP” means, for each party, intellectual property owned by. such party prior to the development work set forth in the Statement of Work and used for the development and provisioning of MSO TV Services.

15.1.11.	“Sprint IP” means Sprint’s Pre-Existing IP, the items listed in Exhibit 15-E, and any items listed in a future, mutually-agreed upon statement of work for MSO TV Services that are specifically designated as belonging to Sprint in such statement of work (provided such statement of work is added to the Agreement under this Seventh Amendment in accordance with Section 15.2.1.4 (Future Development).

15.1.12.	“Sprint/MSO JV means the joint venture between Sprint and select multiple service operator companies to provide bundled cable television and wireless telecommunication packages to customers. As of the Seventh Amendment Effective Date, the multiple service operators in such joint venture are Bright House, Comcast, Cox, and Time Warner, although the list of multiple service operators may grow or otherwise change in the future.

15.1.13.	“Statement of Work” means the statement of work set forth in Exhibit 15-D. Statement of Work does not include future statement of works added to the Agreement in accordance with Section 15.2.1.4.

15.2.	Services

15.2.1.	Development, Maintenance, and Monitoring of MSO TV Services.

15.2.1.1.	Development. MobiTV will develop the technology (including the Client Application) that enables MobiTV to provide the MSO TV Services in accordance with the Statement of Work, attached as Exhibit 15-D. MobiTV will use commercially reasonable efforts to meet the delivery dates set forth in the Statement of Work. Some of MobiTV’s deliverables are dependent on information, testing, and feedback from Sprint and Sprint will cooperate in good faith with MobiTV to timely provide such information, testing and feedback. MSO TV Services must be approved in writing by both parties prior to launch, and such approval shall not be unreasonably withheld or delayed.

15.2.1.2.

Maintenance. MobiTV will provide Maintenance Updates for the Client Application as set forth in this Section 15.2.1.2. MobiTV may identify or Sprint may request updates for the Client Application to function as intended by MobiTV. The parties will work in good faith together to determine if such Maintenance

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Updates are required, and, if so, MobiTV will work with Sprint to deliver Maintenance Updates to handsets that the parties mutually agree should receive Maintenance Updates. MobiTV will maintain the MCDs for all packages set forth in Exhibit 15-B.

15.2.1.3.	24x7 Monitoring. MobiTV will provide 24x7 services monitoring for all channels included in the packages set forth in Exhibit 15-B.

15.2.1.4.	Future Development. If, after the Seventh Amendment Effective Date, the parties mutually desire for MobiTV to perform additional development for the MSO TV Services, the parties may add a statement of work to this Amendment by executing a statement of work that (1) is executed by authorized representatives of each party, (2) specifically references this Amendment, and (3) sets forth the applicable development efforts and corresponding delivery schedule, acceptance criteria, and financial terms. MobiTV will then use commercially reasonable efforts to further develop the MSO TV Services in accordance with such statement of work. If MobiTV deliverables under such statement of work are dependent on information, testing, and feedback from Sprint, Sprint will cooperate in good faith with MobiTV to timely provide such information, testing, and feedback.

15.2.2.	Content Acquisition, Hosting, and Delivery.

15.2.2.1.

For each of the MSOs, MobiTV will acquire (solely with respect to the MobiTV-Provided Content), host, and deliver content for the packages A & C outlined in Exhibit 15-B (subject to Section 15.7.6 (MSO-Provided Content)). Each package includes MobiTV Provided Content and MSO/Sprint-Provided Channels. With respect to any content from a specific content-provider listed in Exhibit 15-B under “MobiTV-Provided Content,” MobiTV may replace such content with similar content from another content provider (such replacement will not require an amendment to Exhibit 15-B). MobiTV will notify Sprint of such content replacements, where such notification may be made in the form of email or my mailing, faxing, or personally delivering a document setting forth the content changes. Furthermore, MobiTV’s ability to provide services with respect to the content listed in Exhibit 15-B under “MSO/Sprint Provided Channels” is dependent on Sprint providing or causing the MSOs to provide such content to MobiTV in a form and with a reliability acceptable to MobiTV, and MobiTV shall not be liable for any breach of this Agreement (including, without limitation, the Service Reliability standards set forth in Section 12) if an Sprint or an MSO refuses or is unable to provide such content in a form and with a reliability acceptable to MobiTV

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(or if Sprint or an MSO changes the content line up). The content in the MSO/Sprint Provided Channels may be changed by Sprint and the MSOs, provided any replaced or added content satisfies the content standards set forth in Section 2.7 and provided MobiTV agrees in writing to such changes (where such approval will not be unreasonably withheld). MobiTV shall have no responsibility for obtaining replacement content for content removed by an MSO or Sprint from the MSO/Sprint-Provided Channels. Notwithstanding anything to the contrary, the cumulative number of MSO/Sprint Provided Channels that MobiTV will host and deliver as part of the MSO TV Services is subject to Section 15.2.2.2.

15.2.2.2.	As a base amount, MobiTV will encode and host a cumulative of [*] MSO/Sprint-Provided Channels, where Sprint will determine how the [*] channels are divided up among each of the MSOs. For every [*] subscribers of MSO TV Services, MobiTV will encode and host [*] additional MSO/Sprint-Provided Channel. If Sprint wants MobiTV to host more MSO/Sprint-Provided Channels than Sprint is entitled to based on its actual subscriber base for MSO TV Services, Sprint can increase the number of MSO/Sprint-Provided Channels hosted by MobiTV by paying a monthly service fee for additional subscribers (even though such subscribers do not exist), where such monthly service fee is equal to the average monthly service fee paid for actual subscribers. [*]

15.2.2.3.

If the parties mutually desire for MobiTV to acquire, host, and deliver premium channels for the MSO TV Services, the parties may amend Exhibit 15-B to include premium channels, and MobiTV will then acquire, host, and deliver content for such premium channels. For the parties to amend Exhibit 15-B to add

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premium channels, they must execute an amendment to the Agreement.

15.2.2.4.	The Statement of Work in Exhibit 15-D and the content packages set forth in Exhibit 15-B are specific to MSO TV Services for the four MSOs currently (i.e., as of the Seventh Amendment Effective Date) in the Sprint/MSO JV, namely: Bright House, Comcast, Cox, and Time Warner. If additional MSOs are added to the Sprint/MSO JV after the Seventh Amendment Effective Date, and if the parties desire to include such MSOs in the MSO TV Services, the parties will negotiate in good faith as to any development work, development fees, and amendments to Exhibits 15-B and 15-C required to accommodate additional MSOs. For the parties to amend Exhibits 15-B and 15-C to accommodate additional MSOs, they must execute an amendment to this Agreement that specifically amends such Exhibits.

15.3.	Content Packages offered Customers

15.3.1.	Sprint will make MSO TV Services available to customers who have purchased a bundled Sprint/MSO wireless phone and television service. Customers will have the ability to choose from the applicable packages A and C set forth in Exhibit 15-B.

15.3.2.	The monthly fees charged customers for packages A & C shall be the fees forth in exhibit 15-B, unless the parties mutually agree in writing on different monthly fees.

15.3.3.	Subscribers of MSO TV Services will have the ability to purchase premium channels that are delivered by third party providers (i.e., not MobiTV). Subscribers will be able to view such premium channels through the Client Application, provided that Sprint has secured the necessary rights for users to view and play such content through the Client Application and provided that Sprint pays MobiTV the applicable monthly service fees set forth in Exhibit 15-C. Sprint customers may not use the Client Application to view content provided by third parties unless they are a current MSO TV Services subscriber for which Sprint has paid MobiTV a monthly service fee.

15.4.	Promotion

15.4.1.	Sprint will promote the MSO TV Services prior to launch and during the remaining term of the Agreement, provided that all such promotions are subject to the Parties’ prior written approval.

15.4.2.	At time of launch, the parties will issue a mutually-agreed upon joint press release announcing the launch of the MSO TV Services.

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15.5.	Branding

15.5.1.	The Client Application will be branded and customized for each of the MSOs.

15.5.2.	Sprint will place a brand reference similar to “Powered by MobiTV” in all collateral materials, promotional materials, and press materials related to the MSO TV Services. Such branding shall be mutually agreed upon by the parties.

15.5.3.	MobiTV shall not (except within channels of content provided by MobiTV) place within the MSO TV Services itself (including the Client Application) any MobiTV brand references without the prior written approval of Sprint, which shall not be unreasonably withheld.

15.6 .	Licenses

15.6.1.	MobiTV License. Subject to the terms and conditions of this Agreement (as amended), MobiTV grants Sprint a non-exclusive, non transferable, non-sublicensable license to (1) install and distribute the Client Application on EVDO Handsets solely for the purpose of enabling MSO TV Services (as provided by MobiTV) on such Handsets and (2) license subscribers of MSO TV Services to use the Client Application on EVDO Handsets for the purposes of viewing, playing, or otherwise accessing video content. Sprint shall not modify, disassemble, decompile, or reverse engineer the Client Application or any component thereof. Other than the rights specially granted in this Section 15.6.1, no other license, right or interest in or related to the Client Application is granted Sprint.

15.6.2.	MSO/Sprint-Provided Channels and License. With respect to content provided or sourced by Sprint or an MSO (whether included in a hosted MSO/Sprint-Provided Channel or not) and accessible to Users via the Client Application, Sprint shall obtain all rights necessary to enable MobiTV to host and distribute such content (if applicable) and to enable Users to display, play, and use such content via the Client Application. With respect to content in MSO/Sprint-Provided Channels (including, without limitation, any trademarks used in such content and the channel logo for the channel guide), Sprint hereby grants MobiTV a non-exclusive, non-transferable sublicense, under Sprint’s license rights, to such content to (1) reproduce, use, host, encode, display, publicly perform, and distribute such content for the purposes of providing the MSO TV Services, and (2) enable subscribers of MSO TV Services to view, display, and play such content on wireless handsets.

15.6.3.	Sprint IP. Subject to the terms and conditions of this Agreement,

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Sprint grants MobiTV a non-exclusive, non-transferable, non sublicensable, royalty-free license to (1) use and reproduce the Sprint IP to develop and implement the MSO TV Services and (2) provide and distribute MSO TV Services that include Sprint IP to customers of a bundled Sprint/MSO service in accordance with this Agreement. Other than the rights specially granted in this Section 15.6.3, no other license, right or interest in or related to the Sprint IP is granted MobiTV.

15.7.	Service Provider Fees

15.7.1.	Application Development Fee. For the development services set forth in the Statement of Work, Sprint shall ·pay MobiTV [*] (“Application Development Fee”) in accordance with Section 12 (“Invoicing”) in the Statement of Work, provided that Sprint shall not be required to pay this fee if MobiTV fails to perform the development services and produce the deliverables set forth in the Statement of Work. If MobiTV fails to perform the development services and produce the deliverables set forth in the Statement of Work (and such failure is not based on a mutual agreement by the parties to omit a deliverable), any amount of the Application Development Fee paid to MobiTV under this Section 15.7.1 (Application Development Fee) shall be refunded to Sprint at Sprint’s request no later than thirty days from the date of demand by Sprint. Notwithstanding anything to the contrary, failure by MobiTV to meet the delivery dates set forth in the Statement of Work shall not be cause for a refund or nonpayment of the Application Development Fee if MobiTV is using commercially reasonable efforts to meet such delivery dates (or if delivery is delayed due to Sprint’s failure to provide required information or feedback.)

15.7.2.	Welcome movies. Sprint shall pay MobiTV [*] for developing the welcome movies set forth in the Statement of Work.

15.7.3.	Monthly Service Fee. For each subscriber of MSO TV Services, Sprint will pay MobiTV the applicable monthly service fee set forth in Exhibit 15-C. Sprint and MobiTV agree to negotiate in good faith to determine appropriate changes to content in the MSO TV Services and any corresponding changes to the monthly service fees.

15.7.4.	Premium Channels. If MobiTV delivers any premium channels for the MSO TV Services (see Section 15.2.2.3), the parties will [*] the revenue Sprint receives for such premium channels.

15.7.5.	Testing, Trials, and Demonstration. MobiTV will not receive a

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monthly service fee for any testing, technical trial, or demonstration of the MSO TV Services by Sprint, MobiTV, or the MSOs, provided that (i) MobiTV is not contractually obligated to pay a license fee to any of its content providers for such testing, technical trial or demonstration; and (ii) Sprint shall not offer any discount or give-away programs to Users that might otherwise be paying subscribers. Sprint will provide adequate records to allow tracking of the number of unique individuals accessing MSO TV Services for demonstration or promotional services.

15.7.6.	MSO-Provided Content. Sprint will collaborate and contract with MSOs for the provisioning of MSO-provided content for the MSO TV Services, obtain the rights necessary to grant to MobiTV the license set forth in Section 15.6.2 above and be responsible for paying the MSOs for such content. Sprint is also responsible for paying any other content-providers for content in MSO/Sprint-Provided Channels.

15.7.7.	Future Development. If the parties execute a new statement of work in accordance with Section 15.2.1.4, Sprint will pay MobiTV for all fees specified in such statement of work in accordance with the terms and/or schedule set forth in such statement of work, as agreed in writing.

15.8.	Reporting Requirements

15.8.1.	Sprint Reporting Requirements. Within forty-five days of the end of each month, Sprint shall provide MobiTV with a report showing the amount due under Section 15.7.4 (Monthly Service Fee), where such report shall include the following: (1) the number of MSO TV Services subscribers for each of the packages set forth in Exhibit 15-B (broken down by package and MSO), (2) the number of subscribers who have canceled or otherwise terminated their MSO TV Services subscription, and (3) premium channel subscription information for premium channels that MobiTV provides (if any)

15.8.2	MobiTV Reporting Requirements. Within forty-five days of the end of each month, MobiTV shall provide Sprint with reports on bandwidth utilization, customer usage patterns, and channel ratings on a regular basis. Such reports shall be MobiTV’s “Confidential Information” under the Agreement and shall not be provided to any third party, including, without limitation, the MSOs, without the prior written consent of MobiTV.

15.9.	Customer Care

15.9.1.	Sprint. Sprint (and/or an MSO if designated by Sprint) will provide first and second tier customer support to subscribers of MSO TV

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Services. For instance, if a first tier customer support representative cannot assist the customer and needs to escalate to a higher level of support, the first tier representative will pass the customer to a Sprint or MSO second tier customer care representative.

15.9.2.	MobiTV. MobiTV will provide third tier customer support for MSO TV Services to Sprint customer care representatives and/or MSO customer care representatives. Specifically, if Sprint’s or an MSO’s second tier customer support representatives needs technical assistance, MobiTV will provide assistance to such customer support representatives. MobiTV will not be responsible for interacting with Sprint or MSO customers to provide customer care.

15.10.	Term of Contract.

15.10.1.	The term of the Agreement will be extended until December 31, 2008, but only for the purposes of providing the MSO TV Services set forth in this Amendment.

15.10.2.	MobiTV has no obligation to provide and Sprint has no obligation to accept non-MSO TV services beyond March 31, 2008 (the term set forth in the 5th Amendment).

15.11	Intellectual Property.

15.11.1	MobiTV retains ownership of its Pre-Existing IP, and Sprint is granted no rights to MobiTV’s Pre-Existing IP, except as licensed in Section 15.6.1. of this Seventh Amendment or Section 6.1 of the Agreement. MSO TV Services are part of Service Provider Services for the purposes of Section 7.1 (Service Provider Ownership) in the Agreement, and MobiTV shall own all right title and interest in the MSO TV Services (including but not limited to the Client Application, except for those Sprint-customized portions listed in Exhibit 15-E), excluding third party content and services, and excluding Sprint IP.

15.11.2

Sprint retains ownership of Sprint IP (including, but not limited to Sprint Pre-Existing IP related to this Seventh Amendment), and MobiTV is granted no rights to the Sprint IP except as set forth in the Agreement, as amended by this Seventh Amendment. Sprint Pre Existing IP includes all equipment, materials, drawings, software, and data related to the operation of the Sprint Wireless Network that MobiTV receives directly or indirectly from Sprint or from a third party on behalf of Sprint. With respect to any Sprint-customized portions of technology developed by MobiTV and listed in Exhibit 15- E, MobiTV hereby transfers and assigns (and agrees to transfer and assign) all intellectual property rights in such technology to Sprint, provided Sprint pays MobiTV all amounts due under the Agreement,

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as amended by this Seventh Amendment.

15.11.3	For any future versions of MSO TV Services developed under this Seventh Amendment, such future versions will be owned as set forth in Sections 15.11.1 and 15.11.2 unless the parties expressly specify otherwise in an applicable, mutually-agreed upon statement of work added to the Agreement in accordance with Section 15.2.1.4 (Future Development). The intent of the parties is (1) to provide Sprint with its own proprietary implementation of the Client Application for use only by Sprint (in conjunction with the MSOs in the Sprint/MSO JV) using Sprint IP, subject to the underlying intellectual property rights of MobiTV, and (2) to provide MobiTV with a generic Client Application and general know-how to provide similar services to other network operators and interested third parties.

15.12	Miscellaneous

15.12.1	Except to the extent modified by this Seventh Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Seventh Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Seventh Amendment will in all such instances control.

15.12.2	Unless otherwise defined herein, all capitalized terms used in this Seventh Amendment will have the same meaning given as in the Agreement.

15.12.3	Upon termination of the Agreement, all licenses granted herein shall terminate. Sections 15.1 (Definitions), 15.11 (Intellectual Property), and 15.12 (Miscellaneous) shall survive termination.

15.12.4	This Seventh Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

15.12.5	This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original and· all of which together will constitute one and the same document. The parties may execute this Amendment by faxing signed signature pages to each other.

Signed:

MobiTV, Inc.	Sprint Spectrum L.P.

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By:	/s/ Paul Scanlan	By:	/s/ Paul S. Reddick
Name:	Paul Scanlan	Name:	Paul S. Reddick
Title:	COO/Cofounder	Title:	Vice President Bus. Dev. & Product Innov.
Date:	6/27/06	Date:	10-3-06

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EXHIBIT 15-A CLIENT

APPLICATION

[*]

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EXHIBIT 15-B

CUSTOMER PACKAGES AND PRICING

[*]

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EXHIBIT 15-C

MONTHLY SERVICE FEES

[*]

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EXHIBIT 15-D

STATEMENT OF WORK

[*]

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EXHIBIT 15- E Sprint

Intellectual Property

1.	Sprint subscription API to Sprint billing system.

2.	Sprint unsubscription API to Sprint billing system.

3.	Sprint MCD guide folder names.

4.	MSO “skins” for Client Application: The skins are the graphical presentation to the end user of the MSO TV Services as a whole (i.e., color, patterns, and background images collectively), but does not included the layout of the guide, MSO trademarks or logos, functionality associated with the guide or any other functionality of the Client Application, or the elements of the skin on an individual basis.

5.	Hotlining support code

6.	Code specific to enabling the MobiTV client to integrate with Sprint billing system (this does not include any generic billing-related code)

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FIRST AMENDMENT TO AMENDED AND RESTATED SEVENTH AMENDMENT TO WIRELESS

INTERNET SERVICES AGREEMENT

This First Amendment to the Amended and Restated Seventh Amendment (the “First Amendment to the Seventh Amendment”) is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”) which was executed October 6, 2003 (as amended from time to time, the “Agreement”). This First Amendment to the Seventh Amendment shall be effective as of August 11, 2006.

WHEREAS, the parties entered into the Amended and Restated Seventh Amendment to the Agreement (the “Seventh Amendment”) effective as of August 11, 2006; and

WHEREAS, the parties desire to replace Section I5.2.2.2 for the calculation of fees for additional channels to be hosted by Service Provider as part of the MSO TV Services.

NOW, THEREFORE, the parties agree to amend the Amended and Restated Seventh Amendment as follows:

1.	Introduction.

All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement. Except as modified by this First Amendment to the Seventh Amendment, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this First Amendment to the Seventh Amendment, if there is a conflict between it and the Agreement (including any previous Amendment), this First Amendment to the Seventh Amendment will control.

2.	Section 15.2.2.2.

The following hereby replaces Section 15.2.2.2 of the Seventh Amendment:

Service Provider shall encode and host a cumulative amount of [*] Channels (the “[*] Channels”). Sprint will determine and instruct Service Provider of the allocation of the [*] Channels among each of the MSOs. [*] If Sprint instructs Service Provider to host more [*] Channels than permitted under this· Agreement as [*] Channels or [*] Channels, Service Provider may invoice Sprint a [*] based on the following schedule for each such additional channel (the “[*] Channels”), [*].

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Live Channels as a % of all Hosted Channels	Cost Per [*] Additional Channel
%of live is [*]	$[*]
%of live is [*]	$[*]
% of live is [*]	$[*]

3.	Counterparts.

This First Amendment to the Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document. The parties may execute this First Amendment to the Seventh Amendment either by faxing signed signature pages to each other or by exchanging signed copies via email in PDF file format.

SIGNATURES:

SPRINT	MOBITV, INC.

(signature) /s/ Jeff Adelmann	(signature) /s/ Paul Scanlan

(print name) Jeff Adelmann	(print name) Paul Scanlan

(title) Director, Product Management	(title) President

(date) 12/19/07	(date) 12/04/07

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

SECOND AMENDMENT TO AMENDED AND RESTATED SEVENTH AMENDMENT

TO WIRELESS INTERNET SERVICES AGREEMENT

This Second Amendment to the Amended and Restated Seventh Amendment (the “Second Amendment to the Seventh Amendment”) is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”) which was executed October 6, 2003 (as amended from time to time, the “Agreement”). This Second Amendment to the Seventh Amendment shall be effective as of December 19, 2007.

WHEREAS, the parties entered into the Amended and Restated Seventh Amendment to the Agreement (the “Seventh Amendment”) effective as of August 11, 2006;

WHEREAS, the parties amended the Seventh Amendment in the First Amendment to the Amended and Restated Seventh Amendment to modify the calculation of fees for additional channels to be hosted by Service Provider as part of the MSO TV Services; and

WHEREAS, the parties now desire to further amend the Seventh Amendment to add an a la carte channel to the MSO TV Services.

NOW, THEREFORE, the parties agree to amend the Amended and Restated Seventh Amendment as follows:

1.	Introduction.

All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement. Except as modified by this Second Amendment to the Seventh Amendment, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this Second Amendment to the Seventh Amendment, if there is a conflict between it and the Agreement (including any previous Amendment), this Second Amendment to the Seventh Amendment will control.

2.	Addition of A La Carte Channel.

Pursuant to Section 15.2.2.3, the parties desire for MobiTV to acquire, host, and deliver Here!,·as an a 1a cart channel for the MSOTV Services. Exhibit 15-B is hereby amended to add the following:

Bright House, Comcast, Cox, and Time Warner

$[*] Stand Alone Channel

MobiTV Provided Content

•	Here!

Pursuant to Section 15.7.4, the parties will [*] the revenue Sprint receives for such premium channels, as determined by Sprint subject to Section 11 of the Agreement.

Sprint Confidential	1

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

3.	Counterparts.

This Second Amendment to the Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document. The parties may execute this Second Amendment to the Seventh Amendment either by faxing signed signature pages to each other or by exchanging signed copies via email in PDF file format.

SIGNATURES:

SPRINT		MOBITV, INC.

(signature)	/s/ Jeff Adelmann	(signature)	/s/ William E. Losch
(print name)	Jeff Adelmann	(print name)	William E. Losch
(title)	Director	(title)	CFO
(date)	12/19/07	(date)	1/3/08

Sprint Confidential	2

Execution Copy

EIGHTH AMENDMENT TO

WIRELESS INTERNET SERVICES AGREEMENT

This Eighth Amendment is made to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or” Service Provider”), entered into on October 6, 2003 (the “Agreement”),

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment (“First Amendment”) effective as of April 13, 2004 (the “First Amendment Effective Date”) to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment (“Second Amendment”) effective as of June 8, 2004 (the “Second Amendment Effective Date”) to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment (“Forth Amendment”) effective as of March 8, 2005 (the “Forth Amendment Effective Date”) to provide for renewal of Major League Baseball (“MLB”) content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment (“Fifth Amendment”) effective as of October 20, 2005 (the “Fifth Amendment Effective Date”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment (“Amendment”) effective as of March 17, 2006 (the “Sixth Amendment Effective Date”) to provide for the offering of the Espanol Services; and

WHEREAS, the parties amended the Agreement as set forth in the Seventh Amendment (“Amendment”) effective as of May 1, 2006 (the “Seventh Amendment Effective Date”) to provide for the offering of MSO TV Services; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Eighth Amendment, effective as of May 1, 2006, to provide for (i) a channel with Sprint-Sourced Content (defined herein), and (ii) license grants, representations, and warranties with respect to any Sprint-

Sprint Confidential Information

Sourced Content provided to MobiTV for use in any MobiTV products and services distributed to Users (defined in the original Agreement) under the Agreement.

AGREEMENT

The parties agree to add the following Section to the Agreement:

16.	SPRINT-SOURCED CONTENT

16.1	Definitions. The following definitions apply to this Section 16:

16.1.1	“Channel 33” means a channel with Sprint-Sourced Content in the Sprint Media Player. As of the date of the Amendment, this channel is channel33 in the Sprint Media Player, but, if Sprint changes its channel numbering after the date of this Amendment, the term “Channel 33” will refer to the equivalent channel as the current channel 33.

16.1.2	“Content Provider” means a third party that either owns content or has the right to provide content for further distribution.

16.1.3	“MSO TV Channels” means the channels in the MSO TV Services (where MSO TV Services is defined in the Seventh Amendment).

16.1.4	“MobiTV Channels” means the channels in MobiTV’s-branded TV service for Users (i.e., “MobiTV”, not “SprintTV”).

16.1.5	“Sprint-Sourced Content” means content for which Sprint has contracted with a Content Provider for the right to distribute and display on wireless mobile handsets.

Capitalized terms not defined in this Section 16 shall have the meaning set forth in the Agreement, as amended by the previous seven amendments.

16.2	Channel 33 Services

16.2.1	In accordance with the terms and conditions set forth herein, Service Provider will provide Channel 33 to designated Users that have a Sprint Media Player on their handset (including EVDO and lxRTT multimedia handsets). The Sprint Sourced Content in Channel 33 may be provided to Service Provider by Sprint or directly from Content Providers.

16.2.2

Sprint will inform Service Provider of the Sprint-Sourced Content to be inserted into Channel 33. Sprint will provide Service Provider with the identity and appropriate contact information for each Content Provider of Sprint-Sourced Content. Sprint will provide Service Provider with notice of Sprint-Sourced Content to be included in Channel 33 reasonably in advance of the date such Sprint-Sourced Content is to be made available to Users. Notwithstanding the foregoing, for a live event, Sprint will provide Service Provider with at least one month notice to prior to date of the live event, and for non-live Sprint-Sourced

Sprint Confidential Information

Content, Sprint will provide Service Provider with at least one week prior notice.

16.2.3	Sprint will pay Service Provider fees for hosting and providing Channel 33. Specifically, Sprint will pay Service Provider: (i) a weekly channel management fee for each week in which Service Provider provides Channel 33; (ii) a fee for each live event broadcasted in Channel 33 (where the fee depends on whether the event is a one-time event or an ongoing live event); (iii) a start-up fee for each venue that hosts multiple ongoing live events (i.e., Studio 54); (iv) any video production; and (v) any graphics production. The fees for each of the above are set forth in Exhibit A (under the “cost” column). Exhibit A also includes a projection of the quantity of each of the above services and an estimate of the total annual fee from May 1, 2006 to December 31, 2006.

16.2.4	Upon execution of this Amendment, Service Provider will invoice Sprint for $[*]which represent estimated fees from May 1, 2006 through December 31, 2006 based on the forecasts outlined in Exhibit A. Sprint agrees to pay this amount within [*] days of receipt of the invoice. By no later than January 31, 2007, Service Provider will provide Sprint a written summary of services covered by this Eighth Amendment and related fees earned between May 1, 2006 and December 31, 2006. The summary will include (i) Channel 33-related services and other services covered under this Eighth Amendment provided, (ii) fees already paid by Sprint to Service Provider for such services, and (iii) any outstanding payment owed by Sprint to Service Provider for such services (if any), or alternatively any credit towards such services due to Sprint (if any). If such summary shows that Sprint owes outstanding fees to Service Provider for Channel 33-related services, then Sprint will pay Service Provider all such outstanding fees by within [*] days of receipt of an invoice reflecting such outstanding fees. If a credit towards Channel 33-related services is due to Sprint, Service Provider will either perform services by July 31, 2007, or refund the credit to Sprint.

16.2.5	Subject to the terms and conditions of this Eighth Amendment, Service Provider will provide Channel 33 until at least December 31, 2006. After December 31, 2006, Service Provider will continue to provide Channel 33 through the term of the Agreement, unless upon 60 days notice, either party may discontinue the provision or receipt of Channel 33 services. If Service Provider continues to provide Channel 33 after December 31, 2006, the fees set forth in Exhibit A will continue to apply unless the parties mutually agree to amend or replace Exhibit A, where such mutual agreement may be expressed in the form of email by authorized representatives of the parties (i.e., representative authorized to make contractual obligations). For any fees incurred after December 31, 2006, the parties will mutually agree upon when fees shall be due, where such mutual agreement may be expressed in the form of email by authorized representatives of the parties.

16.2.6

The fees set forth in Sections 16.2.3 and 16.2.4 are only for services related to Channel33. Sprint may request that Sprint-Sourced Content be incorporated into a MobiTV Channel, an MSO TV Channel or a Service Provider Channel

Sprint Confidential Information

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other than Channel 33 and (i) references to “Channel 33” in Section 16.2.2 shall be deemed to be references to the applicable Channel; and (ii) if such incorporation requires engineering or technical resources beyond that required to incorporate the Sprint-Sourced Content into Channel 33, the parties will first agree in good faith for additional fees required to incorporate such content.

16.2.7	Service Provider, at its option, also may incorporate the Sprint-Sourced Content into the Service Provider Channels (i.e., Channels 1, 9 44 and 50), MobiTV channels, MSO TV Channels, and/or any other product, channel or service provided by MobiTV to Users, provided that Service Provider obtains Sprint’s prior written approval (where such approval can be given in the form of an email). If Service Provider, at its option, incorporates the Sprint-Sourced Content into a MobiTV product or channel other than Channel 33, Sprint will not be responsible for any additional costs relating to incorporating the Sprint Sourced Content into a MobiTV product or channel other than Channel33.

16.3	Sprint Responsibility. Service Provider will work with Content Providers to obtain the Sprint-Sourced Content (if so directed by Sprint), but Sprint is responsible for contracting with the Content Providers to obtain the rights necessary for Service Provider to provide Sprint-Sourced Content to Users and to enable Users to view and play the Sprint-Sourced Content. Sprint will be responsible for all fees due Content Providers for Sprint-Sourced Content provided to Users by Service Provider.

16.4	Licenses. Sprint-Sourced Content and any related Marks (defined below) provided to Service Provider for use in Channel 33 and/or any other service, product, or channel provided to Users by Service Provider (including those referenced in Sections 16.2.5 and 16.2.6) under the Agreement shall be licensed to Service Provider as follows:

16.4.1	Sprint hereby grants Service Provider a non-exclusive, non-transferable sublicense to (1) reproduce, use, host, encode, display, publicly perform, and distribute Sprint-Sourced Content for the purposes of marketing, promoting, and providing the Sprint-Sourced Content to Users, and (2) enable Users to view, display, and play the Sprint-Sourced Content on wireless handsets.

16.4.2	To the extent Service Provider is required to display, reproduce, and/or use the trademarks, trade names, or logos (“Marks”) of Content Providers in conjunction with Service Provider’s distribution of the Sprint-Source Content, Sprint hereby grants Service Provider a non-exclusive, non-transferable sublicense to reproduce, display, and use the Marks solely in conjunction with distribution, promotion, and marketing of the Sprint-Sourced Content and in accordance with any guidelines provided by Sprint or the Content Provider for use of the Marks.

16.5	Representation and Warranties. Sprint represents and warrants that it has obtained (or will obtain for future Sprint-Sourced Content) from all Content Providers of Sprint-Sourced Content (whether provided to Service Provider prior to or after the date of this Amendment) the rights to grant the sublicenses set forth in Section 16.4 (Licenses) and allow Service Provider to perform its obligations and exercise its rights hereunder.

Sprint Confidential Information

16.6	Miscellaneous

16.6.1	Any references in any prior Amendment to the Agreement to the “Third Amendment” shall be void and have no effect.

16.6.2	Except to the extent modified by this Eighth Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Eighth Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Eighth Amendment will control.

16.6.3	This Eighth Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

16.6.4	This Eighth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document.

Signed:

MobiTV, Inc.		Sprint Spectrum L.P.

By:	/s/ Paul Scanlan	By:	/s/ Alana R. Muller
Name:	Paul Scanlan	Name:
Title:	COO/Cofounder	Title:
Date:	9/26/06	Date:

Sprint Confidential Information

Exhibit A

Fees for Channel 33

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

NINTH AMENDMENT TO

WIRELESS INTERNET SERVICES AGREEMENT

This Ninth Amendment, effective as of October 20, 2005, is made to the Wireless Internet Service Agreement (the “Agreement”) between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or” Service Provider”), entered into on October 6, 2003 (the “Agreement”),

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment effective as of April 13, 2004 to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment effective as of June 8, 2004 to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment effective as of March 8, 2005 to provide for renewal of Major League Baseball content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment effective as of October 20, 2005 (the “Fifth Amendment”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment effective as of March 17, 2006 to provide for the offering of the Espanol Services; and

WHEREAS, the parties amended the Agreement as set forth in the Amended and Restated Seventh Amendment effective as of May 1, 2006 to provide for the offering of MSO TV Services; and

WHEREAS, the parties amended the Agreement as set forth in the Eighth Amendment, effective as of May 1, 2006, to provide for Sprint-Sourced Content; and

WHEREAS, the parties desire to further amend the Agreement as set forth in this Ninth Amendment, to clarify the monthly service fee for “SprintTV” for EVDO devices. All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

Confidential

Execution Copy

Now, THEREFORE, the parties agree to further amend the Agreement as follows:

1. Section 3.1.2.a.ii is replaced in its entirety as follows:

ii. “SprintTV” for EVDO devices: In consideration for the performance by Service Provider of its obligations hereunder, and if “SprintTV Basic”, “SprintTV Enhanced”, or “SprintTV Complete” is (1) offered as a Premium Channel or, (2) as a component of a multimedia data service option plan; as long as it is also offered as a component of a multimedia data service option plan, Sprint shall pay Service Provider, on a monthly basis [*] days in arrears, for each User that (i) is billed by Sprint for a MRC associated with the Service Provider Channels “SprintTV Basic”, “SprintTV Enhanced or “SprintTV Complete”, during that month and (ii) possesses a Handset with a Sprint Media Player, net of Adjustments, as defined in Section 3.2 C, related to the Service Provider Channels and attributable to Service Provider (the “MobiTV Monthly Service Fee”) in accordance with the following tables. [*] For the avoidance of doubt, this amendment shall be effective as of October 20, 2005, the effective date of the Fifth Amendment.

“SprintTV	Access”

[*]	Number of Users	Monthly Service Fee
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

“SprintTV	Plus”

[*]	Number of Users	Monthly Service Fee
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Confidential

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

“SprintTV Ultimate”

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]

2. All references in the Agreement to “SprintTV Basic” shall be deemed to be references to “SprintTV Access”; all references in the Agreement to “SprintTV Enhanced shall be deemed to be references to “SprintTV Plus”; and all references in the Agreement to “SprintTV Complete” shall be deemed to be references to “SprintTV Ultimate”.

3. Except to the extent modified by this Ninth Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Ninth Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Ninth Amendment will control.

4. This Ninth Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

Confidential

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

5. This Ninth Amendment may be executed in any number of counterparts, and by facsimile or electronic means, each of which shall be deemed an original and all of which together will constitute one and the same document.

Signed:

MobiTV, Inc.		Sprint Spectrum L.P.

By:	/s/ Michael W. Strambi	By:	/s/ Paul Reddick
Name: Michael W. Strambi		Name: Paul Reddick
Title: VP Finance		Title: Vice President
Date: 11/16/06		Date: 11-20-06

Confidential

Exhibit 10.15

TENTH AMENDMENT

TO

WIRELESS INTERNET SERVICE AGREEMENT

BETWEEN SPRINT AND MOBITV

This Tenth Amendment (this “Tenth Amendment”) to that certain Wireless Internet Service Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.) (hereinafter, “Service Provider”) dated October 6, 2003, as previously amended by Sprint and Service Provider through the date of this Tenth Amendment (hereinafter, the “Agreement”), is made and entered and between Sprint and Service Provider as of November 15, 2006 (the “Tenth Amendment Effective Date”).

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment effective April 13, 2004 to provide for the addition of Major League Baseball content to the Service Provider Services;

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment effective June 8, 2004 to provide for the addition of the Service Provider Channels to the Service Provider Services;

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists;

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment effective March 8, 2005 to provide for renewal of Major League Baseball content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels, modifications to the SprintTV Service Provider Channels, and an extension of the Term;

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment effective October 20, 2005 to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term;

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment effective March 17, 2006 to provide for the offering of the Espanol Services;

WHEREAS, the parties amended the Agreement as set forth in the Seventh Amendment effective May 1, 2006 to provide for the offering of MSO TV Services;

WHEREAS, the parties entered into that certain Amended and Restated Seventh Amendment (including, without limitation, the Exhibits thereto) (the “Restated Seventh Amendment”) to provide for additional terms and conditions regarding the offering and distribution of MSO TV Services;

WHEREAS, the parties further amended the Agreement as set forth in the Eighth Amendment

Sprint and MobiTV Confidential Information

1

effective May 1, 2006 to provide for a channel with Sprint-Sourced Content, as well as license grants, representations, and warranties with respect to any Sprint-Sourced Content provided to MobiTV for use in any MobiTV products and services distributed to Users under the Agreement;

WHEREAS, the parties further amended the Agreement as set forth in the Ninth Amendment effective October 20, 2005 to clarify the monthly service fee for “SprintTV” for EVDO devices;

WHEREAS, Sprint and Service Provider desire to enter into this Tenth Amendment to set forth certain obligations of Service Provider in connection with the MSO-Provided Channels and MSO-Provided Content (as such terms are defined below) that Service Provider will distribute for and on behalf of Sprint pursuant to the Agreement, upon the terms and subject to the conditions provided in this Tenth Amendment; and

WHEREAS, any capitalized terms used in this Tenth Amendment, unless expressly defined or modified herein, shall have the specific meanings assigned to them in the Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing Recitals, which the parties acknowledge and agree to be true and correct, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Reporting Obligations for MSO-Provided Channels.    Notwithstanding anything contained in the Agreement (including, without limitation, the Restated Seventh Amendment) to the contrary, and in connection with channels in the MSO TV Services that consist of content provided to Service Provider by MSOs (hereinafter, “MSO-Provided Channels”) only:

(a)        Within [*] calendar days after the end of each month, MobiTV shall provide Sprint with summary reports covering at least monthly aggregate reporting of total usage and total unique users by day-part and by MSO-provided channel (“Reports”). In the event that Sprint is requested by an MSO, pursuant to a content license agreement between the MSO and Sprint (“MSO Agreement”) or otherwise, to provide reporting data regarding the MSO-Provided Channels in addition to that contained in the Reports, Sprint shall notify Service Provider in writing of such request, and Service Provider shall use its commercially reasonable efforts to provide such additional data to the extent that Service Provider is technically able, and subject to Service Provider’s then-binding contractual obligations, applicable law and any additional confidentiality requirements in respect of same specifically agreed to by Sprint and Service Provider. In the event that Service Provider determines that it is unable to provide such additional data, Service Provider shall promptly notify Sprint of same.

(b)        All Reports and the information contained therein shall be and remain the Confidential Information of Sprint and/or Service Provider, and such Confidential Information shall be treated accordingly by any MSO pursuant to the confidentiality provisions and restrictions binding the MSO as set forth in its MSO Agreement; provided, however, that the MSO shall be entitled to provide and disclose any Reports and/or any information contained in any Reports with its Source Providers (as defined in subsection (c) below), and Source Providers shall be entitled to share such information with their respective advertisers and potential advertisers (“Advertisers”); and provided, further, that such Source Providers and Advertisers shall agree to treat such information as Confidential Information pursuant to the applicable terms

Sprint and MobiTV Confidential Information

2

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the MSO Agreement, and as such, shall be prohibited from removing any confidential or proprietary markings prominently displayed on such information. Sprint and Service Provider acknowledge and agree, further, that if any MSO merely provides information that was contained in any Report, and not the Report itself, to a Source Provider and the Source Provider provides such information to its Advertisers, neither the MSO nor its Source Provider shall be obligated to display or include any confidential or proprietary markings on such information, provided that such entity continues to comply with the applicable confidentiality obligations set forth in the MSO Agreement. Sprint represents and warrants to Service Provider that the confidentiality obligations of parties set forth in any MSO Agreement in effect as of the date of this Tenth Amendment are at least as protective of Confidential Information as those set forth in the Agreement, and that Sprint will make commercially reasonable efforts to include similar provisions with any MSO Agreements executed by it after the date hereof.

(c)        As used herein, “Source Provider” means any owner or rights holder in content which licenses such content to an MSO granting such MSO the right to sublicense such rights to Sprint and/or Service Provider at a level sufficient to permit Sprint and/or Service Provider to distribute such content to Users over the Sprint Wireless Network.

(d)        Subject to subsection (e) below, Sprint shall indemnify, defend and hold harmless the Service Provider Indemnitees from and against any Damages arising out of a claim by a third party against a Service Provider Indemnitee to the extent resulting from a breach of an MSO’s confidentiality obligations with respect to Reports, as set forth in the MSO’s MSO Agreement with Sprint, by the MSO or any action by any of its Source Providers or Advertisers that would be a breach of such MSO Agreement if performed by such MSO.

(e)        Notwithstanding anything contained in this Section 1 or elsewhere in the Agreement to the contrary, as between Sprint and Service Provider, in no event shall Sprint be liable for indirect, incidental, consequential, special, exemplary or multiple damages (including, without limitation, lost profits) arising from or relating to any breach arising out of a claim by a third party against a Service Provider Indemnitee in the manner set forth in subsection (d), above, regardless of any notice of any such damages. The foregoing shall in no way limit the type of damages as to a third party which are covered by subsection (d) above.

2.        Take-Down Obligation; Contact Information. In addition to, and not limitation of, the provisions of Section 2.7 of the Agreement (as amended), Service Provider shall have the right within its sole discretion, with respect to any MSO-Provided Content or any other portion thereof, to request in writing (whether by e-mail transmission, facsimile, or otherwise) that Service Provider remove such specified material from the MSO TV Services as soon as possible, but in no event later than forty-eight (48) hours after transmission of Sprint’s written request for such removal (such request, a “Take-Down Notice”); provided, however, that for take-down requests by Sprint that are deemed routine by the parties (e.g., changing out a channel or merely refreshing any content), Service Provider shall remove such content within three (3) business days after transmission of Sprint’s Take-Down Notice therefor. Service Provider’s authorized contacts to receive and implement Takedown Notices (and for purposes of the following paragraph, below) are as follows:

Tier	Name	Title	Phone (Office)	Phone (Mobile)	Email Address
1.	Network Operations Center		[*]		[*]

Sprint and MobiTV Confidential Information

3

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	[*]	NOC Manager	[*]	[*]	[*]
3.	[*]	System Engineering manager	[*]	[*]	[*]
4.	[*]	Data Center Manager	[*]	[*]	[*]
5.	[*]	Director of Operations	[*]	[*]	[*]

and such contacts shall be available at all times while the Agreement is in effect, such that Content Provider will be able to comply fully with its obligations hereunder.

In addition, the parties acknowledge and agree that the first table set forth in Section 12.3 of the Agreement (below the caption, “Service Provider Contact Information (Accessible 24 hours a day/7 days a week”) shall be deleted in its entirety, and shall be replaced by the foregoing table in this Section 2 designating Service Provider’s authorized contacts.

3.        Additional Service Provider Covenants. In addition to the foregoing, Service Provider hereby covenants and agrees that Service Provider, in providing the MSO TV Services on behalf of Sprint pursuant to the Agreement, shall not: (a) in addition to and not in limitation of Section 15.5.3 of the Restated Seventh Amendment, place or insert any advertisements on or within the MSO-Provided Content without the prior written approval of Sprint, which shall not be unreasonably withheld; or (b) materially change, modify, remove or delete any MSO-Provided Content (or any portion thereof) without the prior written approval of Sprint, which shall not be unreasonably withheld. Notwithstanding the foregoing, Sprint understands and acknowledges that Service Provider, in providing the MSO TV Services, shall digitize, encode, compress or otherwise technologically manipulate the signals delivered to Service Provider, transmit the signals as so altered to Users, and reduce the frame rates, resolution and sound quality as may be necessary for the MSO-Provided Content to be presented over the Sprint Wireless Network to Handsets.

4.        Survival. In addition to and not in limitation of Section 14.4 of the Agreement, the parties acknowledge and agree that Sections 9.1, 9.2, 9.3 and 9.4 of the Agreement shall survive any expiration or earlier termination of the Agreement (including, without limitation, this Tenth Amendment), unless otherwise agreed by both parties.

5.        Miscellaneous Terms.

(a)        Except to the extent modified by this Tenth Amendment, all terms and conditions set forth in the Agreement (as amended through the date hereof) shall remain in full force and effect. If any term or condition set forth in this Tenth Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Tenth Amendment will in all such instances control.

(b)        This Tenth Amendment constitutes the entire agreement between the parties regarding the subject matter expressly addressed herein, and merges and supersedes any and all prior or contemporaneous agreements, discussions, understandings and correspondence pertaining to the subject matter hereof.

(c)        This Tenth Amendment may be executed in any number of counterparts, each of

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4

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

which shall be deemed an original and all of which together will constitute one and the same document. The parties may execute this Amendment either by faxing signed signature pages to each other or by exchanging signed copies via e-mail in PDF file format.

IN WITNESS WHEREOF, Sprint and Service Provider have executed this Tenth Amendment effective as of the Tenth Amendment Effective Date first above written

MobiTV, Inc.		Sprint Spectrum L.P.

By:	/s/ Michael W. Strambi	By:	/s/Paul Reddick

Name:	Michael W. Strambi	Name:	Paul Reddick

Title:	VP Finance	Title:	Vice President

Date:	11/16/06	Date:	11-20-06

Sprint and MobiTV Confidential Information

5

ELEVENTH AMENDMENT TO WIRELESS INTERNET SERVICES AGREEMENT

This Eleventh Amendment is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”) which was executed October 6, 2003 (the “Agreement”). This Eleventh Amendment shall be effective as of March 20, 2007 (“Eleventh Amendment Effective Date”).

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment effective as of April 13, 2004 to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment effective as of June 8, 2004 to provide for the addition of the Service Provider Channels to the Service Provider Services (the “Second Amendment”); and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment effective as of March 8, 2005 to provide for renewal of Major League Baseball content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment effective as of October 20, 2005 to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment effective as of March 17, 2006 to provide for the offering of the Espanol Services; and

WHEREAS, the parties amended the Agreement as set forth in the Amended and Restated Seventh Amendment, effective as of May 1, 2006 to provide for the offering of MSO TV Services; and

WHEREAS, the parties amended the Agreement as set forth in the Eighth Amendment, effective as of May 1, 2006, to provide for Sprint-Sourced Content; and

WHEREAS, the parties amended the Agreement as set forth in the Ninth Amendment, effective as of October 20, 2005, to provide for clarification regarding pricing for EVDO bundles; and

WHEREAS, the parties amended the Agreement as set forth in the Tenth Amendment, effective as of May 1, 2006, to provide for certain reporting and other obligations in connection with the

Execution Copy MSO TV Services; and

WHEREAS, the parties desire to further amend the Agreement as set forth in this Eleventh Amendment, to provide for the provision of content for a Music Premiere pack. All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement. All references to the “Agreement” shall mean the Agreement as amended as set forth above.

NOW, THEREFORE, the parties agree to further amend the Agreement as follows:

AGREEMENT:

1. Sprint has requested, and MobiTV has agreed, to provide additional audiovisual content for the Service Provider Services consisting of music video programming as described in more detail in Exhibit A hereto (the “Music Video Content”) as an additional “Service Provider Channel”. The content will be made commercially available to subscribers to either of the Packs (as defined below) (the “Subscribers”) as detailed in this Amendment on April 1, 2007 (the “Music Video Content Launch Date”, or “Launch”). At Launch, Music Video Content will include 3 initial channels of music video content offered by MobiTV, from the list set forth in Exhibit A, which are organized by genre, and play serially in a non-interactive manner. Before the Service Provider Services are launched, Service Provider and Sprint will mutually agree in writing on each individual content channel included, from the list of channels in Exhibit A.

After Launch, and from time to time, Service Provider may add to its offerings additional genre-based music video channels; in such case Sprint may select additional music video channels up to a maximum total of ten (10) channels under the pricing scheme set forth in this Amendment. If Sprint chooses to increase the number of content channels from three (3) (up to the maximum of ten (10)), Sprint and Service Provider will work in good faith to provide these channels to Subscribers in a commercially reasonable timeframe. When and if MobiTV expands its offering of music video channels and Sprint elects to offer such new channels they will be added to Exhibit A of this Agreement by email notification without the need for a formal amendment hereof.

2. At Launch, the Music Video Content will be included solely as part of two bundle packages (tentatively called the “Power Vision Music Pack” and “Power Vision Ultimate Pack”, as they may be renamed; collectively referred to as the “Packs”). These Packs include a variety of content and services, including general TV and radio channels, various levels of navigation services and web access services. The Music Video Content may not be used, marketed or sold in any other manner without the prior written consent of MobiTV.

3. As of the Eleventh Amendment Effective Date, the Music Video Content includes content from the Warner, and Sony/BMG labels. Service Provider will use commercially reasonable efforts to complete an agreement with Universal such that Universal content is included as of the Music Video Content Launch Date. In the event that Service Provider is unable to complete the referenced agreement with Universal within 2 (two) months of the Launch Date, Sprint reserves the right to terminate this Amendment for convenience, without further impact to the Agreement.

4. All Music Video Content will be subject to the Content Standards as set forth in the Agreement.

5. The term of the Agreement with respect to this Eleventh Amendment shall be until March 31, 2009; provided that in the event that any time after March 31, 2008, Sprint either 1.) makes a strategic decision not to include any third party audiovisual content, including, without limitation, music videos, in the Power Vision Music Pack and the Power Vision Ultimate Pack or their successors, or 2.) Sprint stops offering a “Music Pack”, either party shall have the right to terminate this Amendment, without further impact to the Agreement by providing at least ninety (90) days prior written notice. Further, at any time after March 31, 2008, if MobiTV provides Sprint with at least ninety (90) days written notice that it will longer be offering the Music Video Content on any of its Services with any wireless carrier, this Amendment shall terminate upon the expiration of such time period.

6. Service Provider Fees. In consideration for the provision of the Music Video Content by MobiTV as set forth herein, Sprint shall pay MobiTV, on a monthly basis [*] days in arrears, for each Subscriber during such month the following fees (the “Music Video Fees”):

(a) For content from [*] music labels ([*], collectively the “Labels”):

(i) For up to (and including) [*] Subscribers, [*] per month per Subscriber; and

(ii) for over [*] Subscribers, [*] per month per Subscriber; provided that; the monthly fee indicated above in (ii) above is applicable only to the incremental Subscribers over [*] in the applicable month and not to any Subscriber below [*], to which the fee set forth in (i) above shall continue to apply regardless of whether the total number of Subscribers is greater than [*]. For the avoidance of doubt, the fees set forth in this Section 4 are solely for the provision of the Music Video Content and are not consideration for any other services provided by MobiTV to Sprint.

[*]

(b) If at any time during the term of this Agreement with respect to this Amendment, MobiTV’s music video channels, where applicable, do not contain videos from each of the three Labels, then the following pricing will apply:

For content from [*] Labels:

[*] per month per Subscriber

For content from [*] Label:

[*] per month per Subscriber

For the avoidance of doubt, if MobiTV is still licensing music videos from each of

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Labels but a particular channel does not have music videos from each of the Labels, the pricing for all three Labels shall apply. In this event, Service Provider will make commercially reasonable efforts to notify Sprint of this issue. [*]

[*]

[*]

7. Except to the extent modified by this Eleventh Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Eleventh Amendment is contrary to any term or condition set forth in the Agreement, the provisions of this Eleventh Amendment will control.

8. This Eleventh Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

9. This Eleventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document.

Signed: MobiTV, Inc.		Sprint Spectrum L.P.

By:	/s/ Michael Strambi	By:	/s/ Patrick McGalliard
Name:	Michael Strambi	Name:	Patrick McGalliard
Title:	VP, Finance	Title:	Director
Date:	3/22/07	Date:	3-20-07

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Currently Available Channels:

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIRTEENTH AMENDMENT TO WIRELESS INTERNET SERVICES AGREEMENT

This Thirteenth Amendment is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”) which was executed October 6, 2003 (the “Agreement”). This Thirteenth Amendment shall be effective as of July 12, 2007 (‘Thirteenth Amendment Effective Date’).

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment effective as of April 13, 2004 to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment effective as of June 8, 2004 to provide for the addition of the Service Provider Channels to the Service Provider Services; and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment effective as of March 8, 2005 to provide for renewal of Major League Baseball content to the Service Provider Services, the addition of MobiTV content as a new Service Provider Channels (as defined below), modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment effective as of October 20, 2005 (the “Fifth Amendment”) to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment effective as of March 17, 2006 to provide for the offering of the Espanol Services; and

WHEREAS, the parties amended the Agreement as set forth in the Amended and Restated Seventh Amendment ,effective as of May 1, 2006 to provide for the offering of MSO TV Services (the “Seventh Amendment”); and

WHEREAS, the parties amended the Agreement as set forth in the Eighth Amendment, effective as of May 1, 2006, to provide for Sprint-Sourced Content; and

WHEREAS, the parties amended the Agreement as set forth in the Ninth Amendment, effective as of October 20, 2005, to provide for clarification regarding pricing for EVDO bundles; and

WHEREAS, the parties amended the Agreement as set forth in the Tenth Amendment, effective as of May 1, 2006, to provide for certain reporting and other obligations in connection with the

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MSO TV Services; and

WHEREAS, the parties amended the Agreement as set forth in the Eleventh Amendment, effective as of March 20, 2007, to provide for the provision of content for a Music Premiere pack.

WHEREAS, the parties amended the Agreement as set forth in the Twelfth Amendment, effective as of March 31, 2007, to provide for the license of the Sprint TV 1.5 client and the provision of hosting services.

WHEREAS, the parties desire to further amend the Agreement as set forth in this Thirteenth Amendment, to add Super Pack and Latin Super Pack as premium channels to the MSO TV Services. All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, the parties agree to further amend the Agreement as follows:

AGREEMENT:

1.	Pursuant to Section 15.2.2.3 of the Seventh Amendment, the parties hereby add the following to Exhibit 15-B of the Seventh Amendment.

A. “Super Pack”

The Super Pack will consist of channels selected (subject to approval by Sprint), acquired, hosted, and delivered for the MSO TV Services by MobiTV:

As of the Effective Date, the initial Super Pack offering is planned to include the following channels, provided that the parties acknowledge and agree that the inclusion of the channels marked with an asterisk are subject to completion of an agreement between MobiTV and the content provider.

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

B. “Latin Super Pack”

The Latin Super Pack will consist of channels geared towards a Hispanic audience, which will be selected (subject to approval by Sprint), acquired, hosted, and delivered for the MSO TV Services by MobiTV.

As of the Effective Date, the Latin Super Pack offering is planned to include the following channels. Those marked with a * are tentative and for purposes of this Thirteenth Amendment are defined as the “Additional Latin Channels.”

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

C. MobiTV shall make good faith efforts to keep Sprint informed of potential content providers or changes in the content lineup and to solicit Sprint’s feedback on such information. The channels in the Super Pack and the Latin Super Pack are subject to change at MobiTV’s sole discretion, provided that, other than the MTV Channels (as defined below), MobiTV replaces any removed content with similar content consistent with Section 15.2.2.1 of the Amended and Restated Seventh Amendment. Notwithstanding the foregoing, as of the date hereof, other than the MTV Channels identified above, MobiTV does not anticipate a change in the current content lineup before August 1, 2007 except for reasons such as termination of MobiTV’s contractual rights to continue distribution of any particular content, breach by a content provider, increase in content prices or concern over the content (e.g., infringement of intellectual property rights, obscenity, violation of content standards).

2.	Fees

(a) The Parties agree that, with respect to the Super Pack, for each User that is billed by Sprint for a MRC associated with the Super Pack during that month, Sprint shall pay to MobiTV the greater of (i) [*] or (ii) [*] of the Billed Revenue for each User. For purposes of clarification, both (i) and (ii) in the previous sentence are subject to Adjustments as defined in Section 3.2.C of the Agreement.

(b) The initial retail price for the Super Pack shall be [*], however Sprint may change the price at its sole discretion upon [*] days prior written notice to MobiTV and subject to payment to MobiTV as set forth in this Section 2. In the event of an increase in the retail price for the Super Pack, MobiTV may add additional channels to the Super Pack content with Sprint’s advance written approval.

(c) The parties agree and acknowledge that, due to ongoing negotiations between Sprint and the providers of the Additional Latin Channels, such channels shall not be included as of the date of the launch of the Latin Super Pack (the “Super Pack Launch Date”). As a result, at launch, the Parties agree that, with respect to the Latin Super Pack, for each User that is billed by Sprint for a MRC associated with the Latin Super Pack during that month, Sprint shall pay to MobiTV, the greater of (i) [*] or (ii) [*] of the Billed Revenue for each User. If, during the first ninety days after the Super Pack Launch Date, the Sprint negotiations are completed such that MobiTV is able to include the Additional Latin Channels in the Latin Super Pack, then Sprint shall pay to MobiTV, the greater of (i) [*] or (ii) [*] of the Billed Revenue for each User (the greater of (i) or (ii), the “Full Price”). Further, if at any time during the first ninety days after the Super Pack Launch Date, MobiTV is able to include any of the three Additional Latin Channels in the Latin Super Pack, then the parties shall agree in good faith on an increase to the revenue share paid to MobiTV for the Latin Super Pack. For purposes of clarification, both instances of (i) and (ii) in this paragraph 2(c) are subject to Adjustments as defined in Section 3.2.C of the Agreement. If following ninety days from the Super Pack Launch Date MobiTV is still unable to add one or more of the Additional Latin Channels,

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

then MobiTV shall have the right to substitute channels for the Additional Latin Channels and effective as of such substitution, the Full Price shall apply. For purposes of clarification, MobiTV agrees that Sprint must approve any such substitution of channels made in lieu of Additional Latin Channels before the Full Price shall apply.

(d) The initial retail price for the Latin Super Pack shall be [*], however Sprint may change the price at its sole discretion upon [*] days prior written notice to MobiTV and subject to payment to MobiTV as set forth in this Section 2. In the event of an increase in the retail price for the Latin Super Pack MobiTV may add additional channels to the Latin Super Pack content with Sprint’s advance written approval.

3.	The Parties agree that Sprint shall continue to offer the Super Pack and Latin Super Pack on the terms set forth herein for at least eight (8) months from their respective commercial launch dates. Sprint may cease to offer either the Super Pack or the Latin Super Pack at its sole discretion following such eight (8) month period provided that Sprint provides at least ninety (90) days prior written notice to Mobi TV and that the parties shall cooperate during such notice period to create and execute a transition plan designed to minimize impact upon both Users and the content providers for the Super Pack and/or Latin Super Pack.

4.	To the extent it is in Sprint’s span of control, and not a MobiTV streaming content protection obligation or requirement for the Service, and solely as it relates to the MTV Channels, Sprint will not authorize the MTV Channels content to be available to Users on Handsets in any manner that enables any MTV Channels video content to be downloaded or stay resident, and be available for use on any Handset for a period of time other than such transient periods necessary for buffering files and for proper viewing during the streaming of MTV Channels video content. To the extent it is in Sprint’s span of control and not a MobiTV streaming content protection obligation or requirement for the Service and solely as it relates to the MTV Channels, Sprint will not authorize Users to have the ability to transfer, reproduce, perform, display or transmit any MTV Channels video content from the Handset.

5.	With respect to MTV, VH1, Nickelodeon, and Comedy Central (the “MTV Channels”) provided by MobiTV for the Super Pack or any other Service Provider Services provided by MobiTV, such channels shall comply with TV-14 guidelines and Section 2.7 of the Agreement shall not otherwise apply to MTV Channels.

6.	For purposes of this Thirteenth Amendment, the parties agree and acknowledge, as it relates to the Amended and Restated Seventh Amendment, that no future development is required with respect to the Application Development Fee set forth in Section 15.7.1 and no future statements of work need be executed as set forth is Section 15.2.1.4.

7.	The parties wish to add the following definition of Billed Revenue to the Agreement. “Billed Revenue” means the charges that Sprint invoices to Users or Active Subscribers (excluding any applicable transaction taxes) for the use of Service Provider Services, net of all Adjustments.

8.

Except to the extent modified by this Thirteenth Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect. If any term or condition set forth in this Thirteenth Amendment is contrary to any term or condition set forth in the Agreement,

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the provisions of this Thirteenth Amendment will control.

9.	This Thirteenth Amendment constitutes the entire agreement between the parties on the subject matter expressly addressed herein and supercedes all prior agreements, discussions and correspondence pertaining to the subject matter herein.

10.	This Thirteenth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document.

Signed:

MobiTV, Inc.		Sprint Spectrum L.P.

By:	/s/ William E. Losch	By:	/s/ Patrick R. McGalliard
Name:	William E. Losch	Name:	Patrick R. McGalliard
Title:	CFO	Title:	Director - Business Development
Date:	7/13/07	Date:	7/13/07

MobiTV, Inc.

CONFIDENTIAL

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FOURTEENTH AMENDMENT TO WIRELESS INTERNET SERVICES AGREEMENT

Sprint TV Client and Content Management/Hosting Platform Services

This Fourteenth Amendment is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and MobiTV, Inc. (formerly known as Idetic, Inc.), (“MobiTV” or “Service Provider”) which was executed October 6, 2003 (the “Agreement”). This Fourteenth Amendment shall be effective as of March 31, 2007 (“Fourteenth Amendment Effective Date”).

RECITALS:

WHEREAS, the parties amended the Agreement as set forth in the First Amendment effective as of April 13, 2004 to provide for the addition of Major League Baseball content to the Service Provider Services; and

WHEREAS, the parties amended the Agreement as set forth in the Second Amendment effective as of June 8, 2004 to provide for the addition of the Service Provider Channels to the Service Provider Services (the “Second Amendment”); and

WHEREAS, notwithstanding anything to the contrary in the Agreement, including any prior Amendments to the Agreement, the parties did not create or execute a Third Amendment to the Agreement, and no such Third Amendment exists; and

WHEREAS, the parties amended the Agreement as set forth in the Fourth Amendment effective as of March 8, 2005 to provide for renewal of Major League Baseball content to the Service Provider Services, the addition of MobiTV content as new Service Provider Channels, modifications to the SprintTV Service Provider Channels, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Fifth Amendment effective as of October 20, 2005 to provide for the offering of SprintTV for EVDO services, the addition of NFL, the addition of NBC’s Late Night With Jay Leno content, the addition of four Sprint Premium Channels and the offering of a premium NFL stand alone channel, and an extension of the Term; and

WHEREAS, the parties amended the Agreement as set forth in the Sixth Amendment effective as of March 17, 2006 to provide for the offering of the Espanol Services; and

WHEREAS, the parties amended the Agreement as set forth in the Amended and Restated Seventh Amendment, effective as of May 1, 2006 to provide for the offering of MSO TV Services; and

WHEREAS, the parties amended the Agreement as set forth in the Eighth Amendment, effective as of May 1, 2006, to provide for Sprint-Sourced Content; and

WHEREAS, the parties amended the Agreement as set forth in the Ninth Amendment, effective as of October 20, 2005, to provide for clarification regarding pricing for EVDO bundles; and

WHEREAS, the parties amended the Agreement as set forth in the Tenth Amendment, effective as of May 1, 2006, to provide for certain reporting and other obligations in connection with the MSO TV Services; and

WHEREAS, the parties amended the Agreement as set forth in the Eleventh Amendment, effective as of March 20, 2007, to provide for the provision of content for a Music Premier Pack; and

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WHEREAS, the parties amended the Agreement as set forth in the Twelfth Amendment, effective as of March 31, 2007, to provide for the license of the Sprint TV 1.5 client and the provision of hosting services during an interim time period until this Fourteenth Amendment could be executed; and

WHEREAS, the parties amended the Agreement as set forth in the Thirteenth Amendment, effective as of July 12, 2007, to provide for the provision of content for a SuperPack and LatinPack for MSOTV; and

WHEREAS, the parties desire to further amend the Agreement as set forth in this Fourteenth Amendment, to 1) add new hosting and content management services and the license of client technology software, and 2) modify specific terms in previous Amendments only where specifically set forth herein.

All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement. All references to the “Agreement” shall mean the Agreement as amended as set forth above. Except as modified by this Fourteenth Amendment, the terms and conditions of the Agreement remain in full force and effect. Unless otherwise expressly set forth in this Fourteenth Amendment, the provisions of this Amendment shall only be applicable to the Services or Deliverables provided under this Fourteenth Amendment. With respect to the subject matter of this Fourteenth Amendment, if there is a conflict between this Amendment and the Agreement (including any previous Amendment), this Fourteenth Amendment will control. All references to this Fourteenth Amendment include the Exhibits hereto.

For clarity, this Fourteenth Amendment supersedes and replaces the Twelfth Amendment in its entirety, and the Twelfth Amendment is terminated upon the signature of this Fourteenth Amendment.

NOW, THEREFORE, the parties agree to further amend the Agreement as follows:

1.	GENERAL

This Fourteenth Amendment sets forth details for Sprint licensing and sublicensing of MobiTV Software Products, the provision by MobiTV to Sprint of Services including Hosting Services and terms and conditions for certain Service Provider Services in existence prior to the Fourteenth Amendment Effective Date.

2.	DEFINITIONS

For purposes of this Fourteenth Amendment, the following capitalized terms will have the following meaning:

“Acceptance” means Sprint’s written (if applicable) certification of acceptance per Section 12 [Deliverable Acceptance Criteria] of any Deliverable, Software Product or Service, to include the 2.0 Client Application, as set forth in Exhibits A (Software Product Specifications), D (Software Product Intellectual Property Ownership) and E (Software Product and Services Improvement Roadmap).

“1XRTT Vision Data Plan” means any Sprint data plan that is available for use on 1 XRTT Devices and which allows the User to stream video and/or audio content included as a part of such data plan.

“1.5 Client Application” means the J2ME Software Product delivered by MobiTV to use on compatible Devices and which facilitates viewing of video content on Devices in accordance with the Specification in Exhibit A (Software Product Specifications).

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“2.0 Client Application” means the Qualcomm Brew and UIOne compatible Software Product delivered by Service Provider to use on compatible EVDO Devices and which facilitates viewing of video content on EVDO Devices in accordance with the Specification in Exhibit A (Software Product Specifications). The 2.0 Client Application includes any Upgrades to the original 2.0 Client Application that are delivered to Sprint under this Amendment’s Exhibit E (Software Product and Service Improvement Roadmap) when the functionality is incorporated into the Software Product.

“Backwards Compatible” or “Backwards Compatibility” means that if certain components of a Software Product are upgraded, the Software Product will remain compliant with this Fourteenth Amendment and the upgraded Software Product components will inter-operate with all previous components of the Software Product.

“Control” means the power to vote 50% or more of the voting interests of an entity or ownership of 50% or more of the equity of an entity as determined by Service Provider’s then current capitalization table.

“Covered System” means (i) the Software Products (ii) the Hosting Services; and (iii) any other Deliverables or Services.

“Damages” means all claims, damages, losses, liabilities, costs, expenses and reasonable legal fees.

“Devices” means a Sprint provided wireless capable device meeting the requirements of and authorized by Sprint for Users to access any of the various Sprint Services.

“Defect” means an isolatable and reproducible failure of a component of the then current version of the Software Product to materially conform to the applicable Specifications. For the avoidance of doubt, in the event that the same issue with a Software Product is manifested at different times on different Devices, it shall still be considered one “Defect”.

“Disabling Device” means any timer, clock, counter, or other limiting design or routine or uncorrected known vulnerability that may cause the Software Product or any data generated or used by it to be erased, unlawfully copied or to become inoperable or inaccessible, or that may otherwise cause the Software Product to become temporarily or permanently incapable of performing in accordance with this Fourteenth Amendment, including the Content Protection requirements set forth in Section 4 [Sprint Provided Content Protection] of Exhibit C (Hosting Services Service Level Agreement), including, without limitation, any Disabling Device that is triggered: (a) after using or copying the Software Product or any component a certain number of times; (b) after the lapse of a period of time; (c) in the absence of a hardware device; (d) after the occurrence or lapse of any other triggering factor or event; or (e) due to external input, including across a computer network. Disabling Device includes software commonly referred to as a virus, worm, trojan horse, or other disabling or damaging codes, or backdoor access to hardware, software, or data.

“Deliverables” means the Software Products, Documentation, and any other documents, technology, data, information and materials delivered from Service Provider to Sprint, and expressly identified in this Fourteenth Amendment. Deliverables may include, but are not limited to, tangible and intangible information incidental to or items which contain or embody the results of the Services performed under this Agreement only to the extent identified in this Fourteenth Amendment.

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“Developed Program” means any scripts, templates, dialogues, interfaces or any other program or data produced by Sprint or its contractors through the use of the Software Product in accordance with the license grant in Section 4.1.1 [Grant of License].

“Documentation” means all user manuals, reference guides, brochures, installation manuals, specifications, release notes, error message manuals or other written documentation pertaining to the installation, use, features or performance of the Deliverables or Services set forth in this Fourteenth Amendment.

“Digital Rights Management (DRM)” means the Sprint or Sprint Content Providers authorized content protection, as set forth in Exhibit C.

“EVDO PowerVision Data Plans” means any Sprint data plan that is available for use on EVDO Devices and which allows the User to stream video and/or audio content included as a part of such data plan. At the time of the Fourteenth Amendment Effective Date this includes the “Access”, “TV Premier” and “Ultimate” data plans.

Hosting Services” means the Services that Service Provider agrees to provide pursuant to the terms of this Fourteenth Amendment to host, ingest, cache, store, digitize, encode, compress or otherwise technologically manipulate, and transmit audiovisual content for viewing by Users during the Term of this Fourteenth Amendment and to provide personnel, its expertise and the professional, technical and project management services necessary and appropriate to do so in conformity with the Specifications of Exhibit B (Hosting Services Specifications) and service level requirements specified in Exhibit C (Hosting Service Level Agreement).

“Initial Response” means that Service Provider has acknowledged (via telephone or email) that an Outage or Defect has been reported.

“Minimum Contract Value” means the total minimum amount of Fees to be paid to Service Provider for the Hosting Services and license of the Software Products under this Fourteenth Amendment, as set forth in Section 13.7 [Minimum Contract Value].

“MCD” or “Multi-Channel Descriptor” means a text file with subscription status, and metadata that describes channels provided to a user as part of the Hosting Services, where the client application or the server reads the MCD to display subscription information to users.

“Month” or “month” Unless otherwise expressly specified, any reference to a “month” shall mean the applicable calendar month.

“Pre-Existing 113” means, for each party, intellectual property owned by such party prior to the effective date of the Agreement or this Fourteenth Amendment Effective Date and used for the development and provisioning of Services and/or Software Product.

“Privacy Restricted Data” means any information about persons or entities that Service Provider receives or derives in any manner from any source pursuant to this Fourteenth Amendment which is personally identifiable and concerns prospective, former, and existing customers and employees of (1) Sprint, (2) Sprint Affiliates, (3) Sprint affinity marketing partners, and (4) other partners, and information from Sprint data service providers. By way of example, Privacy Restricted Data includes, without limitation, names, addresses, telephone numbers, electronic addresses, social security numbers, credit

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card numbers, customer proprietary network information (as defined under 47 U.S.C. § 222 and its implementing regulations), frequent flier information, account information, credit information, and demographic information. Privacy Restricted Data does not include “Aggregate Customer Information” as defined under 47 U.S.C. § 222. For the avoidance of doubt, “Aggregate Customer Information” is Sprint Confidential Information, as provided in Section 5 [Confidential Information] of the Agreement, but subject to Section 10.7 [Aggregate User Data] below, and is subject to all Sprint Security Policies provided herein.

“Remaining Minimum Fees” means any existing difference between the Minimum Contract Value and the amount of cumulative fees actually paid to Service Provider under Section 4.3 [Fees] of this Fourteenth Amendment as of the effective date of termination.

“Sales and Use Taxes” means state and local sales and use taxes, including Arizona transaction privilege tax, Arkansas gross receipts tax, Hawaii general excise tax, Illinois retailer’s occupation tax, and New Mexico gross receipts tax.

“Services” means the services Service Provider provides to Sprint as specified in this Fourteenth Amendment (including Hosting Services).

“Service Provider Personnel” means Service Provider employees, subcontractors or agents who perform Services, act on Service Provider’s behalf or are paid by Service Provider in connection with this Fourteenth Amendment.

“Software Products” means the client application computer software program, and all associated components, provided by Service Provider to Sprint, including any Upgrades and Documentation. The Software Products included in this Fourteenth Amendment are the 1.5 Client Application and the 2.0 Client Application and any other client application software programs specifically agreed upon in a written Statement of Work signed by the parties, as provided in Section 4.1.8 [Future Development]. For the avoidance of doubt, “Software Products” do not include server software unless specified in a mutually agreed to Statement of Work.

“Software Feature Enhancements” means feature enhancements that materially improve functionality or performance of the Software Product and that the parties mutually agree in writing to include in the applicable Software Product pursuant to Section 4.5 [Software Product Maintenance and Support].

“Specifications” means the descriptions of the Deliverables and Services hereunder, their components, and their capacities, features, functions, or methods, set forth in Exhibit A (Software Product Specifications), and E (Software Product and Services Improvement Roadmap), solely when and to the extent that the features listed in Exhibit E are actually incorporated into the relevant Software Product.

“Sprint Alliance Carriers” mean non-Controlled third party companies that Sprint has a strategic business partner relationship with including, but not limited to [*].

“Sprint Content Partner” means a third party that licenses to Sprint audio and/or visual content under a separate agreement between Sprint and such third party and that Sprint has approved to work directly with Service Provider so that Service Provider can provide Hosting Services to Sprint with respect to the content of such third party.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Sprint Affiliate” means: (a) any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Sprint; (b) any entity that has entered into an agreement to construct, manage and maintain the Sprint Wireless Network in a defined geographical territory, and/or an agreement to sell wireless communications products or services under the “Sprint” brand name or any other brand name(s) or (c) any entity to which Sprint is required by law or contract to provide wireless communications products or services involving the Service Provider Services. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used in this definition, means the possession, directly or indirectly, of (d) thirty three percent (33%) or more of the equity of such entity, (e) ownership of thirty three percent (33%) or more of the voting power of the voting equity of such entity, or (f) the ability or power, whether exclusive or shared, to otherwise direct the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise. For Sprint Affiliates who acquire the Services and Deliverables, Service Provider authorizes Users that are Sprint Affiliate customers to access Services through the Sprint Wireless Network and Sprint shall pay Service Provider for such customers in accordance with Section 4.3 [Fees], with such customers deemed to be Sprint Vision Users.

“Sprint Competitor” means each company identified hereto, and any company that succeeds to substantially all of the assets or equity of any company identified, which may be updated from time to time by Sprint on a going forward basis only, to include additional companies in the telecommunications and wireless telephone industries: [*].

“Sprint IP” means Sprint’s Pre-Existing IP, “Sprint Owned” items identified in Exhibit D (Software Product Intellectual Property Ownership), and any items listed in a future, mutually-agreed upon statement of work for Services or Software Product that are specifically designated as belonging to Sprint in such statement of work (provided such statement of work is added to the Agreement under this Fourteenth Amendment in accordance with Section 4.1.8 [Future Development]).

“Sprint Provided Content” means any audio and/or visual content (including without limitation, advertisements contained within programming) and trademarks, trade names and logos (i) either licensed by Sprint from a Sprint Content Partner or created by or on behalf of Sprint; and (ii) hosted by Service Provider through Hosting Services.

“Sprint Resale Partners” means entities that Sprint has relationships with for the resale of Sprint Services under those agreements to their customers. Service Provider acknowledges that the Sprint Services resold by Sprint Resale Partners may include User access to Sprint Services in accordance with Section 17 [Sprint Affiliates, Sprint Resale Partners and Sprint Alliance Carriers]. In such instances, Service Provider authorizes Users that are Sprint Resale Partners’ customers to access Services through the Sprint Wireless Network and Sprint shall pay Service Provider for such customers in accordance with Section 4.3 [Fees], with such customers deemed to be Sprint Vision Users.

“Sprint Services” means the wireless data services provided by Sprint, on behalf of itself or the Sprint Affiliates, and Sprint Resale Partners.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Sprint Vision User” means a User who subscribes at any time during the applicable calendar month to (i) an EVDO PowerVision Data Plan or (ii) a 1XRTT Vision Data Plan and has a multimedia capable Device.

“Sprint Wireless Network” means any and all telecommunications systems built, owned or operated by Sprint, Sprint Affiliates or Sprint Resale Partners in the United States or its territories.

“STIC” means the Sprint Testing and Integration Center which are test facilities and procedures that Sprint utilizes to test the Service Provider Software Products, as it may be renamed in the future.

“Unmitigated Vulnerability” means any technology or configuration that, from a security perspective induces unacceptable operational risks and, is (i) inconsistent with industry-accepted practices, (ii) susceptible to being hacked, broken into or compromised, or (iii) referenced by the Carnegie Mellon CERT® Coordination Center at www.cert.org.

“Upgrades” means any Software Feature Enhancements, patches, corrections, bug fixes, or any other changes to the Software Product or Documentation made in accordance with Section 4.5 [Software Product Maintenance and Support].

“User” means a fully paid up user or subscriber to one or more services or products offered by Sprint, or Sprint Affiliate or Sprint Resale Partners, where “fully paid up” means that the User has paid for the relevant services or products.

3.	TERM AND TERMINATION

3.1	Term

The initial term of this Fourteenth Amendment will commence on the Fourteenth Amendment Effective Date and continue until March 31, 2010 (“Amendment 14 Initial Term”). The Initial Term of the Agreement will be extended to be coterminous with this Fourteenth Amendment and the Fourteenth Amendment may not be terminated by either party during the term of this Fourteenth Amendment except as set forth herein this Section 3.0 [Term and Termination]. Within [*] days of the expiration of the Amendment 14 Initial Term, Sprint shall pay Service Provider any undisputed Remaining Minimum Fees.

Thereafter, unless earlier terminated in accordance with the provisions herein or in the original Agreement, this Fourteenth Amendment and the Agreement will be coterminous and automatically renew on a month-to-month basis unless either party gives notice of its intent not to renew at least 30 days before the expiration of the term. The Amendment 14 Initial Term, together with all renewal periods prior to any termination, is referred to in this Fourteenth Amendment as the “Term.”

3.2	Termination

3.2.1 Sprint Termination for Cause. Sprint may terminate this Fourteenth Amendment and the Agreement, by written notice to Service Provider if Service Provider materially breaches this Fourteenth Amendment or the Agreement and does not cure such breach to Sprint’s reasonable satisfaction within 30 Business Days after receiving a written notice of breach from Sprint. Unless otherwise provided in the breach notice or unless the breach has been cured, the termination is effective 31 Business Days after the breach notice is received by Service Provider. In the event that Service Provider materially and anticipatorily breaches the provisions of this Fourteenth Amendment regarding privacy, confidentiality, confidential information, security or ethics compliance, Sprint may terminate the Agreement or this Amendment immediately.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2.2 For Convenience by Sprint. With [*] days advance written notice Sprint may terminate this Fourteenth Amendment for convenience, such termination not to be effective prior to completion of the second year of the Amendment 14 Initial Term. Upon such notice Service Provider will comply with Section 5.4 [Hosting Disentanglement]. In the event of such termination, Sprint agrees to pay Service Provider the Remaining Minimum Fees to the extent that all prior payments made under Section 4.3 [Fees] for the Service and Software Products have not met the Minimum Contract Value set forth in Section 13.7 [Minimum Contract Value].

3.2.3 For Service Provider Change of Control. Sprint may, at any time and without liability, terminate this Fourteenth Amendment if a Sprint Competitor previously not in Control of Service Provider acquires, directly or indirectly, Control of Service Provider. Service Provider must give Sprint no less than 30 days’ notice of any change in Control of Service Provider, unless prohibited by applicable laws or contract. Unless otherwise provided in the notice, the termination is effective 30 days after Sprint delivers the termination notice.

3.2.4 For Service Provider Financial Instability. If Service Provider becomes Insolvent, Sprint may terminate this Fourteenth Amendment without liability with at least 30 days’ notice to Service Provider. “Insolvent” means to the extent applicable: (a) Service Provider does not meet its undisputed obligations, including judgments, to third parties as those obligations become due, (b) Service Provider’s stock is removed or delisted from a trading exchange, (c) Service Provider’s long term debt goes on an industry recognized watch or warning list (e.g., Standard & Poor’s, Moody’s or Fitch), or (d) Service Provider’s long term debt rating is downgraded more than 2 levels from its debt rating as of the Fourteenth Amendment Effective Date.

3.3	Scope of Termination.

To the extent a termination right is provided for in this Section 3.2 [Termination] either party may terminate this Fourteenth Amendment without terminating the Agreement. In the event of a termination of this Fourteenth Amendment, the notification will specify that the termination will apply to this Fourteenth Amendment only. In the event that this Fourteenth Amendment is terminated, the components of the Agreement not terminated will continue in full force and effect.

3.4	Service Provider Termination

Service Provider may terminate this Fourteenth Amendment if (a): (i) Sprint has failed to make an undisputed payment due under this Fourteenth Amendment, and (ii) such payment is not subject to a good faith dispute of which Service Provider has been notified by Sprint in writing; or (b) Sprint materially breaches the provisions of the license grant as set forth in Section 4.1.1 [Grant of License.]

3.5	Effects of Termination.

3.5.1 Remedies. Except as expressly set forth herein, termination will not constitute a party’s exclusive remedy for any default, and neither party will be deemed to have waived any of its rights accruing hereunder prior to such default. If either party terminates this Fourteenth Amendment as a result of a claimed default by the other party and such other party does not agree that a default was committed, then such other party will have the right to avail itself of all defenses and remedies available to it at law, in equity, or otherwise.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5.2 Obligations

Upon termination or expiration of this Fourteenth Amendment, the parties will perform the following obligations:

•	Within 15 days after the effective date of termination or expiration, Service Provider will return Sprint-owned property and Sprint IP to locations designated by Sprint;

•

Within 60 days after the date that Service Provider receives final usage reporting from Sprint and agrees with Sprint that such reports are final, Sprint will pay Service Provider for any final undisputed amounts due under the terminated Fourteenth Amendment; and

•

Both parties will immediately discontinue making any statements or taking any actions that might cause third parties to infer that a business relationship continues to exist between the parties under this Fourteenth Amendment, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship.

3.5.3 Effects of License Termination

If this Fourteenth Amendment or the Agreement expires or is terminated pursuant to Section 3.2 [Termination] of this Fourteenth Amendment the parties agree that:

(a)	Sprint Vision Users who already have Devices with the Software Product loaded may continue to use Devices previously certified by Sprint containing the Software Product until such Devices are taken out of service;

(b)	Devices previously certified by Sprint for use with the Software Product prior to the date of termination will continue to be manufactured and distributed for sale with the Software Product until such time as Sprint, using commercially reasonable efforts, is able to cease the loading of the Software Product on such Devices;

(c)	the Software Product can be re-loaded on certified Devices covered under (a) or (b) above after the termination date for purposes of service and repair or customer support until such Devices are taken out of service; and

(d)	Sprint will (i) cease using the Software Product except as set forth in (a) (b) and (c) above, and (ii) cease loading the Software Product on any new Devices not certified as of the termination date. In the event this Amendment 14 is terminated in accordance with Section 3.4 [Service Provider Termination] Sprint will make all commercially reasonable efforts to cease additional distribution by OEM’s of the Software Product on all Devices that have been previously certified.

(e)	The license granted in Section 4.1.1 [Grant of License] shall terminate except as and to the extent and for the additional time period set forth in (a) (b) and (c) above.

3.6	Survival. The obligations and rights of the parties under the following sections will survive expiration or termination of this Fourteenth Amendment or the Agreement for any reason:

•

Sections in this Fourteenth Amendment: Section 3.5 [Effects of Termination], Section 4.1.1 [Grant of License, as it pertain to 3.5.3], Section 4.1.7 [Intellectual Property], Section 5.4 [Hosting Disentanglement], Section 5.5 [Record Keeping], Section 5.6 [Fee Audit], Section 7 and all subsections [Warranties, as they pertain to 3.5.3], Section 8.0 and all subsections [Indemnification], Section 10 and all subsections [Privacy], subsections 13.1-13.7 of Section 13 [Price and Payments].

•

Sections in the Agreement: In addition to the provisions set forth in Section 14.4 of the Agreement, Section 6.2 {Marks}, Section 13.0 and all subsections {Dispute Resolution, Governing Law, Forum Selection}.

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4.	SOFTWARE PRODUCT

4.1	Software Product LICENSE and intellectual property

4.1.1 Grant of License. Subject to the terms and conditions of this Fourteenth Amendment, Service Provider grants Sprint a non-exclusive, non-transferable, non-sublicensable (except in accordance with this section and Section 4.7 [Sprint Software Sublicense Rights]) license in the Territory during the term of this Fourteenth Amendment and for such additional time period set forth in Section 3.5 [Effects of Termination] to (1) install and distribute the Software Products on applicable Devices (as set forth in Section 4.4 [Service Provider Device Obligations] below); (2) sublicense to applicable Users use of the Software Products on such Devices for the purposes of viewing, playing, or otherwise accessing video and/or audio content; (3) use the Documentation and any Service Provider proprietary data formats, if any, in connection with the exercise of the rights granted under (1) and (2) above. Sprint shall not modify, disassemble, decompile, or reverse engineer the Software Products or any component thereof. Other than the rights specially granted in this Section 4.1 [Software Product License and Intellectual Property] no other license, right or interest in or related to the Software Products is granted Sprint.

The “Territory” is defined as the [*], provided that (i) Service Provider agrees that Users are permitted to use Devices containing the Software Product outside of the Territory if pursuant to current written roaming agreements that Sprint may have with other telecommunication carriers (collectively “Roaming Networks”); and (ii) Service Provider acknowledges that a wireless signal from Sprint’s wireless network may spill over into [*] due to the mobility of Users.

For the avoidance of doubt, there is no restriction on the number of permitted Users who may use the Software Product, subject to payment of the Fees as set forth in Section 4.3 [Fees].

Service Provider agrees that the license in this Section 4.1.1 [Grant of License] includes the right for Sprint’s agents, representatives, and contractors acting on Sprint’s behalf (collectively “Third Party Licensees”) to exercise the license rights in the Software Products solely for Sprint’s benefit. Any act or omission by any such Third Party Licensee which would be a violation of this Fourteenth Amendment if committed by Sprint shall be deemed to be an act or omission by Sprint, and Service Provider shall be able to exercise any applicable remedies for such action against Sprint.

4.1.2 Sprint IP. Subject to the terms and conditions of this Agreement, Sprint grants Service Provider a non-exclusive, non-transferable, non-sublicensable, royalty-free license for the Term of this Agreement in the Territory to (1) use and reproduce the Sprint IP to develop and implement the Software Products and the Services and (2) provide and distribute any Services that include Sprint IP to Users in accordance with this Agreement. Service Provider shall not modify, disassemble, decompile, or reverse engineer the Sprint IP or any component thereof. Other than the rights specially granted in this Section 4.1.2, no other license, right or interest in or related to the Sprint IP is granted Service Provider.

4.1.3 Right to Make Copies. Service Provider will provide Sprint with master object code copies of the Software Product and electronic copies of the Documentation, from which Sprint may make a reasonable number of copies for use of the Software Product and Documentation as contemplated by this Fourteenth Amendment. Master copies of software will only include Software Products that are licensed under this Agreement. Neither party will remove or destroy any proprietary markings or proprietary legends placed on or contained within the Software Product or Documentation.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.4 Testing Copies. Sprint has the right to make copies of and install, execute, use, copy, test, display and perform the Software Product for internal testing purposes including, without limitation (i) testing for date arithmetic functions; (ii) testing of disaster recovery plan procedures and effectiveness; and (iii) testing to validate the Soft-ware Product before placing it on application development and production processors or placing it in a production environment.

4.1.5 Service Provider Third Party Software Product. Service Provider will notify Sprint in writing if the Software Product contains any third party software product. Service Provider will provide Sprint all license terms and conditions related to the third party software product before Service Provider delivers or installs the Software Product. The parties agree that the 2.0 Client Application is intended to contain proprietary software from Qualcomm known as the uiOne Software Development Kit and the uiOne Handset Development Kit, (collectively, the “Qualcomm Software”). Service Provider represents and warrants that it has entered into a bona fide license with Qualcomm for the use of such software. To Service Provider’s knowledge, no third party has asserted or has any basis to assert an intellectual property claim regarding the Qualcomm Software. Except for the representation set forth in the previous sentence, none of the representations, warranties and indemnities of this Fourteenth Amendment shall apply to the authorized use of the Qualcomm Software by Service Provider. For the avoidance of doubt, the foregoing sentence does not limit the application of the representations, warranties and indemnities of this Fourteenth Amendment to any portions of the Software Product created by Service Provider through the use of the Qualcomm Software, including, without limitation, the triglets, written by Service Provider using the TrigML XML vocabulary and played using the Qualcomm provided Trigplayer on the Device.

With respect to the Koz Extension Software Modules, they are governed solely by the license set forth in Exhibit E.1, and none of the provisions of this Fourteenth Amendment, including without limitation the representations, warranties and indemnities, shall apply to such software.

4.1.6 Sprint Licensed Third Party Software Product. Sprint will notify Service Provider in writing if any software provided by Sprint contains any third party software product. Sprint will provide a sublicense, as applicable. The parties agree that the 2.0 Client Application is intended to contain proprietary software from Groove Mobile. Sprint represents and warrants that it has entered into a bona fide license with Groove Mobile for the sublicense of the Koz Extension Software, as set forth in the license grant in Exhibit E.1 (Sprint Third Party Software).

4.1.7 Intellectual Property. Sprint retains ownership of its Pre-Existing IP and Service Provider retains ownership of its Pre-Existing IP, and neither party is granted any rights to the other’s Pre-Existing IP under this Fourteenth Amendment, except as licensed in this Fourteenth Amendment. The Services are part of Service Provider Services for the purposes of Section 7.1 (Service Provider Ownership) in the Agreement, and Service Provider shall own all right title and interest in the Services (including but not limited to the Software Products, except for those “Sprint Owned” items listed in Exhibit D (Software Product Intellectual Property Ownership), excluding third party content and services, and excluding Sprint IP.

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With respect to the items identified as “Jointly Owned and Cross Licensed” in Exhibit D, the parties shall have joint ownership of such items and each party transfers and assigns to the other the rights necessary to effectuate such joint ownership and a perpetual license to the other the right to exploit such items, grant licenses to others or assign its rights, in each case without any accounting to the other.

Each party shall indemnify the other against any third party claims related to use of the items identified as “Jointly Owned and Cross Licensed” in Exhibit D by the indemnifying party.

Sprint retains ownership of Sprint IP, and Service Provider is granted no rights to the Sprint IP except as set forth in the Agreement and this Fourteenth Amendment. Sprint Pre-Existing IP includes all equipment, materials, drawings, software, and data related to the operation of the Sprint Wireless Network that Service Provider receives directly or indirectly from Sprint or from a third party on behalf of Sprint. With respect to any “Sprint Owned” items developed by Service Provider and listed in Exhibit D as owned by Sprint as amended by this Fourteenth Amendment Service Provider shall transfer and assign (and agrees to transfer and assign) all intellectual property rights in such technology to Sprint.

4.1.8 Future Development. For any future services other than Software Feature Enhancement or Hosting Services development in Section 4.5 [Software Product Maintenance and Support] under this Fourteenth Amendment, the parties may add a statement of work to the Agreement by executing a statement of work that (1) is executed by authorized representatives of each party, (2) specifically references the Agreement, and (3) sets forth the applicable development efforts and corresponding delivery schedule, acceptance criteria, and financial terms. Service Provider will then use commercially reasonable efforts to provide such Services in accordance with such statement of work. If Service Provider deliverables under such statement of work are dependent on information, testing, and feedback from Sprint, Sprint will cooperate in good faith with Service Provider to timely provide such information, testing, and feedback.

4.1.9	Confidentiality.

For the avoidance of doubt, the parties acknowledge and agree that the Specification Document 0_9_4 for the 2.0 Client Application provided by Sprint to Service Provider dated 2/20/07 is “Confidential Information” as defined in Section 5.1 {General} of the Agreement.

4.1.10	Developed Programs.

Service Provider grants Sprint a perpetual, fully paid-up, irrevocable, nonexclusive, transferable right and license in the Territory to exercise any rights reasonably necessary to create a Developed Program. To the extent a Developed Program contains all or any portion of the Software Product, Sprint agrees that any sublicenses to the Developed Program will contain terms and conditions at least as restrictive as those generally set forth in agreements that Sprint uses to protect its own property. Sprint retains all right, interest in and title to the Developed Programs. Service Provider retains all right, interest in and title to the Software Product or components contained in the Developed Programs, except the “Sprint Owned” items as set forth in Exhibit D (Software Product Intellectual Property Ownership).

4.1.11	Acquisitions and Divestitures.

If an entity becomes a Sprint Affiliate (“New Sprint Affiliate”) and licenses a software product that is the same as, or substantially similar to, the Software Product pursuant to a license agreement between Service Provider and New Sprint Affiliate (the “New Sprint Affiliate License Agreement”), Service Provider agrees, at Sprint’s option, to consent to either (i) an assignment of the New Sprint Affiliate License Agreement from New Sprint Affiliate to Sprint, or (ii) New Sprint Affiliate’s transfer of the licenses acquired under the New Sprint Affiliate License Agreement to Sprig or (iii) Sprint’s

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conversion of any of New Sprint Affiliate’s licenses to licenses granted under this Fourteenth Amendment. Service Provider will not charge New Sprint Affiliate or Sprint any additional fees in connection with any assignment, transfer or conversion under this section.

If Sprint divests a Sprint Affiliate or other portion of its business (“Divested Business”), such Divested Business will be entitled to continue using the Software Product for one year after the divestiture without either Sprint or the Divested Business incurring any additional license or other fees, provided that the Divested Business agrees to be bound to the same license terms. In addition, at the end of the Term, Sprint may transfer the applicable User licenses to the Software Product to the Divested Business, as long as the Divested Business agrees to be bound to the same license terms (for those Users) without Sprint or the Divested Business incurring any fees in connection with the transfer. For the avoidance of doubt, any such transfer shall not affect Sprint’s obligation with respect to the Minimum Contract Value. The Divested Business will be entitled to continue purchasing under this Fourteenth Amendment for the remaining term of this Fourteenth Amendment. The Divested Business will be solely responsible for any Services and Deliverables purchased after the divestiture.

4.2	Deliverable Specifications

Service Provider will deliver the Deliverables in accordance with the Specifications attached in Exhibit A (Software Product Specifications) and Exhibit E (Software Product and Services Improvement Roadmap).

4.3	Fees

In accordance with Section 13 [Price and Payments] of this Fourteenth Amendment, as compensation for the Software Product and Hosting Services covered under this Fourteenth Amendment Sprint will pay Service Provider on a monthly basis the amount of [*] (the “Fees”) for each Sprint Vision User.

Within 60 days from the last date of execution of this Fourteenth Amendment (the “Execution Date”) Sprint shall pay to Service Provider a true-up, if necessary, to cover the difference between amounts paid between April 1, 2007 (which were calculated under the Twelfth Amendment) and the Execution Date, and amounts owed for such time period as set forth in the preceding paragraph.

4.4	Service Provider Device Obligations

Sprint will notify Service Provider in writing (including via email) when it determines, in its discretion, if a Software Product shall apply to a particular Device. When Sprint notifies Service Provider that a particular Device will receive a Software Product, Service Provider will make commercially reasonable efforts to make the applicable Software Product technically compatible with such Device and will notify Sprint in writing (including via email) when the Device is technically compatible and available for certification testing by Sprint. Sprint agrees to make reasonable efforts to assist Service Provider in certification of the Software Products on Devices, including, without limitation, working with any third party content providers who continue to host their own content (i.e., who are not Sprint Content Partners). Additionally, Sprint will provide Service Provider with two copies of each new Device containing the Software Product at launch for customer care and testing purposes. If Devices have already been provided to Service Provider for other purposes (e.g. MSOTV), this will count towards the required number of Devices to be provided.

Services Provider anticipates that Devices listed below will be the initial applicable Devices for the 1.5 Client Application.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Motorola RAZR

•	Motorola KRZR

•	Samsung M500

•	Sanyo 8500

•	Samsung M510

•	LG 570

•	SLVR

•	Samsung SCH-M620 Flipper

•	Sanyo SCP-8400

•	Samsung m610

•	Motorola Diamondback

4.5	Software Product Maintenance and Support

4.5.1 Service Provider will provide support services (“Maintenance and Support Services”) to Sprint as described below. The fees for providing this support are included in the ongoing monthly Fees in Section 4.3 [Fees].

a)	STIC Support:

Service Provider will provide STIC support to help Sprint certify the Software Product on Devices in the STIC until the Software Product has either met the Specifications or the parties have agreed that it will not be loaded with the Software Product as set forth in Section 12.1 [Deliverable Acceptance Criteria] below. This support will include remote and onsite support as needed. During STIC testing and launch preparation planning, Service Provider will provide a single point of contact for managing issues, preparing deployment plans, and engaging Service Provider engineering resources as needed to support the testing and launch of the Software Product.

b)	Software Feature and Hosting Services Enhancements:

Service Provider will meet on a quarterly basis with Sprint to mutually work on the definition of new Software Feature Enhancements to include in the Software Product and ongoing development of Hosting Services. All future releases and developments mutually agreed by the parties will be provided to Sprint as part of the ongoing monthly Fees in Section 4.3 [Fees]. Service Provider will collaborate with Sprint on a quarterly calendar basis during the Term of this Fourteenth Amendment to prioritize Feature Enhancements and Hosting Services developments. Specific roadmap software features requested by Sprint as of the Fourteenth Amendment Effective Date are listed in Exhibit E (Software Product and Services Improvement Roadmap).

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

4.5.2 Service Provider will provide Software Product support (i) per a mutually agreed upon Service Level Agreement attached in Exhibit J (Software Maintenance Service Level Agreement), (ii) during the Term of this Fourteenth Amendment, and (iii) as part of the monthly fees in Section 4.3 [Fees]. This support will be:

1. Bug fixes, system work-arounds, and minor performance enhancements.

2. Project management, planning and coordination for resolving any issues encountered during Sprint’s use of the Software Product.

3. Inclusion of mutually agreed Software Feature Enhancements.

4.6	OEM Software Integration Fees

Service Provider and Sprint agree that Service Provider will provide assistance to any Device vendor that Sprint purchases mobile telecommunication Devices from (an “OEM”) so that they may integrate the Software Product on their Devices on an ongoing basis as the OEM introduces new Devices, subject to the execution by the OEM of a confidentiality agreement with the Service Provider and other relevant terms and conditions. The fees for providing such assistance (including any license to the Software Products) to the OEMs is included in the Fees noted in Section 4.3 [Fees] above. Service Provider will not unreasonably withhold assistance to any OEM that Sprint specifies and Sprint will endeavor to cause the OEM’s to cooperate with Service Provider in such integration efforts.

4.7	[Intentionally Omitted]

4.8	Software Product Segregation

The rights and obligations set forth in this Amendment pertaining to the Software Product will apply to both the Software Product as a whole and to each of its parts individually; provided that such parts have not previously been provided to Sprint under another Agreement.

4.9	Software Product Branding

Service Provider will not, without Sprint brand department written consent, use the name, trademarks, trade names or logos (“Marks”) of Sprint or its affiliates, or any divisions or business units of any of them, or the name of any product or service of Sprint or any Sprint Affiliate, in any manner except for the sole purpose of furnishing Services and the Software Product to Sprint. In addition, Service Provider consents to allow Sprint at its sole discretion to brand and distribute with the Sprint brand any information created by Sprint and necessary to aid Users in use of the product, training materials, or to provide help information to end users of the Software Product.

4.10	Industry Standards Warranty

Service Provider expressly warrants that any new development of the Software Products for Sprint will converge toward industry accepted standards based solutions. Service Provider will make commercially reasonable efforts to provide Deliverables and Services that allow interoperability with external systems using well defined and mature open standards including, but not limited to 3GPP, 3GPP2, IMS and IETF. Service Provider will avoid proprietary designs and solutions and will adopt and provide a migration path to industry standards so that Sprint can migrate to that solution within six months after the relevant standard is formally adopted by the appropriate standards committee.

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4.11	MOBITALK Protocol

Sprint and Service Provider have agreed to temporarily utilize Service Provider’s proprietary MobiTalk protocol as part of the Software Product and client/server service architecture to meet the timeline for offering Service Provider products and services to Users. Users will have a right and license to use the MobiTalk protocol on the same terms as those set forth in the license grant in Section 4.1.1 [Grant of License] in conjunction with the use of the 2.0 Client Application and coterminous with the license to Sprint of the Software Products at no additional charge. Users will continue to have a right to use the MobiTalk protocol consistent with Section 3.5 [Effects of Termination] upon termination of the this Fourteenth Amendment or the Agreement. Service Provider warrants that it will provide an industry standard and non proprietary solution in accordance with Section 4.10 [Industry Standards Warranty].

5.	CONTENT HOSTING, MONITORING, AND REPORTING

5.1	Hosting Services

5.1.1 Specifications

Service Provider will deliver the Hosting Services in accordance with the Specifications attached in Exhibit B (Hosting Services Specifications) and the Service Level attached in Exhibit C (Hosting Service Level Agreement) and Exhibit E (Software Product and Services Improvement Roadmap).

5.1.2 Performance Credits

In the event that a performance credit for any month is requested by Sprint in writing as provided in Exhibit C [Hosting Service Level Agreement] or Exhibit J [Software Maintenance Service Level Agreement], Service Provider shall issue a credit memo detailing the percentage of the applicable month’s Fees due as a credit to Sprint within [*] days of the end of the applicable month and Sprint may credit such amount against the next payment due to Service Provider. If the amount of any performance credits exceeds the amount otherwise to be paid, Sprint will carry such credits forward on each subsequent remittance until fully credited to Sprint, and, if a credit balance remains at the end of the Term, Service Provider will then refund the credit balance to Sprint.

5.1.3 Sprint Content Partners — Number of Channel Partners

The Fees set forth in Section 4.3 [Fees] above include Hosting Services for [*] Channel Partners of Sprint Provided Content during each year of the Term.

A “Channel Partner” is defined as: either (i) 1 live video channel provided by any individual Sprint Content Partner or (ii) up to 3 linear and/or on-demand video and/or audio channels provided by any individual Sprint Content Partner. For purposes of clarification, the parties may discuss certain count reductions or discounting in instances where a Sprint Content Partner provides a larger than average number of video channels that do not cause Service Provider to bear above average direct or indirect management costs. An initial count of Channel Partners is included as Exhibit K (Channel Partners). The parties will mutually agree in writing (including email) as to the number of Channel Partners as changes are made to the channel lineup over time.

5.2	Hosting Services Support

5.2.1 Service Provider will assist Sprint in all planning activities that are critical for the successful delivery, integration and deployment of the Hosting Service. At Sprint’s request, Service Provider will attend weekly or twice-weekly planning meetings via conference call with Sprint. In the event Service Provider provides any materials to a Sprint Content Partner regarding Hosting Services (including but

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not limited to style guides, setup guides and directions), Service Provider shall provide a copy of all such materials to Sprint.

5.2.2 As applicable to the Services being provided, Service Provider will provide a Subject Matter Expert whose responsibilities will be to assist Sprint in successfully utilizing the Services. The Subject Matter Expert will assist Sprint at no additional cost with configuration information and other required documentation to facilitate installation and/or testing of test and production systems.

5.2.3 Prior to commencement of Services, Service Provider will designate a Project Manager who will have the authority to make decisions and authorize modifications using a Change Authorization or other mutually agreed upon method that arises from Sprint requests and requirements clarifications. The Project Manager will perform the following tasks:

•	Establish and administer project communications and reporting (procedural and contractual)

•	Act as focal point for coordinating Service Provider activities with Sprint Project Manager(s) and with third parties.

•	Assist in establishing schedules for the major milestones mutually agreed to by Service Provider and Sprint in a Project Schedule

•	Maintain project communications with Sprint Project Manager(s). Participate in status meetings and conference calls

•

Review the project progress against established project milestones, mutually agreed to by Service Provider and Sprint. Service Provider project manager will identify problems and make recommendations for corrective action(s).

•	Administer a mutually agreed upon Project Change Control procedure.

5.3	Services Transition.

In the event of any termination or expiration of this Fourteenth Amendment, Service Provider will cooperate reasonably in the orderly wind-down of any Services (e.g. maintenance and support, partner management, etc.) being terminated or transition to another service provider. If any Services involve Hosting Services, then Section 5.4 [Hosting Disentanglement] will apply. Sprint may at its discretion require Service Provider to provide a transition period for Services not to exceed 3 months, unless the parties mutually agree to a longer time period. If Sprint initially designates a transition period of less than 3 months, it may subsequently extend the transition period up to the maximum period of 3 months with 5 days’ notice to Service Provider. Sprint may, in its discretion, terminate the transition period with notice to Service Provider. During the transition period, the parties will continue to be bound by and perform in accordance with this Fourteenth Amendment.

5.4	Hosting Disentanglement.

a) Transition. Upon termination of the Hosting Services, or termination of Hosting Services for a particular Sprint Content Partner as provided under this Fourteenth Amendment (the “Disentanglement Commencement Date”) Sprint will create a transition plan (“Disentanglement Plan”) under which Service Provider will cooperate fully with Sprint and its third party contractors and will take all actions reasonably requested by Sprint or necessary to accomplish, by no later than [*] months after the Disentanglement Commencement Date, facilitation of a smooth, complete transition of responsibility for any Hosting Services being terminated from Service Provider to Sprint, or to any replacement service provider designated by Sprint, with no material interruption of or materially adverse impact on Sprint in any way, including on the Hosting Services (a “Disentanglement”). Service Provider will provide to Sprint such documentation and other information as is sufficient to enable Sprint, or another

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reasonably competent service provider to fully assume the Hosting Services being terminated, or as otherwise reasonably requested by Sprint in connection with the Disentanglement. In the event of any termination or expiration affecting the Hosting Services, Service Provider will also comply with the requirements of Section 5.3 [Services Transition].

b) Continued Service. If requested by Sprint, Service Provider agrees to continue to provide the Hosting Services being terminated during Disentanglement and until completion of a transition to a new service provider to Sprint’s satisfaction, provided that Sprint will continue to be obligated to pay under Section 4.3 [Fees] for such Services to the same extent as it was prior to the Disentanglement Commencement Date. Except as provided in this Section 5.4, Disentanglement will be performed by Service Provider at no additional cost to Sprint.

c) Disentanglement Plan. The parties, and, if Sprint elects to engage one, the third-party service provider designated by Sprint as the party to whom responsibility for the Hosting Services will be transitioned, will confer and negotiate in good faith to reach mutual agreement on and execute, within thirty (30) calendar days after the Disentanglement Commencement Date, a reasonably detailed Disentanglement Transition Plan (“Disentanglement Transition Plan”).

5.5	Record Keeping

The provisions in Section 11 {Record Keeping and Audits} of the Agreement will apply to this Fourteenth Amendment except that “3 years” will be substituted for “1 year” in each place it appears in such Section 11.

5.6	Fee Audit

Each party will provide to the others, its internal or external auditors, inspectors, and regulators, at reasonable times and for any reasonable business purpose, access to: (i) personnel; (ii) with respect to Content Provider, sites where Services are provided and with respect to Sprint, sites where its records are maintained; and (iii) data and records relating to the Services and the calculation of all fees and numbers of Users, including the right to inspect and copy. If an audit discloses any error in favor of the auditing party, the other party will, within 30 Business Days of the over-billing or underpayment notice, reimburse the auditing party for the over-billing or underpayment. If the audit discloses an over-billing or underpayment of [*] or more over an audited period of at least twelve months, the audited party (except if either party has reporting errors based on information provided by the other) will pay the entire cost of the audit.

5.7	Operational Audit and/or Security Assessment

Sprint and its authorized representatives (including its internal and external auditors) will have the right, no more than once per year, or as required by a Sprint Content Provider to the extent set forth in Section 5(c) [Technical Audit Rights] of Exhibit C (Hosting Service Level Agreement), during reasonable business hours and upon reasonable notice (at least 48 hours), to perform an operational audit and/or security assessment for the purpose of determining Service Provider’s compliance with the Agreement, including with respect to (i) Service Provider’s security, content protection, confidentiality, and privacy practices and standards; disaster recovery capabilities; and fail-over planning with respect to the Services provided hereunder, (ii) any activities directly related to the obligations of Service Provider under the Agreement that may affect Sprint’s internal controls on financial reporting, and (ii) Service Provider’s compliance with applicable laws or regulations in the performance of its obligations under this Fourteenth Amendment. For purposes of such audit, Service Provider will grant Sprint and its representatives all relevant access to Service Provider’s facilities, books, procedures, and records (other than cost information) and all other information required for Sprint to ascertain facts directly relevant to

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Service Provider’s performance and the subject matter of the audit. Service Provider will provide Sprint and its representatives such information and assistance as reasonably requested in order to perform such audits; provided, however, the parties will arrange such assistance in such a way that it does not interfere with the performance of Service Provider’s duties and obligations hereunder and its business generally. Any third parties performing an audit under this subsection must execute a nondisclosure agreement reasonably satisfactory to Service Provider and be escorted by a Sprint representative at any times that they are conducting such audit.

a) SAS 70 Report In Lieu. In lieu of granting Sprint access in a fiscal period to conduct an operational audit regarding internal controls on financial reporting, Service Provider may provide Sprint an auditor’s report concerning the Service Provider’s activities issued under Statement of Auditing Standards No. 70 (or any applicable successor thereto) provided that the report (i) is a “Type II” report under such standard, (ii) was prepared by a firm of certified public accountants that is registered with the Public Company Accounting Oversight Board and is reasonably acceptable to Sprint, and (iii) covers a time period and is of such scope and result as to provide, to the extent relevant, sufficient evidence to support a favorable assessment by Sprint of its internal controls over financial reporting and its auditors’ attestation and report for that fiscal period. Sprint may still wish to perform their own security assessment.

b) Results of Operational Audit and/or Security Assessment. If any audit or security assessment pursuant to this section reveals an inadequacy or insufficiency of Service Provider’s security, confidentiality, privacy practices and standards, disaster recovery capabilities, or fail- over planning or ineffectiveness of internal controls such that Service Provider is not in compliance with its obligations hereunder, then Service Provider will promptly (within [*] days) develop and provide to Sprint a corrective action plan, such plan to be reasonably satisfactory to Sprint, and promptly (within [*] days) thereafter implement such plan at Service Provider’s sole cost and expense. In such event until such specific issue is resolved to Sprint’s reasonable satisfaction, Sprint may perform one or more additional follow up audits and/or security assessments to verify performance under the corrective action plan (and to examine any areas potentially affected by such action plan) without regard to the once-per-year limitation set forth in this section. Sprint agrees that the results of any audit and/or security assessments will be considered Confidential Information.

c) Sprint Security Questionnaire.As part of Sprint’s assessment of Service Provider’s internal control structure, Service Provider may be requested, without limitation, to answer security questionnaires or conduct scans of servers.

5.8	Disaster Recovery Plan.

Within ninety (90) days of the date of the final signature on this Fourteenth Amendment, Service Provider will develop and deliver to Sprint a disaster recovery plan (the “Disaster Recovery Plan”) applicable to the Hosting Services. Sprint reserves the right to identify at any time, and from time to time, and notify Service Provider of additional items, as Sprint reasonably determines to be appropriate for inclusion in such Disaster Recovery Plan. Service Provider shall review such suggestions and shall not unreasonably withhold their inclusion in the Disaster Recovery Plan. Service Provider will revise the Disaster Recovery Plan as appropriate to reflect any changes to the Services, Deliverables or related requirements and submit it to Sprint for review and comment. Service Provider will implement and comply with the Disaster Recovery Plan.

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5.9	Monitoring

Service Provider will regularly scan the MCD tree to ensure no links are broken and will resolve issues with access to content (to the extent under the control of Service Provider) for the following channels when hosted by Service Provider and when Service Provider has access to the MCD tree: Sprint TV channels as well as “free-to-customer” channels outside Sprint bundles and premium channels in accordance with the SLA attached in Exhibit C (Hosting Service Level Agreement). With respect to any channels not hosted by Service Provider, provided that Sprint causes the content provider to cooperate as necessary for such monitoring (including providing access to the MCD tree) and to provide 24 x 7 contacts for such content providers, Service Provider shall scan the MCD tree and report any broken links to the applicable content provider. Sprint shall provide to Service Provider a reasonable advance warning of any proposed changes to the MCD that may affect the Services, including detailed specifications regarding such proposed changes.

5.10	Reporting

5.10.1 Exhibit F Reporting

Service Provider will provide the reports to Sprint per the requirements set forth in Exhibit F (Service Provider Reporting Requirements) and any additional reports reasonably requested by Sprint and mutually agreed by Service Provider. Service Provider will provide by June 30, 2007 access to the reports referenced above via a web-based user interface.

5.10.2 Web Based Sprint Content Partner Reporting

When approved by Sprint, within a reasonable amount of time following such request, Service Provider will also provide reports and access to the web-based user interface to Sprint Content Partners, but only if such Sprint Content Provider enters into a confidentiality agreement with Service Provider governing such disclosure which is at least as restrictive as those in this Agreement. If there are any changes to the reporting fields or form or type of data reported, Service Provider shall obtain Sprint’s approval prior to making such information available to the Sprint Content Partners.

5.10.3 Sprint Remittance Reporting

(a) Within ninety (90) days following the execution of this Fourteenth Amendment, Sprint shall provide Service Provider with monthly reporting as follows:

No later than [*] business days after the end of each month, Sprint shall deliver usage reports that include, at a minimum the total number of Sprint Vision Users for such month. The source for this reporting information shall be Sprint’s, Sarbanes-Oxley compliant database that is the primary source of Sprint’s subscriber and revenue information for financial reporting (the “Compliant Database”).

(b) In the event that Sprint is unable to produce the report as detailed above in Section 5.10.3(a), Sprint shall provide Service Provider with a report containing an estimated number of Sprint Vision Users for the applicable month, which estimate will be calculated by multiplying the actual number of Total Data Plan Subscribers for such month by a fraction, the numerator of which is the actual number of Sprint Vision Users in the prior month and the denominator of which is the “Total Data Plan Subscribers” for the prior month. As used herein, “Total Data Plan Subscribers” shall mean the total number of Sprint Subscribers on the CDMA Network that are subscribed to a data plan with a monthly recurring charge that provides access to Sprint data services across all data enabled devices, as determined from the Compliant Database.

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(c) If at any time Sprint determines, in its sole discretion, to change its reporting source, Sprint agrees that the new reporting source will be a Compliant Database and that Sprint will provide Service Provider with at least 30 days advance notice of such change (including via email).

5.11	Sprint Responsibilities

The parties’ performance obligations for the Services and the Software Products is predicated upon the mutual cooperation and provision of confidential and other information, testing, and feedback from both parties. Both Parties will cooperate in good faith to timely provide information, testing and feedback, as set forth herein. Should either party fail to perform any of its obligations, other party shall not be responsible for any delay, cost increase or other consequences due to such failure and any deadline that is affected by any such failure shall be extended by an amount of time equal to the length of such failure.

Sprint will provide Service Provider with notice of new Sprint Provided Content to be included in the Sprint Services reasonably in advance of the date such Sprint Provided Content is to be made available to Users. Notwithstanding the foregoing, for live content, Sprint will provide Service Provider with at least one month notice to prior to date of launch, and for other Sprint Provided Content, Sprint will provide Service Provider with at least one week prior notice.

Sprint will inform the Sprint Content Providers that Service Provider is a 3rd party hosting contractor and is authorized to provide services for Sprint regarding the Sprint Content Providers and receive the Sprint Provided Content for distribution through the Sprint Services. Service Provider shall notify Sprint of any communications with the Sprint Content Providers other than day to day communication regarding Service Provider’s hosting of the applicable channels (including but not limited to, insertion of advertising, cross selling of content and changes to the user interface).

Sprint shall require the Sprint Content Providers to cooperate with Service Provider and provide any information as reasonably needed by Service Provider to host the Sprint Provided Content. If available, Sprint Content Providers will provide Service Provider with one hour of “evergreen content” to be used by Service Provider in the event that a force majuere event prevents such Sprint Content Provider from delivering their content to Service Provider.

6.	TRAVEL. EXPENSES

No Service Provider travel expenses will be paid for by Sprint under this Fourteenth Amendment unless specifically authorized by Sprint in writing. All expenses will be paid in accordance with Section 13.0 [Price and Payments] of this Fourteenth Amendment.

7.	WARRANTIES

7.1	Service Provider represents and warrants to Sprint that:

(a)	Services. The Services will be performed in a timely, competent and professional manner and in accordance with the Specifications, and the requirements of this Fourteenth Amendment.

(b)	Deliverables. Each Deliverable furnished under this Fourteenth Amendment will meet the requirement for such Deliverable as provided for in this Fourteenth Amendment and the Specifications and such Deliverables will reflect professional quality standards. The Deliverables and Services will be free from any material defects.

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(c)	Viruses. Service Provider warrants that the Deliverables or Services when they leave the Service Provider’s data center network edge will be free from any viruses, worms, disabling programming codes, instructions or other such items that may threaten, infect, damage, disable or otherwise interfere with the permitted use of the Deliverables or Services (“Virus”). Service Provider will test each element of the Deliverables or Services, including any Upgrades, before delivery to Sprint to ensure that it is free of any Virus. If Sprint notifies Service Provider that it has been informed or has reason to believe that a Virus has infected a Deliverable or Service, Service Provider will promptly assist and work continuously with Sprint, at Sprint’s direction and at no charge, until, in Sprint’s determination, the Virus has been eliminated.

(d)	Intellectual Property. The Deliverables and Services provided by Service Provider under this Agreement, and Sprint’s exercise of any intellectual property rights granted under this Agreement will not infringe or otherwise violate any intellectual property rights. To Service Provider’s knowledge, no third party has asserted or has any basis to assert an intellectual property claim regarding such Deliverables or Services. If any part of the Deliverables or Services contains third party software, Service Provider has and will retain at its own expense the full power and authority to sublicense the third party software as part of its license grant to Sprint for the Deliverables or Services.

(e)	Documentation. All Documentation required under this Agreement is, and will continue to be, complete and will accurately describe the Deliverables or Services required to be described therein so as to enable Sprint personnel with ordinary skills and experience to utilize the Deliverables or Services for the purposes for which they are being acquired by Sprint.

(f)	Title. Service Provider warrants that it has and will have clean, marketable and unencumbered title to Deliverables excluding the Open Source Software identified in subsection (h) below and the third party software identified in Section 4.1.5 [Service Provider Licensed Third Party Software-Product].

(g)	Public Software. Service Provider warrants that, except as set forth in Exhibit G (Open Source Software), Deliverables will not contain any software that is covered by a license from GNU Public License, the Free Software Foundation, or similar public license.

(h)	Legal Status and Skills. Service Provider warrants that Service Provider Personnel performing Services pursuant to this Agreement in the United States are authorized to work in the United States (“Compliance with Legal Status”). At Sprint’s request, Service Provider will audit its Compliance with Legal Status and deliver to Sprint a written certification, within 15 business days after Sprint’s request, that Service Provider Personnel working in the United States are legally authorized to do so. Service Provider Personnel will have the requisite experience, skills, knowledge, training, and education to perform Services in accordance with this Fourteenth Amendment.

7.2	Malicious Technology.

Service Provider warrants that the Deliverables or Services will not at the time of leaving the Service Provider’s data center network edge (i) contain any Malicious Technology or Disabling Device, (ii) contain any files or features that will disable or destroy any functionality of the Deliverables or Services, (iii) monitor Sprint’s use of the Deliverables or Services where not specifically permitted in Section 5.9 [Monitoring] of this Fourteenth Amendment or otherwise as part of the Services provided such monitoring is approved by Sprint as part of the Service Provider obligations under this Fourteenth

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Amendment; (iv) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides; or (v) alter, damage or erase any data or computer programs without control of a person operating the computing equipment on which it resides. Service Provider will not install, use or execute any software on any Sprint CPUs without Sprint’s written approval.Service Provider acknowledges that it does not have any right to electronically repossess or use any self-help related to the Deliverables or Services. “Malicious Technology” means any software, electronic, mechanical or other means, device or function , e.g. (key, node, lock, time-out, “back door,” “trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse,”) that would allow Service Provider or a third party to: (i) monitor or gain unauthorized access to any Sprint system, (ii) use any electronic self-help mechanism or (iii) restrict, disable, limit or impair the performance of a Sprint system.

7.3	Systems Warranty.

With respect to the Covered System Service Provider represents and warrants that the components of the Covered System (i.e., the Software Products and the Hosting Services) shall be compatible with each other and function together as set forth in this Fourteenth Amendment.

7.4	Scanning Requirements and Fixes.

Beginning on the date that is ninety (90) days from the date of last execution of this Fourteenth Amendment, Sprint may request that Service Provider provide documentation that demonstrates that the applicable Software Products have been scanned for Malicious Technology and Unmitigated Vulnerabilities prior to delivery to Sprint. The Service Provider will show that the most recent, industry-standard signature files available, as of the applicable delivery date, were used to perform the security scan. The Documentation provided by Service Provider should include a description of applicable security testing, audit trails of anti-virus detection and vulnerability scanner tolls, with date/time of the signature file used for each scan.

7.5	Compatibility Warranty.

Except with written permission of Sprint, all downloadable Software Product Upgrades will be Backwards Compatible with all Upgrades provided in the immediately preceding two-year period and with the immediately preceding two Upgrades.

7.6	Sprint Content Warranty

With respect to any Sprint Provided Content, as between Sprint and Service Provider, Sprint represents and warrants that it will obtain all necessary licenses, permissions and consents (including, without limitation, public performance licenses with respect to the musical compositions and/or sound recordings embodied in the Sprint Provided Content) (the “Performance Licenses”) to enable Service Provider to perform its obligations under this Agreement and the Users to access such Sprint Provided Content. For the avoidance of doubt, Service Provider has no obligation to obtain or pay any fees for any of the Performance Licenses. For the further avoidance of doubt, this Section 7.6 does not apply to any content licensed by Service Provider for a MobiTV Product.

7.7	(Intentionally Omitted)

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7.8	Formation; Authorization; Litigation.

Each party represents and warrants that:

(a)	it is validly existing and in good standing, and is qualified to do business, in each jurisdiction where it will conduct business under this Agreement, unless the failure to do so will not have a material adverse effect on its ability to perform under this Agreement;

(b)	the signing, delivery and performance of this Agreement by the party has been properly authorized; and

(c)	no claims, actions or proceedings are pending or, to the knowledge of the party, threatened against or affecting the party that may, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform its obligations under this Agreement.

7.9	No Violations; Approvals.

Each party represents and warrants to the other party that the execution, delivery or performance of this Agreement:

(a)	will not violate any existing law, regulation, order, determination or award of any governmental authority or arbitrator, applicable to the party when performing its obligations under this Agreement;

(b)	will not violate or cause a breach of the terms of the party’s governing documents or of any material agreement that binds the party and;

(c)	will not require approval or filing with any governmental authority.

THE WARRANTIES CONTAINED IN THIS SECTION, TOGETHER WITH ALL EXPRESS WARRANTIES CONTAINED IN THIS AMENDMENT AND THE AGREEMENT, AND EXPRESS THE ENTIRE STATEMENT OF THE PARTIES WITH RESPECT TO WARRANTIES. SERVICE PROVIDER AND SPRINT DISCLAIM ALL OTHER WARRANTIES WITH RESPECT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.10	Certain Remedies.

No remedy set forth in this Agreement (except to the extent specifically stated herein) is intended to be exclusive of any other remedy, and each remedy will be in addition to every other remedy given hereunder, or now or hereafter existing at law, in equity, by statute, or otherwise.

8.	INDEMNIFICATION.

With respect to any third party claim against Sprint Indemnitees, in lieu of Section 9.2{Indemnification by Service Provider} and 9.3 {Indemnification Procedures} of the Agreement, for this Fourteenth Amendment the following will apply:

8.1	General Indemnification.

Service Provider will defend, indemnify and hold harmless Sprint, Sprint Affiliates, and Resale Partners who acquire the Services and Deliverables from Service Provider pursuant to Section 17 below and their respective officers, directors, employees, and agents (each, a “Sprint Indemnitee”) from and against all Damages arising out of a claim by a third party against a Sprint Indemnitee:

a)	resulting from or alleged to have resulted from any act or omission of Service Provider under or related to this Fourteenth Amendment.

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b)	to the extent resulting from or alleged to have resulted from a breach or claimed breach of Service Provider’s representations and warranties;

c)	resulting from or alleged to have resulted Service Provider’s unauthorized use of any Sprint Provided Content;

d)	that any Service Provider trademark used under this Fourteenth Amendment infringes or violates any U.S. trademark or service mark of such third party.

8.2	Service Provider’s Intellectual Property Indemnity.

Service Provider will indemnify and defend the Sprint Indemnitees from and against all Damages arising out of any third party claims that the Services or Deliverables and any resulting use of any Services or Deliverables as contemplated under this Fourteenth Amendment constitutes an infringement of any U.S. patent or copyright, or misappropriation of any trade secret or any infringement or misappropriation of any other U.S. intellectual property right. [*].

8.3	Sprint’s Indemnity

Sprint will indemnify and defend and hold harmless Service Provider and its officers, directors, employee, and agents (each a “Service Provider Indemnitee”) from and against all Damages arising out of (i) any claims regarding Sprint Provided Content provided that such claim does not arise from the acts or omissions of Service Provider regarding such Sprint Provided Content in violation of this Fourteenth Amendment; (ii) any violation by Sprint of its representations and warranties in this Fourteenth Amendment.

8.4	Indemnification Procedures

(a)	Upon becoming aware of any circumstance subject to indemnification under this Agreement (“Claim”), the party seeking indemnification (“Indemnified Party”), must give prompt written notice (“Indemnification Notice”) of the Claim to the other party (“Indemnifying Party”).

(b)	Within 30 days of receiving the Indemnification Notice, but in no event later than 10 days before the date on which a response is due in connection with the Claim, the Indemnifying Party will notify the Indemnified Party, in writing, whether the Indemnifying Party acknowledges its indemnification obligations and elects to assume control of the defense and settlement of the entire Claim (“Election Notice”).

(c)	If the Indemnifying Party delivers the Election Notice within the required time period then the Indemnifying Party will immediately take control of the defense and

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investigation of the Claim and engage counsel reasonably satisfactory to the Indemnified Party to settle and defend the Claim, at the Indemnifying Party’s expense.

(d)	If the Indemnifying Party fails to: (i) deliver a timely Election Notice; (ii) immediately take control of the defense and investigation of the Claim; (iii) engage counsel reasonably satisfactory to the Indemnified Party to handle and defend the Claim; or (iv) proceed in good faith with the prompt resolution of the Claim, then the Indemnified Party with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, at its sole cost subject to such rights, will have the right to defend or settle the Claim without the prior written consent of the Indemnifying Party. [*]

(e)	Failure to promptly notify the Indemnifying Party of the Claim or failure by the Indemnified Party to provide reasonable cooperation and information to defend or settle the Claim will mitigate the indemnification and defense obligations of the Indemnifying Party’s ability to defend or settle the Claim.

(f)	The Indemnified Party will have the right, at its option, to participate in the defense of the Claim with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the settlement or defense of the Claim. The Indemnified Party shall cooperate and give access to any relevant information to the Indemnifying Party

8.5	Limitation of Liability.

(a)	General Limitation.

NEITHER PARTY WILL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF THE PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.

(b)	The foregoing in (a) will not restrict a party’s ability to recover actual (i.e., direct) damages for breach of this Agreement.

(c)	Exclusions. The limitations in the preceding subsection do not apply to: (i) Damages for which a party has an obligation of indemnity under this Agreement; (ii) any grossly negligent, willful or fraudulent act or omission; (iii) any negligence by Service Provider related to the Sprint Provided Content, including Content Protection requirements, as set forth in Exhibit C (Hosting Service Level Agreement), causing Damages to Sprint, to the extent that Sprint’s agreement with such Sprint Content Partner makes Sprint liable for consequential damages resulting from Service Provider’s negligence (or the negligence of Service Provider’s third party contractor); or (iv) any breach of provisions related to Confidential Information, privacy, Marks.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	IS SECURITY

9.1	Sprint Corporate Policies.

(a)	Ethical Business Practices. Service Provider agrees to conduct business with Sprint in a manner that is consistent with the Sprint Nextel Code of Conduct for Consultants, Contractors and Suppliers (“Supplier Code of Conduct”) (available at www.sprint.com/governance). Service Provider agrees to use commercially reasonable efforts to advise Service Provider Personnel that they are encouraged to report conduct in violation of such Supplier Code of Conduct involving or affecting Sprint or Sprint employees to Sprint Ethics Helpline as described in the Supplier Code of Conduct. Service Provider will promptly disclose the nature and scope of any violation of the Supplier Code of Conduct during the Term that involves Sprint or involves Service Provider Personnel engaged with Sprint, except in the event that this disclosure would violate any applicable law or regulation.

(b)	IT and Security Policies. Service Provider will, and will cause all its Personnel to, make commercially reasonable efforts to comply with all published Sprint information technology, security, facilities and engineering policies applicable to all Sprint service providers providing similar Deliverables and Services, as amended from time to time and provided in writing by Sprint to Service Provider, within 30 days of the date that such policy or amendment is provided to Service Provider, including, without limitation, Sprint Nextel Enterprise Security Policy and the Sprint Nextel Information Security Standards (collectively Security Policies”), each solely to the extent applicable to the Services and Deliverables to be provided under this Fourteenth Amendment. Service Provider will inform all Personnel of their obligation to comply with all the Security Policies. In the event of any violation of any of the Security Policies, whether by Service Provider or any of its Personnel, Service Provider will (i) cure the violation to Sprint’s satisfaction and, at no additional charge to Sprint, as and to the extent directed by Sprint, remediate any impact thereof; (ii) promptly offer to remove or remove from any Sprint facility any Personnel who violate any of the Security Policies and (iii) furnish a suitable replacement, meeting all the requirements hereof, for the removed Personnel within a reasonable time period.

(c)	Other Policies. Service Provider will, and will cause its Personnel to, make industry standard efforts to abide by all other applicable Sprint corporate policies applicable to all Sprint service providers providing similar Deliverables and Services that may be established by Sprint from time to time and of which Service Provider is given reasonable notice, solely to the extent applicable to the Services and Deliverables to be provided under this Fourteenth Amendment.

(d)	Investigations. Service Provider will refer any security breach to Sprint’s Corporate Security promptly upon becoming aware of the incident. Subject to any legal restrictions, Service Provider must make Service Provider Personnel available to Sprint Corporate Security promptly for purposes of investigating and provide information relevant to the investigation as reasonably requested.

9.2	Legal Compliance.

(a)	Sprint is both an equal opportunity employer and a federal contractor. Service Provider will, to the extent that they are applicable to the Deliverables and Services provided by Service

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Provider under this Fourteenth Amendment, comply with federal acquisition regulations, including without limitation requirements related to equal opportunity and affirmative action for Vietnam era veterans and Executive Order 11246. The Executive Order and these laws are expressly included in the reference to “applicable laws” in the first sentence of this section.

(b)	In addition, except for approvals, permissions, permits and/or licenses required by foreign or domestic statute, ordinance, regulation or other law to be obtained by Sprint or its customers, including those required, if any, to permit Sprint to enter into this Fourteenth Amendment, Service Provider agrees to obtain and maintain, at its own expense, all approvals, permissions, permits, licenses, and other forms of documentation required by Service Provider in order to comply with all existing foreign or domestic statutes, ordinances, regulations, or other laws, which may be applicable to Service Provider’s performance of Services or delivery of Deliverables hereunder. Sprint reserves the right to reasonably request and review all such applications, permits, and licenses prior to the commencement of any Services hereunder.

(c)	In accordance with the Department of Justice (DOJ) Information Technology (IT) security policies set forth in DOJ Order 2640.2D dated July 12, 2001, Service Provider will ensure that no foreign nationals perform any Services under this Fourteenth Amendment that involve direct or indirect access to, or development, operation, management or maintenance of DOJ IT systems. DOJ IT systems include, without limitation, information technology systems, hardware, software and media that store, process or transmit classified and unclassified information as well as operating systems of Federal agencies that interface with the DOJ IT systems. A foreign national is anyone who is not a U.S. citizen and includes lawful permanent resident aliens. Sprint will notify Service Provider in writing in advance if Service Provider has to comply with this obligation and the Service or Deliverable to which the law applies.

10.	PRIVACY

If, in the course of providing any Services, Service Provider or Service Provider Personnel, (a) has or obtains, to any extent and for any reason, any access to Privacy Restricted Data, or (b) contacts a current, former or prospective Sprint customer, then the terms and conditions of this Section 10 [Privacy] will apply.

10.1	Privacy Restricted Data

Service Provider may only collect, access, use, maintain, or disclose Privacy Restricted Data to fulfill its obligations under this Agreement. Sprint exclusively owns all Privacy Restricted Data and Service Provider agrees to return, or at the election of Sprint, destroy (and certify in writing the destruction) all Privacy Restricted Data upon the termination or expiration of this Agreement, or earlier if requested to do so in writing by Sprint.

10.2	Privacy Compliance

Each party will comply with laws applicable to it in (1) collecting, accessing, using, disclosing, and securing Privacy Restricted Data, and (2) conducting any form of direct-marketing (through any mode of communication) related to Sprint, Sprint Affiliates or this Agreement. If Service Provider conducts any direct marketing, it may not rely on any exception to any law governing direct marketing (e.g. the established-business-relationship rule) without first getting the written approval of Sprint.

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10.3	Safeguards

Each party is fully responsible for the unauthorized collection, access, disclosure, and use of Privacy Restricted Data by such party. Accordingly, Service Provider warrants that it will employ administrative, physical, and technical safeguards that prevent unauthorized collection, access, disclosure, and use of Privacy Restricted Data (“Safeguards”). The Safeguards Service Provider employs must: (1) meet, at a minimum, best industry practice; (2) encrypt all Privacy Restricted Data, whether “at rest” or in transport; and (3) ensure that only Service Provider Personnel with a need to know the Privacy Restricted Data have access to it. Service Provider will immediately notify Sprint of any breach of this Section 10 [Privacy] and any provision of this Agreement related to Privacy Restricted Data. Service Provider will assist Sprint to investigate and remedy any breach and any related dispute, inquiry, or claim.

10.4	Location of Service Provider Operations

Service Provider will ensure that all Privacy Restricted Data resides in, and may be accessed only from within the United States.

10.5	Termination

[Intentionally Omitted]

10.6	Miscellaneous

This Section 10 [Privacy] supplements Section 5 {Confidential Information} of the Agreement, and the provisions of this Section 10 [Privacy] control if they conflict with Section 5 {Confidential Information} of the Agreement or any other provision in this Fourteenth Agreement. A breach of any Privacy Restricted Data provision may result in irreparable harm to Sprint, for which monetary damages may not provide a sufficient remedy, Sprint may seek both monetary damages and equitable relief.

10.7	Aggregate User Data.

All User Data is and will remain the property of Sprint. Notwithstanding any other provision of this Agreement, Service Provider may use aggregate, de-identified User Data solely for internal administrative purposes and for reporting and remittance obligations to any content providers providing content for the MobiTV Products (the “Service Provider Reporting Requirements”), including using aggregate, de- identified user behavior and purchase data for the sole purpose of optimizing the service features and other community features as part of the overall Service. All aggregate, de-identified data will not be linked or attributed to (i) any person or (ii) to Sprint unless a particular content provider is on a Service Provider service carried only on Sprint. With the exception of the Service Provider Reporting Requirements, this User Data will remain within the hosted domain of Service Provider, and cannot be integrated with cross- carrier data for Service Provider’s Service other than for a MobiTV Product. Individual or personnel User Data will not be visible or assessable to anyone, including other carriers or unauthorized individuals outside of Service Provider. Unless expressly authorized in writing by Sprint, any User Data about another person or persons that a User provides, or that Service Provider otherwise obtains in connection with a User’s use of the Content, shall be used by Service Provider only for the specific use contemplated in connection with such User’s use of the Content. Sprint makes no representation or warranty as to the accuracy or completeness of the User Data, and Service Provider agrees that Sprint, its employees and agents shall have no liability to Service Provider resulting from any use of the User Data. Upon request, Service Provider shall provide to Sprint a copy of the form of the reports provided under the Service Provider Reporting Requirements.

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11.	SOURCE CODE ESCROW

11.1	Deposit of Software Product.

Within 30 days after the Effective Date, or within 30 days of Sprint’s written request at any time during the Term of this Fourteenth Amendment, Service Provider will execute and become a Depositor under the Sprint Master Preferred Escrow Agreement effective November 25, 2003 among DSI Technology Escrow Services, Inc. (“DSI”), Sprint and the Depositor (the “Sprint Master Escrow Agreement”).

Within the later of 7 days of execution of the Sprint Master Escrow Agreement by Service Provider, or 30 days after the release of the Software Product, Service Provider will deposit with DSI, at Service Provider’s sole expense, the source code of the Software Product under the terms and conditions of the Sprint Master Escrow Agreement. Additionally, Service Provider will deposit the source code of any Upgrades of the Software Product with DSI on an ongoing basis promptly upon the launch of such Upgrade into production. The source code delivered to DSI will be in a form suitable for reproduction by Sprint. Each source code deposit will comprise: (i) the complete source code for the Software Product; (ii) source code for any third-party software used in support, maintenance or enhancement of the deposited Software Product, which is not reasonably commercially available from third parties, provided that Service Provider has access to such third party code; and (iii) the complete Documentation. The materials to be deposited by Service Provider described in this paragraph will be collectively referred to as the “Deposit Materials.”

11.2	Release of Deposit.

The Sprint Master Escrow Agreement described in this Section 11 [Source Code Escrow] provides that if certain release conditions occur, Sprint may give written notice to DSI, specifying that a release condition has occurred, and DSI will promptly deliver to Sprint all Deposit Materials. If a release condition, in fact, has not occurred, Service Provider retains all rights at law and equity against Sprint for any damages incurred.

11.3	Specific Rights after Rejection or Termination in Bankruptcy.

If Service Provider or its successors or representatives, including any bankruptcy trustee, rejects or terminates this Agreement under Title 11, § 365 of the United States Code (or any replacement provision), Sprint has the right to exercise its right under the Sprint Master Escrow Agreement. Sprint’s rights include, but are not limited to, all rights to continue to use, and have access to, all Deposit Materials, including, upon written request by Sprint, the right to obtain all current and/or deposited Deposit Materials from both Service Provider (or its trustee in bankruptcy) and DSI immediately upon the rejection or termination.

11.4	Specific Rights Before Rejection in Bankruptcy.

If Service Provider or its successors files or becomes the subject of an involuntary petition in bankruptcy, then unless and until Service Provider (or its trustee in bankruptcy, if one has been appointed) rejects this Agreement, Service Provider (or its trustee in bankruptcy) will: (i) perform all obligations of Service Provider under this Agreement; (ii) provide Sprint with all current and/or deposited Deposit Materials (whether or not such Deposit Materials have been delivered to DSI); and (iii) not interfere with the contractually obligated release of the Deposit Materials by DSI to Sprint.

11.5	Future Assurances

In conjunction with a distribution of the Deposit Materials described in the Section 11 [Source Code Escrow], Service Provider grants to Sprint the perpetual right and license to use, modify, disassemble and enhance, the released source code of the Software Product licensed by Sprint under the rights and

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restrictions set forth in this Agreement and the Sprint Master Escrow Agreement. Service Provider agrees that the rights and licenses granted to Sprint are licenses to rights to “Intellectual Property” within the meaning, and for purposes of, Title 11, § 365(n) of the United States Code, or any replacement provision therefore, and that the rights and obligations of the Service Provider relating to such licenses are personal.

12.	DELIVERABLE ACCEPTANCE CRITERIA

12.1	Deliverance Acceptance Criteria

Sprint Acceptance of the Deliverables and Services is based on Service Provider delivery in accordance with attached Sprint Specifications included in Exhibits A (Software Product Specifications), Exhibit B (Hosting Services Specifications), and Exhibit E (Software Product and Services Improvement Roadmap). For the avoidance of doubt, Sprint’s certification of a Device by STIC is acceptance of the Software Product for that Device and completion of the Hosting Services in accordance with the Hosting Services Service Level Agreement and Exhibit B [Hosting Services Specifications] constitutes acceptance of such Service.

If Sprint determines that a Deliverable or the Software Product does not conform with the Sprint Specifications listed above and notifies Service Provider, including with such notice an exception report describing the nonconformity (the “Exception Report”), Service Provider will promptly investigate the alleged nonconformity and will take commercially reasonable efforts to correct such nonconformity upon receipt of the Exception Report. Upon Service Provider’s notice to Sprint that Service Provider has cured such nonconformity, Sprint will re-test the defective component or deliverable as provided in this Section 12.1 [Deliverance Acceptance Criteria].

In the event that, despite the exercise of commercially reasonable efforts, Service Provider is unable to make the applicable Software Product technically compatible with a Device that Sprint has requested, the parties shall work together to attempt to find a solution. If the parties are unable to jointly find any solution despite the exercise of commercially reasonable efforts, then the parties may mutually agree that the applicable Software Product shall not be loaded on such Device.

In the instance that Service Provider is not able to make the Software Product conforming for at least [*] of all Devices specified by Sprint in Section 4.4 [Service Provide Device Obligations], other than those that the parties mutually agree shall not have the Software Product loaded, as set forth in the prior paragraph, Sprint may terminate this Fourteenth Amendment for cause subject to the cure period as set forth in Section 3.2.1 [Sprint Termination for Cause]. For the avoidance of doubt, [*] of all Devices shall be calculated as the aggregate quantity of individual Devices and not the number of SKUs or models.

12.2	Omitted Test Criteria

To the extent that any Deliverable is subject to testing as provided in this section, but specific testing criteria are omitted from or not developed pursuant to this Agreement, Sprint’s testing criteria will be that the tested items meet the requirements of this Amendment or Statement of Work to Sprint’s reasonable satisfaction.

13.	PRICE AND PAYMENTS

For purposes of this Fourteenth Amendment, this Section 13.0 will replace Section 3.0 {Payment and Fees} of the Agreement.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.1	Total Price.

Except as specifically provided in this section, the total consideration payable to Service Provider under this Fourteenth Amendment will consist of the fees that are specifically delineated in this Fourteenth Amendment. No other fees or charges of any kind whatsoever will be payable or reimbursable by Sprint under or in respect of this Fourteenth Amendment.

13.2	Expenses Reimbursable.

Subject to written authorization by Sprint in accordance with Section 6.0 [Travel Expenses] Sprint will reimburse Service Provider for reasonable out of pocket travel expenses actually incurred by Service Provider employees, only to the extent the expenses are (i) incurred and reported in accordance with Sprint’s expense reimbursement policies for Service Providers in effect from time to time (available at www.sprint.com/scm), (ii) authorized by Sprint in writing, (iii) reasonable, and (iv) not in excess of [*] of the Fees chargeable pursuant to this Fourteenth Amendment.

13.3	Payment

Sprint will pay undisputed amounts due Service Provider within 45 days after the end of each calendar month. Sprint will pay disputed amounts, if owed, within 30 days after the dispute is resolved. Any dispute shall be communicated to the other in writing and the parties shall meet to address such disputes within 10 business days of the receipt of such notice. In the event that Sprint is unable to determine the number of Sprint Vision Users for a particular month in sufficient time to pay the actual fees when due to Service Provider, Sprint shall pay Service Provider the amount of fees based on the estimated number of Sprint Vision Users for such month as calculated in accordance with Section 5.10.3(b) above, and any discrepancy shall be trued up in the monthly payment for the month immediately succeeding the month in which the actual number of Sprint Vision Users for the month concerned becomes available, and Sprint shall provide together with such true-up, a report of the actual number of Sprint Vision Users for such month.

13.4	Set-Off.

In addition to all other rights and remedies available to Sprint under this Agreement, Sprint shall have all of its respective common law, equitable and statutory rights of set-off which rights shall include, but not be limited to, Sprint’s option, upon [*] days’ prior written notice (such notice shall be accompanied by documentation evidencing the claim) to immediately withhold and set-off against any amounts due to the Service Provider under this Agreement any amounts that were paid in error to Service Provider Sprint’s exercise of its rights under this paragraph shall not constitute a waiver of any other rights or remedies available to Sprint under this Agreement or this Fourteenth Amendment.

13.5	Taxes

13.5.1 Compliance and Cooperation. The parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Service Provider will provide Sprint with a completed Form W-9, applicable Form W-8 series form, or Form 8233, as appropriate, for federal income tax reporting purposes. The parties will cooperate with one another regarding the taxes and any related issues arising from this Agreement.

13.5.2 Payment Obligation. Sprint will be responsible for applicable Sales and Use Taxes imposed on charges for Services and Deliverables unless Sprint provides Service Provider with an exemption certificate. Sprint will not be responsible for any taxes imposed on Service Provider arising from Service Provider’s consumption of goods and services. Sprint will not be responsible for any other taxes, assessments, duties, permits, tariffs, fees, or other charges of any kind.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.6	Material Breach

In the event that Service Provider has materially breached this Fourteenth Amendment, Sprint is not obligated to make any payment under this Amendment or the Agreement until Service Provider has cured or Sprint has waived such breach.

13.7	Minimum Contract Value

Sprint agrees to pay Service Provider the Minimum Contract Value of [*] throughout the Term of this Fourteenth Amendment. In the event Sprint terminates this Agreement for convenience in accordance with Section 3.2.2 [Sprint Termination for Convenience] before the end of the Initial Term, or at the end of the Initial Term if Sprint does not terminate for convenience, then Sprint agrees to pay Service Provider any Remaining Minimum Fees at the same that time that any final payments are made in accordance with Section 3.5.2 [Obligations].

13.8	Alteration to plans offered by Sprint

13.8.1 At any time during the Term, if Sprint implements zero rating of data usage such that casual usage fees would no longer be charged to non-data plan Users for the use of streaming video content (i.e., if Users who do not subscribe to a EVDO Power Vision Data Plan are allowed to view streaming video content without paying any additional cost) and Sprint continues to have Users subscribing to EVDO PowerVision Data Plans, the parties will mutually agree upon additional fees to compensate Service Provider for such non-data plan Users.

13.8.2 At any time during the Term, if Sprint decides not to charge any User fees for any data plans (i.e. allows all Users with applicable Devices to view streaming video content casually), then the Parties will renegotiate and mutually agree upon the per User Fee for the Software Product and Hosting Services.

13.8.3 For the avoidance of doubt, in the event that either situation in Section 13.8 occurs, the Minimum Contract Value is still applicable.

13.9	Payment for live events:

13.9.1 For Live events [*] when Service Provider [*], Sprint shall pay Service Provider a fee of [*].

13.9.2 The cost for live events that require Service Provider to [*] will be passed through to Sprint at Service Provider’s cost, subject to the following noted in (a) and (b).

a.	Cost will be passed through and Service Provider will manage the event so long as Sprint has channels available in their Channel Partner allotment at that time.

b.	Sprint will be limited to [*] such events per month.

13.9.3 For any ongoing sponsorship venue [*] Sprint shall pay Service Provider a [*] one-time start up fee and [*] per individual event with Service Provider [*].

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.9.4 For video production Sprint shall pay Service Provider a fee of [*] per video (e.g., promotional video for Sprint subscribers to come see Mana concert in a week where Service Provider edits in voiceover, etc., and produces the final cut).

13.9.5 For graphics production and design (slates for “come back at this time,” “tune in next week”) that bookends content Sprint shall pay Service Provider a fee of [*] per project (where 1 “project” is equivalent to up to 4 screens).

14.	ADVERTISING IN MOBITV PRODUCTS

14.1	Advertising

14.1.1Advertising in Products

Service Provider may sell 100% of advertising inventory on MobiTV Products (as defined in Section 15 of this Amendment), the music video channels offered in the Music Premier Pack, and both the Super Pack and Latin Super Pack (as provided for MSOTV in the Thirteenth Amendment), and any future MobiTV Products. For advertising sold by Service Provider as described in this Section 14.1.1, Sprint will receive [*] of the total gross advertising revenue received by Service Provider.

14.2	Advertising Guidelines

Any Mobile Advertising under the Agreement will be (i) in accordance with the “Prohibited Ads” section of Exhibit H (Mobile Advertising Guidelines v1.2) within 90 days of the Execution Date, including successor versions of such section provided to Service Provider within 90 days of such provision; and (ii) at such time that Sprint implements the Video Ad Guidelines and provides a copy to Service Provider, in accordance with such guidelines in their entirety within a commercially reasonable period of time not to exceed 90 days. Until such time as Sprint implements the Video Ad Guidelines, if Sprint deems in. its sole discretion that advertising included by Service Provider as allowed by Sprint in Section 14.1.1 in any way compromises a User’s experience, the parties will mutually agree on any changes to placement, frequency and/or duration of advertisements. For the purpose of this Section 14.2, “Mobile Advertising” means any advertising specifically inserted into content for use on mobile Devices only.

15.	EXISTING SERVICE OFFERINGS, MARKETING & BRANDING GUIDELINES

15.1	Continuation of Service Providers Existing Service Offerings.

For purposes of this Fourteenth Amendment, “MobiTV Products” shall mean the four MRC-based mobile products 1.) MobiTV (Service Provider’s mobile video J2ME application and similar Treo version), 2.) MobiTV en Espanol, 3.) Sprint TV Live and 4.) Sprint TV en Vivo. The MobiTV Products will be carried as Sprint Services so long as Sprint supports the relevant Device types associated with each of the MobiTV Products (e.g., Sprint continues to support lxrtt Devices for MobiTV’s Java applications). As long as Sprint supports the relevant Device types, Sprint agrees to carry the MobiTV Products as Sprint Services until the later of (i) March 31, 2009, if Sprint exercises its overall deal termination for convenience right under Section 3.2.2 [Termination for Convenience by Sprint], (ii) a date between March 31, 2009 and June 30, 2009 if Sprint exercises its overall deal termination for convenience right, but provides the associated 90 days advance termination notice after December 31, 2008, or (iii) June 30, 2009. For purposes of clarification, Sprint may choose to continue carrying any one of the MobiTV Products as a part of Sprint Services beyond June 30, 2009 in its sole discretion, provided that if Sprint terminates any of the MobiTV Products after such time, it provides

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Service Provider with sixty (60) days advance written notice so that Service Provider may transition its content providers.

Amendment to Pricing for MobiTV Products.

15.1.1	Section 3.2.C.1 (as created in the First Amendment) is hereby revised to change [*] in the first sentence to [*].

15.1.2	Section 3.1.2.a (as created in the Second Amendment and amended in the Fourth Amendment) is hereby revised to change [*] in the second paragraph in the section entitled “SprintTV Live or Channel 9” to [*].

15.1.3	Section 3.1.2b of the Agreement (as created in the Sixth Amendment) is hereby revised to change [*] in the first sentence to [*].

15.2	Sprint TV Live Content.

Subject to any contractual obligations between Service Provider and content providers in existence prior to April 1, 2007, Service Provider will work to remove channels from Sprint TV Live that overlap with PowerVision Access and/or TV Premier channels. Service Provider may ask Sprint to assist with discussions with content providers as needed. Any new channels added to Sprint TV Live on April 1, 2007 and thereafter through a contractual arrangement between Service Provider and a content provider are subject to Sprint’s prior written approval. Written approval may take the form of email for purposes of this section.

Subject to any contractual obligations between Service Provider and content providers in existence prior to April, 1 2007, the parties agree that Sprint will have packaging flexibility during the Term to move individual channels from Sprint TV Live into the PowerVision Access and/or TV Premier bundles provided that Sprint licenses such content directly from the content provider or Service Provider. The parties will work together to determine replacement content to be added to Sprint TV Live in accordance with the preceding paragraph.

15.3	Sprint Marketing Commitments.

15.3.1 Sprint agrees to market and preload the MobiTV Products through December 31, 2008. After December 31, 2008, Sprint may continue marketing the MobiTV Products at its sole discretion, and if Sprint chooses to continue, it may do so in a manner and at frequencies different from those in the table below:

Table 1: MobiTV Products Marketing Commitments

Market Messages for Multimedia Devices (includes Treos)

•	[*] per month for Sprint TV Live

•	[*] per month for Sprint TV En Vivo

Market Messages for non-Multimedia Devices (includes Treos)

•	[*] per month for MobiTV (J2ME application)

•	[*] per month for MobiTVen Espanol (J2ME application)

Featured Links

•	[*] weeks per month featuring of MobiTV (J2ME application)

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•	[*] weeks per month featuring of MobiTV en Espanol (J2ME application)

Text Alerts

•	[*] every month for a mutually agreed upon product

Retail Marketing

•	Inclusion in any retail marketing (e.g., meeting in a box) for Sprint TV En Vivo or Sprint TV Live

15.3.2 Sprint will place a link to Sprint TV En Vivo programming in the top-level menu of the Software Product that bookmarks video-related bundled offerings and categories (e.g., “TV Premier,” “Sprint TV en Vivo,” “Other Channels”) (the “Hispanic Menu Link”). If the total number of Sprint TV en Vivo ending subscribers is less than 100,000 as of December 31, 2008, Sprint reserves the right to discontinue the Hispanic Menu Link; otherwise Sprint will include the Hispanic Menu Link so long as Sprint carries Sprint TV en Vivo as a Sprint Service.

15.3.3 Sprint will place a link to Sprint TV Live programming in the top-level menu of the Software Product only for Users who are already subscribed to the PowerVision TV Premier or Ultimate service bundles (the “STVL Menu Link”). The parties will mutually agree on a product name other than “Sprint TV Live” that is acceptable to Sprint before launching the STVL Menu Link (e.g., Sprint TV Max). If the total number of Sprint TV Live ending subscribers is less than 100,000 as of December 31, 2008, Sprint reserves the right to discontinue the STVL Menu Link; otherwise Sprint will include the STLV Menu Link so long as Sprint carries Sprint TV Live as a Sprint Service. Notwithstanding the previous sentence, the parties acknowledge that Service Provider will control and manage appearance of the STLV Menu Link in the Software Product such that it is visible only to PowerVision TV Premier and Ultimate subscribers. The parties agree that Sprint will not be obligated to carry the STLV Menu Link if, at any time during the Term, any technical or other limitations make it such that Service Provider cannot accurately control display of the STLV Menu Link to the correct subscribers. Sprint TV Live channels will receive preferred placement in the Software Product EPG after TV Premier channels but before any other premium channels.

15.3.4 Sprint will make reasonable efforts to preload MobiTV (the J2ME Application only) on at least 50% of the future lxrtt Devices that allow Users to purchase data services.

15.4	Branding Guidelines

The following branding guidelines replace any branding guidelines previously agreed to in the Agreement or any Amendments to the Agreement.

15.4.1 Software Products and Client Application

Unless otherwise specified by Sprint, Service Provider is prohibited from including any co- branded reference such as “Powered by MobiTV” in any user interface of the Sprint Services, including but not limited to Software Products and the Client Application for MSO TV Services. If Sprint chooses in its sole discretion to include a co-branded reference in any user interface, the specific branding must be mutually agreed to by the parties. Service Provider acknowledges that Sprint maintains a right to discontinue any such co-branding by providing reasonable advanced written notice (including via email) to Service Provider.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.4.2	Other Sprint Products

Service Provider is prohibited from including any co-branded reference in Other Sprint Products or overlaying Service Provider’s logo during channel streaming within the Other Sprint Products. For purposes of this Section 15.4.2 only, “Other Sprint Products” shall mean (i) Sprint Branded Products, (ii) MSO TV Branded Products and (iii) MobiTV-Provided Content (including but not limited to music video channels). At the time of this 14th Amendment, Sprint Branded Products include “Sprint TV Live” and “Sprint TV en Vivo,” and MSO TV Branded Products include “MS0tv Super Pack” and “MS0tv Latin Pack.” If Sprint chooses in its sole discretion to include a co-branded reference within the products in this Section 15.4.2, the specific branding must be mutually agreed to by the parties. Service Provider acknowledges that Sprint maintains a right to discontinue any such co-branding by providing reasonable advanced written notice (including via email) to Service Provider.

15.4.3	Service Provider Applications

Service Provider may include its branding in the standalone J2ME applications known at the time of this Fourteenth Amendment as “MobiTV” and “MobiTV en Espanol.”

15.4.4	Collateral & Promotions

Sprint may, at its sole discretion, place a brand reference similar to “Powered by MobiTV” in collateral materials, promotional materials, and/or press materials related to Service Provider Services, including MSO TV Services, with such branding to be mutually agreed upon by the parties.

15.5	Product Names.

The parties understand and agree that references to specific products or packages in this Fourteenth Amendment by the name under which they are currently being marketed (e.g., SprintTV Live, MobiTV en Espanol) also include such products or packages as they may be rebranded, or their successors.

15.6	Discontinuing EVDO Bundles and the lxrtt Bundle.

From and after the Fourteenth Amendment Effective Date Service Provider shall have no further obligation or right to provide any content to Sprint for the products currently offered to subscribers under the names “SprintTV”, “SprintTV Ultimate”, “SprintTV Plus” or “SprintTV Access” (together with their successor products (the “EVDO Bundles”) and Sprint TV Basic Channel 01 for lxrtt subscribers (the “lxrtt Bundle”). [*]

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

For the avoidance of doubt, Sprint shall not be relieved of and shall still be obligated to pay Service Provider for all Users that are both (i) billed by Sprint for a MRC for an EVDO Bundle or a lxrtt Bundle, and (ii) possess a Device with a Sprint Media Player prior to April 1, 2007. From the Fourteenth Amendment Effective Date until [*] Service Provider shall continue to provide the same content as was included in the EVDO Bundles and the 1XRTT Vision Data Plan from ABC News Now for SprintTV Access at a price to Sprint of [*] per subscriber per month. From the Fourteenth Amendment Effective Date until July 10, 2007, Service Provider shall provide the “Jay Leno Tonight Show” channel as was included in the EVDO Bundles and the 1XRTT Data Plan, and Sprint agrees to carry the channel in TV Premier and pay Service Provider a price of [*] per TV Premier User per month.

15.7	Future Solicitations

Prior to selecting a partner to provide services in connection with Sprint’s 4G network, Sprint will provide Service Provider with the opportunity to make a proposal for such services.

16.	SERVICE PROVIDER INSURANCE COVERAGE

16.1	Coverage.

Service Provider shall provide and maintain at its own expense the following insurance against liability arising in any way out of this Agreement: (1) commercial general liability insurance (including but not limited to, contractual liability insurance) with a limit of $1 million for any one occurrence, $2 million general aggregate, (2) media liability insurance at a liability limit of $5 million in any one (1) policy period, (3) workers’ compensation in compliance with the laws of the state(s) wherein the operations shall occur, with employers liability insurance in the amount of $1 million each accident, $1 million by disease each employee and $1 million by disease, policy limit; (4) business automobile liability insurance covering all vehicles used in connection with the Agreement with a combined single limit of $1 million; (5) umbrella form excess liability insurance with limits of not less than $4 million, and (6) “all-risk” property insurance (including transit coverage) to cover the full value of all Sprint property in the care, custody and control of Service Provider. All policies shall be “occurrence” form except with respect to the media liability policy, which is a “claims made” basis.

16.2	Notice of Cancellation.

All insurance policies shall be issued by companies licensed or authorized to transact business in the state(s) where operations shall occur and who hold a current rating of not less than A-, according to A.M. Best. Sprint, its directors, officers, partners, affiliates, subsidiaries and employees shall be named as additional insureds on all liability insurance policies required herein. Sprint shall be listed as a loss payee as its interests apply on the all-risk policy. The property insurance and worker’s compensation policies shall contain a waiver of subrogation in favor of Sprint. Service Provider shall promptly notify Sprint of any reduction or possible reduction in the limits of any such policy where such reduction, when added to any previous reduction, would reduce coverage below the limits required herein. Service Provider’s insurance will be primary for services/work provided under this agreement while

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sprint’s insurance will be excess and non-contributory to any insurance coverage provided by the Service Provider.

16.3	Proof of Insurance.

Service Provider shall provide proof of insurance either in the form of a certificate of insurance (ACORD form 25S or equivalent) or a web based memorandum of insurance. Service Provider shall provide such proof within fifteen (15) days of signing this Agreement and again within fifteen (15) days of the renewal or replacement of each policy. All certificates of insurance shall be addressed to:

Sprint Nextel Corporation

Attn: VP, Consumer Marketing (Wireless Content),

Mailstop KSOPHJ0402,

6130 Sprint Parkway,

Overland Park, Kansas 66251

17.	SPRINT AFFILIATES, SPRINT RESALE PARTNERS AND SPRINT ALLIANCE CARRIERS

17.1	Sprint Affiliates & Resale Partners.

Sprint may inform any Sprint Affiliates or Sprint Resale Partner of the pricing set forth in Section 4.3 [Fees] and a description of the Services and Deliverables and such Sprint Affiliates or Sprint Resale Partners shall be required to maintain the confidentiality of such pricing. . Any such Sprint Affiliate or Sprint Resale Partner may then acquire substantially the same Services and Deliverables as set forth in this Fourteenth Amendment (e.g., same vending solution, same search partner, same handsets, integration with Groove, no additional features/functionality beyond those then in service for Sprint retail PowerVision Data Plan Users at the applicable time, content lineup consistent with or a subset of the Sprint Content Lineup (“Sprint Content Lineup” shall mean the channels carried for Sprint Services and/or the Cable joint venture’s MS0tv Users and hosted by Service Provider), but provided that such entity may request different branding) for the per User Fees set forth herein. If a Sprint Affiliate or Sprint Resale Partner wants to acquire substantially the same Services and Software Products, but add additional content, then there will be an incremental fee charged for such new content. If a Sprint Affiliate or Sprint Resale Partner wants to acquire similar Services and Software Products, but with differences that would require integration or development effort, the Service Provider shall charge an upfront fee determined by Service Provider for such effort. For purposes of clarification, if MobiTV has already integrated with the same vending solution, search partner, Groove or any other integration point on behalf of another Sprint Affiliate, Sprint Resale Partner, Sprint Alliance Carrier or Sprint, and the integration is deemed substantially similar as mutually agreed by the parties, then the upfront fee may be a reduced fee. In the event that any Sprint Affiliate or Sprint Resale Partner decides to acquire the Services and Deliverables, any act or omission by any such Sprint Affiliate or Sprint Resale Partner which would be a violation of this Fourteenth Amendment if committed by Sprint shall be deemed to be an act or omission by Sprint, and Service Provider shall have the right to exercise any applicable remedies for such action against Sprint.

17.2	Sprint Alliance Carrier

Sprint may inform any Sprint Alliance Carrier of the pricing set forth in Section 4.3 [Fees] and a description of the Services and Deliverables provided that such Sprint Alliance Carriers are required to maintain the confidentiality of such pricing. Service Provider shall offer to such Sprint Alliance Carriers substantially the same Services and Deliverables as set forth in this Fourteenth Amendment (e.g., same vending solution, same search partner, same handsets, integration with

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Groove, no additional features/functionality beyond those then in service for Sprint retail PowerVision Data Plan Users at the applicable time, content lineup consistent with or a subset of the Sprint Content Lineup as defined above, but provided that such entity may request different branding) for the per User Fees set forth herein, plus any incremental fees (“Foreign Fees”) required by Service Provider in connection with providing services and licensing software outside of the United States (such Foreign Fees to be passed through at Service Provider’s cost). If there are integration point differences that would require development effort, the Service Provider shall charge an upfront fee determined by Service Provider for such effort. For purposes of clarification, if Service Provider has already integrated with the same vending solution, search partner, Groove Mobile or any other integration point on behalf of Sprint, a Sprint Affiliate, Sprint Resale Partner or other Sprint Alliance Carrier, and the integration is substantially similar as mutually agreed by the parties, then the upfront fee may be a reduced fee. Alternatively, Service Provider and such Sprint Alliance Carrier may discuss the possibility of a mutually agreeable fee for licensing the Software Products only. In the event that any Sprint Alliance Carrier decides to acquire the Services and Deliverables, Service Provider and such Sprint Alliance Carrier shall enter into an agreement directly.

18.	FORCE MAJEURE.

Any delay in the performance of any duties or obligations of either party (except for the undisputed payments required in this Fourteenth Amendment ) will not be considered a breach of this Agreement if such delay is caused by a fire, earthquake, flood, act of God, or any other event beyond the reasonable control of such party, provided that such party uses reasonable efforts under the circumstances to notify the other party of the circumstances causing the delay and to resume performance as soon as possible. If Service Provider failed to institute the requirements of the Disaster Recovery Plan as set forth in Section 5.8 [Disaster Recovery Plan] and had such requirement been in place when the event occurred then no delay would have occurred, then this section shall not apply and shall not constitute a defense to any delay by Service Provider.

SIGNATURES:

SPRINT/UNITED MANAGEMENT COMPAY		MOBITY, INC.

(signature)	/s/ Brian A. Meadows	(signature)	/s/ Paul Scanlan
(print name)	Brian A. Meadows	(print name)	Paul Scanlan
(title)	SVP	(title)	President
(date)	9-24-2007	(date)	8/27/07

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EXHIBIT A

SOFTWARE PRODUCT SPECIFICATIONS

[*]

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EXHIBIT B

HOSTING SERVICES SPECIFICATIONS

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

HOSTING SERVICE LEVEL AGREEMENT

This Exhibit [C] describes service levels, escalation procedures, and non-performance remedies associated with Service Provider’s provision of the Hosting Services provided under this Agreement.

1. Definitions.

1.1	“Final Resolution” means that the Hosting Service has been restored, or a service degradation or loss of functionality has been corrected.

1.2	“Outage” means a complete loss of service, service degradation or loss of functionality of Severity 1, 2 or 3, as described more specifically in Table 1 below, during the period between (i) the receipt by Service Provider of audiovisual content from the satellite provider (with respect to live content) or from the content provider (with respect to clip content); and (ii) when the content leaves the Service Provider data center’s network edge. The duration of an Outage will be measured from the time Service Provider receives notice of such Outage from Sprint or Service Provider has knowledge of the Outage, whichever occurs first, until Service Provider has provided a Final Resolution for the Outage, less any time spent waiting for any required input or information from Sprint or its third party contractors.

1.3	“Service Threshold” is defined in Section 3.1 [Service Threshold] below.

2. Procedures.

2.1	Notice of Outage. Sprint will notify Service Provider promptly via both telephone and email notice to the contacts listed below of (i) any Outage related to the MobiTV Service of which it becomes aware; and (ii) any known issues related to Sprint’s or Sprint’s service or content providers’ systems and services required to deliver the MobiTV Service that affect the delivery of MobiTV Service. Service Provider shall document the severity level of each Outage in accordance with the definitions set forth below.

2.2	Outage Handling. Service Provider will be responsible for coordinating all Outage isolation, testing and repair work for the MobiTV Service. Descriptions of severity levels, status reporting, and Outage handling procedures are described in Table 1 below. Service Provider shall use commercially reasonable efforts to comply with the time periods specified therein.

2.3	Status Reporting. Service Provider will provide status updates during the Outage isolation and resolution process, which may include the following information:

(a)	MobiTV Service affected;

(b)	Start time of Outage;

(c)	Current status of repair;

(d)	Description of the aspect(s) of the MobiTV Service that is/are unavailable to Sprint, with a description of impact on Subscribers;

(e)	Estimated time of repair; and/or

(f)	Time of restoration of the MobiTV Service.

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Table 1

Outage Severity Code	Description	Initial Response Time	Status Update Intervals; Update Objectives	Final Resolution
Severity 1	“Severity 1” Outage means: • [*]	[*] to respond to a report from Sprint of a Severity 1 Outage.	[*] (Continual updates to the escalation contact through Resolution via conference bridge, w/[*] updates on bridge.	[*]

Severity 2	“Severity 2” Outage means: • [*]	[*] to respond to a report from Sprint of a Severity 2 Outage.	[*] (communication via telephone call or conference bridge and follow- up email from Service Provider to confirm)	[*]

Severity 3	“Severity 3” Outage means: • [*] • [*]	[*] to respond to a report from Sprint of a Severity 3 Outage.	[*] (communication via telephone call and follow-up email from Service Provider to confirm)	[*]

3. Service Threshold.

3.1.	Service Level. Following a ramp up period of ninety (90) days from the date of the last execution of the Fourteenth Amendment (the “Ramp Up Period”), the Service Threshold shall not fall below [*]. Compliance with the Service Threshold will be measured on a calendar month basis. The “Service Threshold” is a percentage calculated by dividing the total number of minutes of Severity 1 Outages without a Final Resolution during the time period set forth in Table 1 above during an applicable month by the total number of actual minutes in such month, and then subtracting the resulting number from 1 and multiplying that amount by 100; e.g., a calculation using the following formula: 1- (total uncured Severity 1 Outage minutes in a month/total minutes in said month) x 100.

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3.2.	Credit. In any full calendar month of the Term following the Ramp Up Period, if the average of the Service Threshold for such month falls between the following percentages and the MobiTV Service has at least [*] subscribers, then Sprint shall be entitled to the corresponding credit from Service Provider of the Service Fees paid by Sprint during such month.

Hosting Range of Service Threshold	Credit
[*]	[	*]

[*]	[	*]

3.3.	Payment of Credits. All credits owed to Sprint must be requested by Sprint within 60 days of the Outage and shall be paid as set forth in Section 5.1.2 [Performance Credits] of this Fourteenth Amendment.

3.4.	Exceptions. Service Provider shall not be responsible for any Outages, and no service level credits shall apply, to the extent Outages are caused by (i) the action or inaction of Sprint, its affiliates or Sprint’s third party vendors (including content providers) or service providers, (ii) technical problems within Sprint’s network, (iii) scheduled or emergency system maintenance with notice provided to Sprint as set forth in Section 3.5 [Service Maintenance] below, (v) the quality or form of content provided by third party content providers, (vi) the action or inaction of third parties (e.g., satellite providers), (vii) a Software Product issue addressed under Exhibit J (Software Maintenance Service Level Agreement); or (viii) a Force Majuere event as defined in Section 18 [Force Majuere] of this Fourteenth Amendment.

3.5.	Service Maintenance. Scheduled maintenance times will be limited to 12 am to 3 am PST Monday — Saturday and 11 pm PST every Saturday night to 5am PST Sunday morning unless Service Provider otherwise notifies Sprint. If any other maintenance needs are to be performed on the MobiTV Service, Service Provider will notify Sprint via e-mail of such maintenance not less than twenty-four (24) hours in advance. Service Provider will maintain internal controls for notification promptly in the event of any unscheduled network/system interruptions. In the event emergency maintenance is required, Service Provider will use reasonable efforts to provide four (4) hours advance notice, or the service is severely impacted, necessitating immediate emergency maintenance.

3.6.	Outage Reporting. Following the Ramp Up Period, on a quarterly basis, within thirty (30) days following the end of the applicable calendar quarter, Service Provider will report for the prior quarter for the MobiTV Service over the Sprint Network: (a) the number of Outages, (b) a brief description of each Outage including the length of the Outage, (c) the Severity Level for each Outage, (d) the date the Outage had a Final Resolution, and (e) the Service Threshold for the month. Sprint shall have the right to audit Service Provider’s Outage and Outage records and data in accordance with the audit provision in the Agreement and subject to all requirements therein, and, if errors or discrepancies in Service Provider’s reporting are found, Service Provider shall correct its reporting.

3.7.	Training/Status Meetings. At a mutually agreed upon date prior to Commercial Launch, MobiTV’s Network Operations Center (“NOC”) team and Sprint’s NOC team will conduct a training conference call to cover the MobiTV Service infrastructure, monitoring, troubleshooting and escalation process/procedures. All training shall be in English.

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3.8.	Sprint Contacts: The following Sprint personnel should be contacted in the event of Outages.

Tier	Title	Phone (Office)	Phone (Mobile)	Email Address
1	Video Prod Management [*]	[*]		[*]

2	Video Prod Group Mgr. [*]	[*]		[*]

3.9.	MobiTV Contacts: The following Service Provider personnel should be contacted in the event of Outages, as such contacts may be updated by Service Provider from time to time via email notification.

Engineering/Operations/Network issues:

Tier	Title	Phone (Office)	Phone (Mobile)	Email Address
1	Network	[*]	[*]	[*]
Operations
Center

2	NOC Manager	[*]	[*]	[*]
(currently
[*]

2	Systems	[*]	[*]	[*]
Engineering
Manager
(currently
[*]

3	Data Center	[*]	[*]	[*]
Manager
(currently
[*]

4	Director of	[*]	[*]	[*]
Operations
(currently
[*]

4. Sprint Provided Content Protection

A. Security. Service Provider Deliverables and Hosting Services shall be designed and operated in a manner that is clearly designed to effectively frustrate attempts by unauthorized parties to access, modify or duplicate Sprint Provided Content. Service Provider agrees that it will use commercially reasonable systems tools and network security, including firewalls to monitor and prevent unauthorized access and redistribution, duplication, modification or uploading of the Sprint Provided Content from the Service Provider Deliverables and Hosting Services. Service Provider agrees that it shall take commercially reasonable precautions to ensure that, while under Service Provider’s control (i.e., during the period

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between receipt of the Sprint Provided Content until it leaves the Service Provider data center’s network edge) the Sprint Provided Content is not redistributed, duplicated or modified.

B. Device Security. Service Provider agrees that all Devices to which Content is or can be distributed shall contain rights management or service protection functionality approved in writing by Sprint.

C. Commitment to Securing Delivery. Service Provider represents that it shall include integration with a digital rights management (DRM) solution as part of the Product Roadmap.

D. Service Provider shall provide full and accurate answers to questions posed by Sprint technologists to their Service Provider counterparts.

E. Change Management. Service Provider shall provide advance written notice to Sprint of any plan of substantive changes or upgrades to its security systems, software, or physical plant which it is reasonable to expect may affect the security or integrity of the Sprint Provided Content as delivered, including changes to the integration with the DRM solution. If Sprint determines that Service Provider’s proposed changes are likely to or do compromise security of Sprint Provided Content, then Sprint shall provide written notice to Service Provider detailing such concern and if such concern is not corrected to Sprint’s satisfaction within ten (10) days, Sprint will remove the affected Sprint Provided Content.

5. Sprint Provided Content Protection and Security

A. General Provisions: Throughout the Term, Service Provider shall comply with the content protection, content management, digital rights management specifications as agreed by the parties, and operational security requirements set forth in this Section 5 (collectively, the Sprint “Security Requirements”). Service Provider shall have documentation describing the policies and procedures that it has in place for addressing the requirements listed in this Section 5. Service Provider shall also use commercially reasonable efforts to continuously improve the policies and practices that maintain the security of the Sprint Provided Content. In no event shall Service Provider provide content protection to Sprint Provided Content be less effective than content protection afforded by Service Provider (i) for its own similarly situated content or (ii) any content of any other programming network or Content that is carried by the Service Provider, unless Service Provider makes available to Sprint such more effective content protection.

B. Secure Content Handling and Delivery:

(i) Secure Handling: Service Provider will maintain and enforce, physical security and related operational controls and procedures (“Security Systems”) at all applicable sites for the secure receipt, ingestion, management, storage, distribution, and return/destruction of Sprint Provided Content designed to prevent theft, pirating, unauthorized exhibitions, copy or duplication. Service Provider shall have in place at all times hereunder: (a) access restrictions on visitors at all facilities used by Service Provider to receive, prepare, and deliver content; (b) secure access controls for authorized persons; (c) employee monitoring and compliance systems (including discipline guidelines); and (d) any encryption management controls applicable to ingestion of Sprint Provided Content.

(ii) Secure Delivery: Service Provider must deliver Sprint Provided Content in a secure and protected manner to the Sprint User. Service Provider represents that as of the Effective Date, unauthorized reception and third party interception of Sprint Provided Content is reasonably deterred by methods

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currently utilized by Service Provider, until the adoption of more robust content protection measures, such as, the application of digital rights management (DRM) solutions.

C. Technical Audit Rights: In addition to Sprint’s rights under Section 5.6 [Fee Audit] of the Fourteenth Amendment, Sprint may elect to require technical audits on Service Provider’s systems (i) in the event Service Provider substantially changes or upgrades its content protection systems and/or controls with functionality that it is reasonable to expect will negatively affect the security or integrity of a item of Sprint Provided Content, (ii) upon occurrence of a material breach of the requirements of this Section 5; and (iii) at any other time during the Term, not to exceed once per calendar year, and Service Provider shall reasonably cooperate with such audit, including auditor follow-up communications and site inspections to verify that any reported shortcomings have been effectively addressed (Technical Audit”). If the results of any Technical Audit indicate inadequacies or deficiencies in Service Provider’s security systems (including any audit requested or begun prior to the date of this Agreement), Sprint will notify Service Provider accordingly and Service Provider shall make commercially reasonable efforts to timely correct such inadequacies or deficiencies. Service Provider will take commercially reasonable efforts to timely correct any reported shortcomings revealed in the Technical Audit.

6. Security Breach Response.

A. In the event of a breach of Section 5 [Sprint Provided Content Protection and Security] above with respect to Service Provider’s physical facilities or infrastructure, which breach affects any item of Content (a “Security Breach”), Service Provider agrees to notify Sprint of such Security Breach within twenty-four (24) hours of detection, if reasonably practicable, and follow such notification with a preliminary written assessment of the severity of the breach or failure within an additional forty-eight (48) hours, with proposed ways of redressing the problem(s) identified. For a Security Breach of any DRM Requirement involving any of the software and/or devices then in use by Users, Service Provider agrees to notify Sprint of the Security Breach within twenty-four (24) hours from the time Service Provider learns of the Security Breach, and follow such notification with a preliminary assessment of the severity of the Security Breach within an additional seventy-two (72) hours, with proposed ways of redressing the problem identified. Additionally, Sprint reserves the right, with written notice to Service Provider, to pull the Sprint Provided Content in whole or in part from Service Provider’s service within twenty-four (24) hours of Security Breach discovery.

B. Service Provider shall promptly initiate action to correct each Security Breach, including but not limited to taking such steps as Service Provider may deem necessary by actions at law or otherwise to prevent and prosecute such Security Breach.

C. Upon request by either party, the other party must supply to the other’s primary technical contact the name and contact information for such party’s primary person responsible for communicating, at any given time in a full twenty-four (24) hour, three hundred sixty-five (365) day schedule for the duration of the Term, regarding Security Breaches and the status of Service Provider’s response to them, including breaches in security at Service Provider’s facilities and known breaches related to content piracy in the consumer space. The primary technical of the other party’s contact person must be notified within 24 hours when there is a change in this contact information.

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EXHIBIT D

SOFTWARE PRODUCT

INTELLECTUAL PROPERTY OWNERSHIP

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

SOFTWARE PRODUCT AND SERVICES

IMPROVEMENT ROADMAP

[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E.1

Sprint Third Party Software (KozExtension Software License)

[*]

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EXHIBIT F

SERVICE PROVIDER

REPORTING REQUIREMENTS

[*]

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EXHIBIT G

OPEN SOURCE SOFTWARE

[*]

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EXHIBIT H

MOBILE ADVERTISING GUIDELINES VERSION 1.2

[*]

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EXHIBIT I

SOFTWARE MAINTENANCE SERVICE LEVEL AGREEMENT

1.1 Software Trouble Reporting

Sprint shall report any Defect in the Software Products to Service Provider through the escalation path set forth in Exhibit C (Hosting Service Level Agreement). Service Provider will respond to Sprint, conduct a root cause analysis and provide a Defect Resolution according to the target timeline below provided that in the event that Service Provider is unable to conduct a root cause analysis or provide a Defect Resolution in such time frame due to a delayed response from Sprint or an OEM, the length of such delay shall be subtracted from the calculation of total time. For purposes of this Exhibit, a “Defect Resolution” is considered to be a complete plan with associated timeline acceptable to Sprint for resolving the Software Product Defect.

Defect Severity Code	Description	Initial Response Time	Root Cause Analysis Target Time	Defect Resolution
Severity 1	“Severity 1” Defect means: [*]	[*] NOC Support with [*] initial response time	[*]	[*]

Severity 2	“Severity 2” Defect means: [*]	[*] NOC Support with [*] initial response time	[*]	[*]

Severity 3	“Severity 3” Defect means: [*]	[*] NOC Support with [*] initial response time	[*]	[*]

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Defect Severity Code	Description	Initial Response Time	Root Cause Analysis Target Time	Defect Resolution

• [*]

Service Provider shall communicate to Sprint the proposed timeline for correction of each Defect depending upon the complexity of the necessary correction and the plan for distributing updates to the Software Products already loaded on the applicable Device.

2.1 Credit.

In the event that Service Provider is not able to provide a Defect Resolution to a Severity 1 or Severity 2 Defect in the Software Product within the timeframe allotted above, then Sprint shall be entitled to the corresponding credit from Service Provider of the Service Fees paid by Sprint during such month:

Severity 1 or 2 Defects Without a Defect Resolution Within Time Period in Table Above	Credit
[*] per month	[*]

[*] per month	[*]

[*] per month	[*]

2.2 Payment of Credits.

All credits owed to Sprint must be requested by Sprint within [*] days of the Defect and shall be paid as set forth in Section 5.1.2 [Performance Credits] of the Fourteenth Amendment.

2.3 Exceptions.

Service Provider shall not be responsible for any Defects, and no service level credits shall apply, to the extent Defects are caused by (i) the action or inaction of Sprint, its affiliates or Sprint’s third party vendors (including content providers) or service providers or OEMs, (ii) technical problems within Sprint’s network (iii), a Hosting Services issue addressed under Exhibit C (Hosting Service Level Agreement); or (iv) a Force Majuere event as defined in Section 18 [Force Majuere] of the Fourteenth Amendment.

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EXHIBIT J

CHANNEL

[*]

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Execution Copy

1st AMENDMENT TO EXHIBIT D OF THE FOURTEENTH AMENDMENT

[*]

Sprint Confidential	1-2

*	Pages 1-2 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4TH AMENDMENT TO THE FOURTEENTH AMENDMENT

This 4th Amendment to the Fourteenth Amendment (the “4th Amendment”) is made to the Wireless Internet Services Agreement between Sprint Spectrum L.P. (“Sprint”) and Service Provider, Inc. (formerly known as Idetic, Inc.) (“Service Provider” or “MobiTV”), which was executed October 6, 2003 (the “Agreement”). This 4th Amendment shall be effective as of March 31, 2007 (“4th Amendment to the Fourteenth Amendment Effective Date”).

WHEREAS, the parties executed a 1st Amendment to Exhibit D of the Fourteenth Amendment, effective as of March 31, 2007, which amended Exhibit D of the Fourteenth Amendment, to include the Media Player as Jointly Owned and Cross Licensed IP;

WHEREAS, the parties executed a 2nd Amendment the Fourteenth Amendment, effective as of March 31, 2007, which amended the Fourteenth Amendment, to further define Service Provider’s Deliverables and Services for a Sprint Affiliate, Nextel Operations Inc., a Delaware corporation, a wholly owned subsidiary and provider of Boost Mobile services (“Boost”);

WHEREAS, the parties executed a 3rd Amendment the Fourteenth Amendment, effective as of March 31, 2007, which amended the Fourteenth Amendment, to clarify which fees would apply to the Minimum Contract Value; and

WHEREAS, the parties desire to further amend the Fourteenth Amendment, to set forth pricing for live NASCAR race events to be hosted by Service Provider.

NOW, THEREFORE, the parties agree to amend the Fourteenth Amendment, as set forth herein. All references to the “Agreement” shall mean the Agreement as amended as set forth above. All capitalized terms used and not defined herein shall have the meaning set forth in the Agreement. Except as modified by this 4th Amendment, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this 4th Amendment, if there is a conflict between this 4th Amendment and the Agreement (including any previous Amendment), this 4th Amendment will control.

1.

NASCAR RACING EVENTS. Sprint has requested that Service Provider provide Hosting Services with respect to certain live audio fees for NASCAR racing events (the “NASCAR Races”) as described in Exhibit A to this Amendment. Service Provider agrees to provide related reporting for NASCAR Races, and other NASCAR content deemed Sprint Provided Content, as more fully described in Exhibit B to this Amendment. Each NASCAR Race may have up to forty-six (46) live audio feeds that will be hosted by MobiTV as part of the Hosting Services. Details regarding the specifications and dependencies for the Hosting Services for the NASCAR Races are set forth on Exhibit A hereto. In a particular calendar month, NASCAR Races may be counted as live events covered under Section 13.9.2 of the Fourteenth Amendment (the “Section 13.9.2 Live Events”) if Sprint has not already utilized all four Section 13.9.2 Live Events for such month. For each NASCAR Race that does not count as one of the Section 13.9.2 Live Events, Sprint shall pay Service Provider a fee of [*] for Hosting Services for such NASCAR Race (the “NASCAR Fees”). MobiTV agrees that unless some aspect of the Hosting Services for the NASCAR Race Substantially Changes (meaning a greater than [*] cost increase beyond the cost of the services as defined in Exhibit A — “Substantial Changes”). Sprint will not be subject to any pass-through costs for NASCAR Races that would

Sprint/Service Provider Confidential	1

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

otherwise be applicable under Section 13.9.2 of the Fourteenth Amendment and that the NASCAR Fees are the only fees due MobiTV for the hosting of NASCAR Races as contemplated herein. In the event that there is a Substantial Change, the parties may agree to amend Exhibit A. If MobiTV fails to perform its obligations under this 4th Amendment for a particular NASCAR Race, such that there is an Outage as defined in Exhibit C of the 14th Amendment, and unless the failure to perform was due to any exception set forth in Section 3.4 of Exhibit C, if requested by Sprint within [*] of the Outage, Sprint will receive either (A) a refund or credit in the amount of [*] if such race was not counted as a Section 13.9.2 Live Event, or (B) one (1) live events credit which Sprint may use for a subsequent Section 13.9.2 Live Event if such race was counted as a Section 13.9.2 Live Event.

2.

INVOICING & PAYMENTS. MobiTV will invoice Sprint for NASCAR Fees on a calendar month basis and Sprint will pay MobiTV as provided in Section 13.3 (Payments) of the Fourteenth Amendment for the Services. The parties agree that any loss of service associated with NASCAR Races will not be counted as part of any Severity 1 Outage for purpose of calculating any Service Threshold and corresponding Performance Credit, as described in Exhibit C of the 14th Amendment. All other provision of the Service Level Agreements in the Fourteenth Amendment shall apply to the Services in this 4th Amendment, including all Sprint rights and remedies provided therein.

3.

CONTENT & APPLICATION PARTNERS. For the avoidance of doubt, the NASCAR Races constitute “Sprint Provided Content” under the Fourteenth Amendment. MobiTV agrees to work with Turner Sports Interactive, Inc. as a Sprint Content Partner and with Hands-On Mobile Americas, Inc. to enable NASCAR Races, as set forth on Exhibit A hereto. If deemed necessary by MobiTV, upon written request by MobiTV with clearly defined task included and with advance written approval by Sprint in response to such request, Sprint shall request Hands-On Mobile Americas, Inc. to reasonably cooperate with MobiTV and provide MobiTV’s written requested information, if applicable, as reasonably needed by MobiTV to provide the services for NASCAR Races as set forth in this 4th Amendment.

4.	CORRECTION TO DEFINED TERMS. Effective as of the Fourteenth Amendment Effective Date, all references to “Sprint Content Providers” shall be deemed to be references to “Sprint Content Partners”.

5.

COUNTERPARTS. This 4th Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document. The parties may execute this 4th Amendment either by faxing signed signature pages to each other or by exchanging signed copies via email in PDF file format.

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, Sprint and Service Provider have executed this 4th Amendment to the Fourteenth Amendment effective as of the 4th Amendment to the Fourteenth Amendment Effective Date.

SIGNATURES:

SPRINT SPECTRUM L.P		MOBITV, INC.

(signature)	/s/ Scott Lane	(signature)	/s/ Terri Falcone
(print name)	Scott Lane	(print name)	Terri Falcone
(title)	Director Entertainment & Business Development	(title)	Vice President, Controller MobiTV, Inc.
(date)	6/4/08	(date)	6/25/08

Sprint/Service Provider Confidential	3

Exhibit A

Description of NASCAR Races

[*]

Sprint/Service Provider Confidential	4

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Sample Reports

[*]

5-7

*	Pages 5-7 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT 5 TO AMENDMENT NO. 14

TO WIRELESS INTERNET SERVICE AGREEMENT

This Amendment No. 5 (“Amendment”) to Amendment 14 of the Wireless Internet Service Agreement (“Agreement”) effective as of September 1, 2009 (“Amendment Effective Date”) is between Sprint Spectrum LP (“Sprint”), and MobiTV, Inc. (formerly known as Idetic, Inc.), (“Service Provider” or “MobiTV”). Except as otherwise indicated, defined terms in this Amendment have the same meaning as in the Agreement.

WHEREAS, the parties executed a 1st Amendment to Exhibit D of the Fourteenth Amendment, effective as of March 31, 2007, which amended Exhibit D of the Fourteenth Amendment, to include the Media Player as Jointly Owned and Cross Licensed IP;

WHEREAS, for clarification, the parties agree and acknowledge that no 2nd or 3rd Amendments to the Fourteenth Amendment exist;

WHEREAS, the parties executed a 4th Amendment to the Fourteenth Amendment, effective as of March 31, 2007, which amended the Fourteenth Amendment, to set forth pricing for live NASCAR events to be hosted by Service Provider;

WHEREAS, the parties desire to further amend the Fourteenth Amendment to, among other changes, extend the Term and revise the pricing.

NOW, THEREFORE, the parties agree to amend the Fourteenth Amendment, as set forth herein.

All references to the “Agreement” will mean the Agreement as amended as set forth above. All capitalized terms used and not defined herein will have the meaning set forth in the Agreement. Except as otherwise noted, all Section references will be to sections of the Fourteenth Amendment. Except as modified by this 5th Amendment, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this 5th Amendment, if there is a conflict between this Amendment and the Agreement (including any previous Amendment), Ibis Amendment will control.

I.	Amendment

A.	The Agreement is amended by, as applicable, adding or deleting and replacing the following definitions in Section 2:

“Acceptance” means Sprint’s written (if applicable) certification of acceptance per Section 12 of the 14th Amendment, Deliverable Acceptance Criteria of any Deliverable, Software Product or Service, to include the Client Application, as set forth in Exhibits A, Software Product Specifications and D, Software Product Intellectual Property Ownership.

“Content Management Services” means the Services provided by Service Provider in this Amendment and described in Sections 5.11 and 15.3.1 of this Amendment.

Sprint Confidential Information - Restricted

“Sprint TV Premium Products” means a Sprint authorized product offering television and for radio content to Users on an a la carte basis for a fee in addition to standard monthly wireless or data service plan charges and viewed through the SprintTV Client Application.

“Sprint TV” means any audio or audiovisual content accessed through the Client Application and preapproved by Sprint.

B.	The Agreement is amended by deleting the definition, EVDO Power Vision Data Plans in Section 2 in its entirety and removing all references to it.

C.	The Agreement is amended by deleting the definition, Minimum Contract Value in Section 2 in its entirety and removing all references to it.

D.	The Agreement is amended by deleting the definition, 1.5 Client Application in Section 2 in its entirety and replacing it as follows:

“Client Application” means the Software Product delivered by MobiTV to use on compatible Devices and which facilitates viewing of video content on Devices in accordance with the Specification in Exhibit A, Software Product Specifications.

E.	The Agreement is amended by deleting the definition, 2.0 Client Application in Section 2 in its entirety and removing all references to it.

F.	The Agreement is amended by deleting Section 3.1 in its entirety and replacing it as follows:

Term. The initial term of this Agreement begins on the Effective Date and will continue until September 1, 2012. This Agreement will automatically renew on a month-to-month basis unless either party gives notice of its intent not to renew at least 30 days before the expiration of the term. The initial term, together with all renewal periods before any notice of non-renewal, is referred to as the “Term.” This subsection is subject to the early termination rights stated elsewhere in this Agreement.

G.	The Agreement is amended by deleting Section 3.2.2 in its entirety.

H.	The Agreement is amended by deleting the third and fourth sentences of Section 4.1.5.

I.	The Agreement is amended by deleting Section 4.1.6 in its entirety.

J.	The Agreement is amended by deleting Section 4.2 in its entirety and replacing it with the following:

Deliverable Specifications

Service Provider will deliver the Deliverables in accordance with the Specifications attached in Exhibit A, Software Product Specifications and any relevant SOW’s.

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K.	The Agreement is amended by deleting Section 4.3 in its entirety and replacing it with the following:

4.3.1	Sprint will pay Service Provider the following:

(a)	a flat service fee of [*] per calendar month (the “Technology Fee”), provided that such fee will be reduced to [*] per calendar month upon the earlier of:

(i) 24 months from the Amendment Effective Date

Or

(ii) the initial 30 day period from the commercial launch of a SprintTV Premium Product that that Service Provider provides Content Management Services for and that removes SprintTV Premier from data plans in combination with creating a new a la carte pack.

Upon the commercial launch, the initial payment owed by Sprint to Service Provider will be [*].

(b)	[*] of the gross revenue from the sale of SprintTV Premium Products provided by Service Provider.

4.3.2	The Technology Fees for the period from the Amendment Effective Date through the end of calendar year 2009 will be due and payable on January 1, 2010.

L.	Section 4.5.1 is amended and replaced with the following:

Service Provider will provide support services (“Maintenance and Support Services”) to Sprint as described below.

M.	The following is added at the end of Section 5.1.1:

The Hosting Services will be defined and configured for not more than [*] concurrent users at any particular time (“User Cap”), except with respect to NFL games, which will be defined and configured for not more than [*] concurrent users at any particular time (the “NFL User Cap”). For each subsequent year (e.g., beginning on the anniversary of the Amendment Effective Date) during the Term the User Cap and the NFL User Cap will each increase by [*] concurrent users.

N.	Section 5.1.2 is amended and replaced with the following:

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In the event that a performance credit for any month is requested by Sprint in writing as provided in this Amendment, Service Provider will issue a credit memo due as a credit to Sprint within [*] days of the end of the applicable month and Sprint may credit such amount against the next payment due to Service Provider. If the amount of any performance credits exceeds the amount otherwise to be paid, Sprint will carry such credits forward on each subsequent remittance until fully credited to Sprint, and, if a credit balance remains at the end of the Term, Service Provider will then refund the credit balance to Sprint.

O.	Section 5.4 (b) of the Agreement is amended as follows:

Continued Service. If requested by Sprint, Service Provider agrees to continue to provide the Hosting Services being terminated during Disentanglement and until completion of a transition to a new service provider to Sprint’s satisfaction, provided that Sprint will continue to be obligated to pay the fees for such Services to the same extent as it was prior to the Disentanglement Commencement Date. Except as provided in this Section 5.4, Disentanglement will be performed by Service Provider at no additional cost to Sprint.

P.	Section 5.10.3(d) is deleted in its entirety and replaced with the following:

(d) Sprint will provide Service Provider reporting on each Premium Product provided by the service provider accessible via the Sprint ADP reporting portal to include: current activated subscriptions, beginning of period subscriptions, end of period subscriptions, subscribers added, subscribers deactivated, churn and monthly revenue, on at least a daily basis. Each calendar quarter, Sprint and Service Provider will reconcile the number of subscriptions of the Premium Products as reported by Sprint in the Remittance Reporting against the number internally calculated by Service Provider and any discrepancy will be addressed in the following month’s remittance.

Q.	Section 5.11 is amended to add the following at the end:

Service Provider will assume the responsibility of a preferred premium content aggregator for the content management of SprintTV.

Sprint will provide reasonable access to Sprint personnel who are necessary for progress of the Services.

Sprint will include SprintTV Client Application requirements jointly agreed between Sprint and Service Provider as part of its OEM specifications.

R.	The following Section 5.12 is added:

Service Provider Responsibilities

Under Sprint’s supervision, Service Provider will:

•	Provide Product Programming strategy and execution; and

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Content licensing including performing rights organizations for Service Provider provided content; and

•	Hosting Services for content licensed by Service Provider; and

•	Payment processing for content from Content Providers licensed by Service Provider; and

•	Management of Content Providers licensed by Service Provider; and

•	Quality of service control of SprintTV in conjunction with Sprint Network architecture.

Within a reasonable timeframe, the parties will agree to a plan for Sprint to transition any current Sprint Content Providers who are providing Content for SprintTV.

S.	The parties agree that Section 13.7 has been satisfied in its entirety and therefore, and can be deleted as of the Effective date of this Amendment.

T.	The parties agree that Section 13.8 has been satisfied in its entirety and therefore, and can be deleted as of the Effective date of this Amendment.

U.	The parties agree that Section 15.3.1 is deleted in its entirety and replaced with the following:

15.3.1 Marketing and Product Strategy

(a) Assuming Sprint has provided prior written approval to Service Provider, Service Provider will have the authority to perform the marketing activities set forth below.

In order to facilitate such activities, Service Provider will create and deliver a Sprint TV Marketing and Product Strategy Plan (the “Plan”) for Sprint approval, not to be unreasonably withheld. The Plan will identify specific tactics, timelines and dependencies including those set forth below. All activities listed below will be evaluated on a case-by-case basis and require pre-approval from Sprint.

•	Manage marketing tactics with the Sprint team, to drive revenue and growth of Sprint TV Premium Products

•	Manage content partner assets to drive the growth of Sprint TV products; and

•	Service Provider will provide a single point of contact for Sprint marketing when asset acquisition and approvals are needed; and

•	Creation of constantly refreshed, in-app promo videos for premium packs; and

•	Creation of print, online, on-handset Sprint TV creative to run in Sprint marketing channels; and

•	Creation of retail programs to ensure that direct and indirect reps are well-educated about Sprint TV products and applications; and

Sprint Confidential Information - Restricted

5

•	Leading of aggressive launch marketing efforts around Premium packs; and

•	Coordinate PR launch activities for Sprint TV Premium Products; and

•	Management coverage in close coordination with Sprint PR team; and

•	In-store appearances by entertainment or sports celebrities to promote launches coordinate with local store managers for in-store celebrity events; and

•	Direction, management and creation of featuring and marketing within SprintTV (subject to compliance with any pre-existing contractual obligations); and

•	Marketing support; and

•	Determination of guide composition and channel positioning (subject to compliance with any pre-existing contractual obligations); and

•	Ongoing content strategy; and

•	Determination and implementation of on-handset programming (including promotion of SprintTV through preview channel and “featured channels” on new devices); and

•	Determination and implementation of changes to program guide to elevate premium content; and

•	Programming of the top slot in program guide to promote SprintTV; and

•

Conducting meetings for evaluations of SprintTV content and the Content Management Services on a quarterly basis, including reviews of which channels should be stand alone channels vs. pack content, and evaluation of success of various premium products.

•	Both Service Provider and Sprint will consider:

•	Access to high-visibility Sprint channel marketing opportunities — on-deck banners, online placement, OEM marketing, internal retail trade shows, etc.

•	Quarterly marketing strategy reviews and regularly scheduled joint marketing meetings (tactical).

(b) Sprint agrees that:

(1)	Service Provider will develop & Manage Sprint TV webpage on Sprint.com (“Digital Lounge” and a “Sprint TV Widget”) in compliance with all Sprint website and branding guidelines.

•	Includes Single Sign On and ability to purchase Premium Products

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•	Service Provider will program Sprint TV promotional areas of sprint.com to promote upsell/revenue generating content; and

(2)	Service Provider will be allowed 8 “pop-up” marketing messages per month for Sprint TV Premium Products.

V.	The parties agree that Section 15.3.2 is deleted in its entirety.

W.	The parties agree that Section 15.13 is deleted in its entirety.

X.	The parties agree that Section 15.3.4 is deleted in its entirety.

Y.	The parties agree that Section 15.6 is deleted in its entirety.

Z.	The parties agree that Section 17 is deleted in its entirety and replaced with the following:

17.1 Sprint Affiliates & Resale Partners.

Sprint may inform any Sprint Affiliates or Sprint Resale Partner of the pricing set forth in this Agreement and a description of the Services and Deliverables and such Sprint Affiliates or Sprint Resale Partners will be required to maintain the confidentiality of such pricing. Any such Sprint Affiliate or Sprint Resale Partner may then acquire substantially the same Services and Deliverables as set forth in this Amendment (e.g., same vending solution, same search partner, same handsets, no additional features/functionality beyond those then in service for Sprint retail PowerVision Data Plan Users at the applicable time, content lineup consistent with or a subset of the Sprint Content Lineup (“Sprint Content Lineup” will mean the channels carried for Sprint Services and/or the Cable joint venture’s MS0tv Users and hosted by Service Provider), but provided that such entity may request different branding) for the fees set forth. If a Sprint Affiliate or Sprint Resale Partner wants to acquire substantially the same Services and Software Products, but add additional content, then there will be an incremental fee charged for such new content. If a Sprint Affiliate or Sprint Resale Partner wants to acquire similar Services and Software Products, but with differences that would require integration or development effort, the Service Provider will charge an upfront fee determined by Service Provider for such effort. For purposes of clarification, if Service Provider has already integrated with the same vending solution, search partner, or any other integration point on behalf of another Sprint Affiliate, Sprint Resale Partner, Sprint Alliance Carrier or Sprint, and the integration is deemed substantially similar as mutually agreed by the parties, then the upfront fee may be a reduced fee. In the event that any Sprint Affiliate or Sprint Resale Partner decides to acquire the Services and Deliverables, any act or omission by any such Sprint Affiliate or Sprint Resale Partner which would be a violation of this Fourteenth Amendment if committed by Sprint will be deemed to be an act or omission by Sprint, and Service Provider will have the right to exercise any applicable remedies for such action against Sprint.

17.2 Sprint Alliance Carrier

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Sprint may inform any Sprint Alliance Carrier of the pricing set forth in and a description of the Services and Deliverables provided that such Sprint Alliance Carriers are required to maintain the confidentiality of such pricing. Service Provider will offer to such Sprint Alliance Carriers substantially the same Services and Deliverables as set forth in this Amendment (e.g., same vending solution, same search partner, same handsets, no additional features/functionality beyond those then in service for Sprint retail PowerVision Data Plan Users at the applicable time, content lineup consistent with or a subset of the Sprint Content Lineup as defined above, but provided that such entity may request different branding) for the fees set forth herein, plus any incremental fees (“Foreign Fees”) required by Service Provider in connection with providing services and licensing software outside of the United States (such Foreign Fees to be passed through at Service Provider’s cost). If there are integration point differences that would require development effort, the Service Provider will charge an upfront fee determined by Service Provider for such effort. For purposes of clarification, if Service Provider has already integrated with the same vending solution, search partner, or any other integration point on behalf of Sprint, a Sprint Affiliate, Sprint Resale Partner or other Sprint Alliance Carrier, and the integration is substantially similar as mutually agreed by the parties, then the upfront fee may be a reduced fee. Alternatively, Service Provider and such Sprint Alliance Carrier may discuss the possibility of a mutually agreeable fee for licensing the Software Products only. In the event that any Sprint Alliance Carrier decides to acquire the Services and Deliverables, Service Provider and such Sprint Alliance Carrier will enter into an agreement directly.

AA.	The Agreement is amended by deleting Exhibit A and adding a new Exhibit A, Software Product Specifications which is attached and incorporated by this reference.

BB.	The Agreement is amended by deleting Exhibit B and adding a new Exhibit B, Hosting Services Specifications which is attached and incorporated by this reference.

CC.	The Agreement is amended by deleting Exhibit E, Software Product and Services Improvement Roadmap and all references thereto.

DD.	The Agreement is amended by deleting Exhibit F and adding a new Exhibit F, Service Provider Reporting Requirements, which is attached and incorporated by this reference.

EE.	The Agreement is amended by deleting Exhibit G, Open Source Software and replacing it with Exhibit G, Open Source Software.

FF.	The Agreement is amended by deleting Exhibit H in its entirety to be replaced by Exhibit H, Mobile Advertising Guidelines.

GG.	The Agreement is amended by deleting Exhibit I, Software Maintenance Service Level Agreement in its entirety.

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8

HH.	The Agreement is amended by deleting Exhibit J, Channel in its entirety. The Agreement is amended by adding Exhibit K.

II.	The Agreement is amended by adding Exhibit K.

II.	General

A	Other than as set forth above, the Agreement remains unchanged and in full force and effect.

This Amendment No. 5 executed by authorized representatives of Sprint and Supplier incorporates the terms and conditions of the Agreement.

SPRINT SPECTRUM LLP		MOVITV, INC.

By:	/S/ MARVIN RAY MOTLEY	By:	/S/ CHARLES NOONEY

Name:	Marvin R. Motley	Name:	Charles Nooney

Title:	Dir Sourcing	Title:	CEO

Date:	9/8/09	Date:	9/8/09

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9

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT A

SOFTWARE PRODUCT SPECIFICATIONS

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT B

HOSTING SERVICES SPECIFICATIONS

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT F

SERVICE PROVIDER

REPORTING REQUIREMENTS

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

Pages 12-15 of 35

*	Pages 12-15 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT G

OPEN SOURCE SOFTWARE

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT H

MOBILE ADVERTISING GUIDELINES

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

Pages 17-34 of 35

*	Pages 17-34 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT#2008-0578

SOW # 2009-0591

EXHIBIT K

CONTENT PARTNERS

[*]

CONFIDENTIAL INFORMATION - RESTRICTED

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 6 TO AMENDMENT NO. 14

TO WIRELESS INTERNET SERVICE AGREEMENT

This Amendment No. 6 (“Amendment No. 6”) to Amendment No 14 of the Wireless Internet Service Agreement (“Agreement”) effective as of January 15, 2010 (“Amendment Effective Date”) is between Sprint Spectrum L.P. (“Sprint”), and MobiTV, Inc. (formerly known as Idetic, Inc.), (“Service Provider or “MobiTV”). Except as otherwise indicated, defined terms in this Amendment No. 6have the same meaning as in the Agreement.

WHEREAS, the parties executed Amendment No. 1 to Exhibit D of Amendment No. 14, effective as of March 31, 2007, which amended Exhibit D of Amendment No. 14, to include the Media Player as Jointly Owned and Cross Licensed IP;

WHEREAS, for clarification, the parties agree that no 2nd or 3rd Amendments to Amendment No. 14 exist;

WHEREAS, the parties executed Amendment No. 4 to Amendment No. 14, effective as of March 31, 2007, which amended Amendment No. 14, to set forth pricing for live NASCAR events to be hosted by Service Provider;

WHEREAS, the parties executed Amendment No. 5 to Amendment No. 14, effective as of September 1, 2009, which amended Amendment No. 14, which extended the Term and revised the Fees.

WHEREAS, the parties desire to further amend Amendment No. 14 to revise Section 2 of the Agreement.

NOW, THEREFORE, the parties agree to amend Amendment No. 14, as set forth herein.

All references to the “Agreement” will mean the Agreement as amended as set forth above. All capitalized terms used and not defined in this Amendment No. 6 will have the meaning set forth in the Agreement. Except as otherwise noted, all Section references will be to sections of Amendment No. 14. Except as modified by this Amendment No. 6, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this Amendment No. 6, if there is a conflict between this Amendment No. 6 and the Agreement (including any previous Amendment), this Amendment No. 6 will control.

I.	Amendment

A.	The Agreement is amended by deleting the “Privacy Restricted Data” definition in Section 2.0 in its entirety and replacing it as follows:

“Privacy Restricted Data” means any information about persons or entities that Service Provider receives or derives in any manner from any source pursuant to this Agreement which is personally identifiable and concerns prospective:, former, and existing customers and employees of (1) Sprint, (2) Sprint Affiliates, (3) Sprint affinity marketing partners, and (4) other partners, and information related to, obtained from or generated by the use of the Sprint data encryption/decryption libraries, customer NAIs, customer MDNs, and information from Sprint data service providers. By way of example, Privacy Restricted Data includes, without limitation, names, addresses, telephone numbers, electronic addresses, social security numbers, credit card numbers, customer proprietary network

CONFIDENTIAL INFORMATION - RESTRICTED

information (as defined under 47 U.S.C. § 222 and its implementing regulations), frequent flier information, account information, credit information, and demographic information, Privacy Restricted Data does not include “Aggregate Customer Information” as defined under 47 U.S.C. § 222. For the avoidance of doubt, “Aggregate Customer information” is Sprint Confidential Information, as provided in Section 5 [Confidential Information] of the Agreement, but subject to Section 10.7 [Aggregate User Data] below, and is subject to all Sprint Security Policies provided herein.

II.	General

A.	Other than as set forth above, the Agreement remains unchanged and in full force and effect.

This Amendment No. 6 executed by authorized representatives of Sprint and Supplier incorporates the terms and conditions of the Agreement.

SPRINT SPECTRUM L.P		MOBITV, INC.

By:	/s/ JERRY KAUFMAN	By:	/s/ TERRI FALCONE
Name:	Jerry Kaufman	Name:	Terry Falcone
Title:	Sourcing Mgr	Title:	Vice President, Controller MobiTV, Inc.
Date:	2/17/10	Date:	2/10/10

CONFIDENTIAL INFORMATION - RESTRICTED

AMENDMENT NO. 7 TO AMENDMENT NO. 14

TO WIRELESS INTERNET SERVICE AGREEMENT

This Amendment No. 7 (“Amendment No. 7”) to Amendment No 14 of the Wireless Internet Service Agreement (“Agreement”) effective as of March 1, 2010 (“Amendment Effective Date”) is between Sprint Spectrum L.P. (“Sprint”), and MobiTV, Inc. (formerly known as Idetic, Inc.), (“Service Provider” or “MobiTV”). Except as otherwise indicated, defined terms in this Amendment No. 7 have the same meaning as in the Agreement.

WHEREAS, the parties executed Amendment No. 1 to Exhibit D of Amendment No. 14, effective as of March 31, 2007, which amended Exhibit D of Amendment No. 14, to include the Media Player as Jointly Owned and Cross Licensed IP;

WHEREAS, for clarification, the parties agree that no 2nd or 3rd Amendments to Amendment No. 14 exist;

WHEREAS, the parties executed Amendment No. 4 to Amendment No. 14, effective as of March 31, 2007, which amended Amendment No. 14, to set forth pricing for live NASCAR events to be hosted by Service Provider;

WHEREAS, the parties executed Amendment No. 5 to Amendment No. 14, effective as of September 1, 2009, which amended Amendment No. 14, which extended the Term and revised the Fees.

WHEREAS, the parties executed Amendment No. 6 to Amendment No. 14, effective as of January 15, 2010. which amended Amendment No. 14, which revised Section 2 of the Agreement.

WHEREAS, the parties desire to further amend Amendment No. 14 to revise Section 4.3.1 of the Agreement

NOW, THEREFORE, the parties agree to amend Amendment No. 14, as set forth herein.

All references to the “Agreement” will mean the Agreement as amended as set forth above. All capitalized terms used and not defined in this Amendment No. 7 will have the meaning set forth in the Agreement. Except as otherwise noted, all Section references will be to sections of Amendment No. 14. Except as modified by this Amendment No. 7, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this Amendment No. 7, if there is a conflict between this Amendment No. 7 and the Agreement (including any previous Amendment), this Amendment No, 7 will control.

I.	Amendment

A.	The Agreement is amended by replacing Section 4.3.1 (b) with the following:

[*] of the gross revenue from the sale of SprintTV Premium Products provided by Service Provider except for the SprintTV Premium Product consisting of Video On Demand content from ESPN (the “ESPN Premium Product”). For the ESPN Premium Product, Service Provider will receive [*] of the gross revenue from the sale of such product.

II.	General

A.	Other than as set forth above, the Agreement remains unchanged and in full force and effect.

This Amendment No. 7 executed by authorized representatives of Sprint and Supplier incorporates the terms and conditions of the Agreement

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPRINT SPECTRUM L.P		MOBITV, INC.

By:	/s/ NICOLE BONDS	By:	/s/ WILLIAM E LOSCH
Name:	Nicole Bonds	Name:	William Losch
Title:	Mgr, Sourcing	Title:	Chief Financial Officer MobiTV, Inc.
Date:	3/30/10	Date:	3/29/10

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AMENDMENT NO. 8 TO AMENDMENT NO. 14

TO WIRELESS INTERNET SERVICE AGREEMENT

This Amendment No. 8 (“Amendment No. 8”) to Amendment No 14 of the Wireless Internet Service Agreement (“Agreement”) effective as of May 1, 2010 (“Amendment Effective Date”) is between Sprint Spectrum L.P. (“Sprint”), and MobiTV, Inc. (formerly known as Idetic, Inc.), (“Service Provider” or “MobiTV”). Except as otherwise indicated, defined terms in this Amendment No. 8 have the same meaning as in the Agreement

WHEREAS, the parties executed Amendment No. I to Exhibit D of Amendment No. 14, effective as of March 31. 2007, which amended Exhibit D of Amendment No. 14., to include the Media Player as Jointly Owned and Cross Licensed LP;

WHEREAS, for clarification, the parties agree that no 2nd or 3rd Amendments to Amendment No. 14 exist;

WHEREAS, the parties executed Amendment No. 4 to Amendment No. 14, effective as of March 31, 2007, which amended Amendment No. 14, to set forth pricing for live NASCAR events to be hosted by Service Provider,

WHEREAS, the parties executed Amendment No. 5 to Amendment No. 14, effective as of September 1, 2009, which amended Amendment No. 14, which extended the Term and revised the Fees

WHEREAS, the parties executed Amendment No. 6 to Amendment No. 14, effective as of January 15, 2010, which amended Amendment No. 14, which revised Section 2 of the Agreement.

WHEREAS, the parties executed Amendment No. 7 to Amendment No 14, effective as of January 15, 2010, which amended Amendment No. 14, which revised Section 4.3.1(b) of the Agreement.

WHEREAS, the parties desire to further amend Amendment No. 14 to revise Section 4.3.1(a) and Section 5.12 of the Agreement.

NOW, THEREFORE, the parties agree to amend Amendment No. 14, as set forth herein.

All references to the “Agreement” will mean the Agreement as amended as set forth above. All capitalized terms used and not defined in this Amendment No. 8 will have the meaning set forth in the Agreement. Except as otherwise noted, all Section references will be to sections of Amendment No 14. Except as modified by this Amendment No. 8, the terms and conditions of the Agreement remain in full force and effect. With respect to the subject matter of this Amendment No. 8, if there is a conflict between this Amendment No. 8 and the Agreement (including any previous Amendment), this Amendment No 8 will control.

I.	Amendment

A.	The Agreement is amended by replacing Section 4.3.1 (a) with the following:

Sprint will pay Service Provider the following:

(i) A flat service fee (the “Technology Fee”) of [*] per calendar month through December 31, 2010; and,

(ii) A Technology Fee of [*] beginning on January 1, 2011 through August 31, 2011; and

(iii) Beginning on September 1, 2011 the Technology Fee will be reduced to [*] per calendar month.

B.	The Agreement is amended by adding the following under “Service Provider Responsibilities” in Section 5.12:

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Sprint hereby approves the launch of the Sprint TV Premium Products set forth on Exhibit L hereto.

•	Future requests of additional Sprint TV Premium Products to be launched by Service Provider will be provided via email to Sprint and approved by Sprint (prior to launch) via email.

II.	General

A.	Other than as set forth above, the Agreement remains unchanged and in full force and effect.

This Amendment No. 8 executed by authorized representatives of Sprint and Supplier incorporates the terms and conditions of the Agreement.

SPRINT SPECTRUM L.P		MOBITV, INC.

By:	/s/ MARVIN RAY MOTLEY	By:	/s/ CHARLES NOONEY
Name:	MARVIN R MOTELY	Name:	CHARLES NOONEY
Title:	DIR SOURCING	Title:	CEO
Date:	5/13/10	Date:	5/10/10

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EXHIBIT L

ADDITIONAL SPRINT TV PREMIUM PACKS

[*]

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*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.